Exhibit 99.1

AMERICAN NATIONAL GROUP, LLC

Consolidated Financial Statements

December 31, 2023

AMERICAN NATIONAL GROUP, LLC

TABLE OF CONTENTS

FINANCIAL STATEMENTS:

Report of Independent Registered Public Accounting Firm	1

Consolidated Statements of Financial Position as of December 31, 2023 (Successor) and 2022 (Successor)	4

Consolidated Statements of Operations for the year ended December 31, 2023 (Successor), for the period from May 25, 2022 through December 31, 2022 (Successor), for the period from January 1, 2022 through May 24, 2022 (Predecessor), and the year ended December 31, 2021 (Predecessor)	5

Consolidated Statements of Comprehensive Income (Loss) for the year ended December 31, 2023 (Successor), for the period from May 25, 2022 through December 31, 2022 (Successor), for the period from January 1, 2022 through May 24, 2022 (Predecessor), and the year ended December 31, 2021 (Predecessor)	6

Consolidated Statements of Changes in Equity for the year ended December 31, 2023 (Successor), for the period from May 25, 2022 through December 31, 2022 (Successor), for the period from January 1, 2022 through May 24, 2022 (Predecessor), and the year ended December 31, 2021 (Predecessor)	7

Consolidated Statements of Cash Flows for the year ended December 31, 2023 (Successor), for the period from May 25, 2022 through December 31, 2022 (Successor), for the period from January 1, 2022 through May 24, 2022 (Predecessor), and the year ended December 31, 2021 (Predecessor)	8

Notes to the Consolidated Financial Statements	10

Note 1 – Nature of Operations	10

Note 2 – Summary of Significant Accounting Policies and Practices	11

Note 3 – Recently Issued Accounting Pronouncements	20

Note 4 – Investment in Securities	25

Note 5 – Mortgage Loans	31

Note 6 – Real Estate and Other Investments	35

Note 7 – Derivative Instruments	38

Note 8 – Net Investment Income and Realized Investment Gains (Losses)	40

Note 9 – Fair Value of Financial Instruments	41

Note 10 – Deferred Policy Acquisition Costs and Value of Business Acquired	53

Note 11 – Liability for Unpaid Claims and Claim Adjustment Expenses	54

Note 12 – Federal Income Taxes	65

Note 13 – Accumulated Other Comprehensive Income (Loss)	68

Note 14 – Equity and Noncontrolling Interests	69

Note 15 – Debt	70

Note 16 – Commitments and Contingencies	71

Note 17 – Related Party Transactions	72

Note 18 – Liability for Future Policy Benefits	73

Note 19 – Policyholders' Account Balances	75

Note 20 – Market Risk Benefits	79

Note 21 – Reinsurance	80

Note 22 – Pension and Postretirement Benefits	81

Note 23 – Segment Information	84

Note 24 – Subsequent Events	87

Financial Statement Schedules	88

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the shareholder and the Board of Directors of American National Group, LLC

Opinion on the Financial Statements

We have audited the accompanying consolidated statements of financial position of American National Group, LLC and subsidiaries (the “Company”) as of December 31, 2023 (successor) and 2022 (successor), and the related consolidated statements of operations, comprehensive income (loss), changes in equity, and cash flows for the year ended December 31, 2023 (successor), for the period from May 25, 2022 through December 31, 2022 (successor), the period from January 1, 2022 through May 24, 2022 (predecessor), and for the year ended December 31, 2021 (predecessor), the related notes to the consolidated financial statements, and Schedules I, II, III, and IV (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023 (successor) and 2022 (successor), and the results of its operations and its cash flows for the year ended December 31, 2023 (successor), for the period from May 25, 2022 through December 31, 2022 (successor), the period from January 1, 2022 through May 24, 2022 (predecessor), and for the year ended December 31, 2021 (predecessor), in conformity with accounting principles generally accepted in the United States of America.

Emphasis of Matter

As discussed in Note 1 to the financial statements, the financial statements give effect to the May 25, 2022 acquisition of 100% of the equity of the Company by Brookfield Reinsurance Ltd., which was accounted for as a business combination. As a result, the financial statements present both predecessor and successor periods as of and for the year ended December 31, 2022.

As discussed in Note 3 to the financial statements, the Company changed its method of measurement and presentation and disclosure of long-duration insurance contracts effective January 1, 2023, using the full retrospective approach applied as of the transition date of May 25, 2022, due to the adoption of ASU 2018-12, Financial Services – Insurance (Topic 944): Targeted Improvements to the Accounting for Long-Duration Contracts.

Our opinion is not modified with respect to these matters.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current-period audit of the financial statements that were communicated or required to be communicated to the audit committee and that (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

Policy and Contract Claims — Refer to Notes 2 and 11 to the financial statements

Critical Audit Matter Description

The Company establishes a liability for unpaid claims and claim adjustment expenses for its property and casualty insurance products to estimate the costs of paying claims incurred but not reported and claims that have been reported but not settled. The liability for unpaid claims and claim adjustment expenses is included within Policy and Contract Claims in the consolidated statements of financial position. The liability for unpaid claims and claims adjustment expenses is estimated based upon the Company’s historical experience and actuarial assumptions that consider the effects of current developments, anticipated trends and risk management programs.

Given the subjectivity of estimating claims incurred but not reported and claims that have been reported but not settled, particularly those with payout requirements over a longer period of time such as auto liability, non-auto liability and commercial multi-peril, the related audit effort in evaluating the liability for unpaid claims and claim adjustment expenses required a high degree of auditor judgment and an increased extent of effort, including involvement of our actuarial specialists.

How the Critical Audit Matter Was Addressed in the Audit

Our audit procedures related to the liability for unpaid claims and claim adjustment expenses included the following:

•	We tested the effectiveness of controls related to the property and casualty liability for unpaid claims and claim adjustment expenses, including management’s controls over the development, selection, and implementation of the assumptions used in the actuarial estimates.

•	We evaluated the methods and assumptions used by the Company to estimate liabilities for unpaid claims and claim adjustment expenses by performing the following:

o	We tested the completeness and accuracy of the underlying data, on a sample basis, used to determine the assumptions for loss development patterns, including historical claims.

o	With the assistance of our actuarial specialists, we performed a retrospective review, including comparing prior year estimates of expected incurred losses to actual experience during the current year to identify potential bias in the determination of the liability for unpaid claims and claim adjustment expenses.

o	With the assistance of our actuarial specialists, we developed independent estimates for the liability for unpaid claims and claim adjustment expenses, particularly those with payout requirements over a longer period of time, utilizing loss data and industry claim development factors, and compared our estimates to management’s estimates and assessed the consistency of management’s approach.

Policyholders’ Account Balances – Valuation of embedded derivative liability— Refer to Notes 7, 9 and 19 to the financial statements

Critical Audit Matter Description

The Company establishes liabilities for equity-indexed contracts which include a fixed host universal life insurance or deferred annuity contract and an equity-indexed embedded derivative. The embedded derivative liability that is required to be bifurcated from a host reserve and separately accounted for is included within Policyholders’ Account Balances in the consolidated statements of financial position. The guaranteed minimum benefit features in the equity-indexed universal life insurance and equity-indexed deferred annuity contracts utilize an option adjusted spread model to estimate fair value, taking into account assumptions such as equity volatility, forward/price dividend assumptions, interest rate, and lapse rates.

Given the sensitivity of the embedded derivative value to changes in these assumptions, the related audit effort in evaluating management’s selection of the significant assumptions related to equity volatility and lapse rates required a high degree of auditor judgment and an increased extent of effort, including involvement of our actuarial and fair value specialists.

How the Critical Audit Matter Was Addressed in the Audit

Our audit procedures related to the volatility and policyholder behavior assumptions selected by management for the valuation of the embedded derivative liability included the following:

•	We tested the effectiveness of controls related to the valuation of embedded derivative liabilities, including management’s controls over the development, selection, and implementation of the significant assumptions used in the estimate.

•	We tested the completeness and accuracy of the underlying data used in the determination of the significant assumptions.

•	We evaluated the reasonableness of the Company’s significant assumptions by comparing those selected by management to those independently derived by our fair value and actuarial specialists, drawing upon standard actuarial and industry practice.

•	With the assistance of our actuarial specialists, we evaluated the appropriateness of the significant assumptions, evaluated the consistency of the selected assumptions used in the Company’s valuation model, and tested the mathematical accuracy of the valuation model.

/s/ DELOITTE & TOUCHE LLP

Houston, Texas

July 31, 2024

We have served as the Company's auditor since 2020.

AMERICAN NATIONAL GROUP, LLC

CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

(In thousands)

	Successor
	December 31, 2023	December 31, 2022
ASSETS
Fixed maturity, bonds available-for-sale, at estimated fair value (Allowance for credit losses of $24,218 in 2023 and $28,708 in 2022) (Amortized cost $13,475,451 in 2023 and $14,447,537 in 2022)	$13,070,576	$13,512,819
Equity securities, at fair value (Cost $1,336,218 in 2023 and $456,723 in 2022)	1,404,247	428,369
Mortgage loans on real estate, net of allowance for credit losses of $53,407 in 2023 and $38,266 in 2022	5,658,023	5,546,175
Policy loans	390,393	374,481
Real estate and real estate partnerships, net of accumulated depreciation of $320,088 in 2023 and $304,402 in 2022	3,610,853	1,035,719
Investment funds	1,591,768	1,226,471
Short-term investments	2,396,504	1,836,678
Other invested assets	120,818	198,079
Total investments	28,243,182	24,158,791
Cash and cash equivalents	3,192,369	1,388,943
Accrued investment income	196,163	288,841
Reinsurance recoverables	426,911	444,170
Prepaid reinsurance premiums	44,666	46,754
Premiums due and other receivables	483,834	436,264
Deferred policy acquisition costs	944,469	699,151
Market risk benefits, at estimated fair value	33,658	10,330
Property and equipment, net of accumulated depreciation of $332,951 in 2023 and $314,288 in 2022	167,946	151,335
Deferred tax asset	291,340	439,114
Current tax receivable	97,439	22,326
Prepaid pension	247,624	158,704
Other assets	205,359	133,170
Goodwill	121,097	121,097
Separate account assets	1,188,989	1,045,217
Total assets	$35,885,046	$29,544,207
LIABILITIES
Future policy benefits
Life	$3,675,387	$3,336,141
Annuity	2,373,100	1,466,192
Health	59,472	56,938
Policyholders’ account balances	17,177,476	14,309,971
Policy and contract claims	1,869,970	1,786,275
Market risk benefits, at estimated fair value	33,572	54,340
Unearned premium reserve	1,138,937	1,085,882
Other policyholder funds	334,892	322,067
Liability for retirement benefits	26,395	66,938
Long-term debt	1,493,326	1,503,400
Notes payable	174,017	150,913
Other liabilities	440,709	604,480
Separate account liabilities	1,188,989	1,045,217
Total liabilities	29,986,242	25,788,754
EQUITY
American National’s equity:
Additional paid-in capital	5,184,682	3,805,072
Accumulated other comprehensive income / (loss)	(109,196)	(447,707)
Retained earnings	715,836	323,820
Total American National’s equity	5,791,322	3,681,185
Noncontrolling interest	107,482	74,268
Total equity	5,898,804	3,755,453
Total liabilities and equity	$35,885,046	$29,544,207

See accompanying notes to the consolidated financial statements.

AMERICAN NATIONAL GROUP, LLC

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Successor		Predecessor
	Year ended	Period from May 25, 2022 through	Period from January 1, 2022 through	Year ended
	December 31, 2023	December 31, 2022	May 24, 2022	December 31, 2021
PREMIUMS AND OTHER REVENUE
Premiums
Life	$428,230	$253,508	$174,290	$412,769
Annuity	1,027,725	15,723	10,221	74,925
Health	72,292	75,709	53,810	143,484
Property and casualty	1,993,200	1,108,572	741,011	1,669,875
Other policy revenues	414,249	225,740	158,515	359,707
Net investment income	1,501,160	662,516	384,808	1,171,654
Net realized investment gains (losses)	(73,311)	(22,889)	21,073	64,628
Increase (Decrease) in investment credit loss	(26,648)	(65,298)	(14,857)	28,778
Net gains (losses) on equity securities	96,827	49,360	(13,082)	420,283
Other income	83,375	24,112	18,887	45,688
Total premiums and other revenues	5,517,099	2,327,053	1,534,676	4,391,791
BENEFITS, LOSSES AND EXPENSES
Policyholder benefits and claims incurred	3,260,801	1,188,220	831,019	1,947,810
Change in fair value of market risk benefit	(69,310)	(101,699)	—	—
Interest credited to policyholders’ account balances	627,843	155,946	52,825	448,654
Future policy benefit remeasurement losses	28,377	1,490	—	—
Other operating expenses	713,121	365,689	256,218	569,561
Amortization of deferred policy acquisition costs	520,675	321,632	227,408	562,773
Total benefits, losses and expenses	5,081,507	1,931,278	1,367,470	3,528,798
Income before federal income tax and other items	435,592	395,775	167,206	862,993
Less: Provision (benefit) for federal income taxes
Current	(8,909)	20,826	56,562	408,551
Deferred	55,584	52,670	(23,585)	(241,966)
Total provision for federal income taxes	46,675	73,496	32,977	166,585
Income after federal income tax	388,917	322,279	134,229	696,408
Other components of net periodic pension benefit (costs), net of tax	8,362	3,805	(1,625)	3,574
Net income	397,279	326,084	132,604	699,982
Less: Net income attributable to noncontrolling interest, net of tax	5,263	2,264	1,554	657
Net income attributable to American National	$392,016	$323,820	$131,050	$699,325

Earnings per share
Basic	N/A	N/A	$4.88	$26.02
Diluted	N/A	N/A	$4.87	$26.01

See accompanying notes to the consolidated financial statements.

AMERICAN NATIONAL GROUP, LLC

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

(In thousands)

	Successor		Predecessor
	Year ended	Period from May 25, 2022 through	Period from January 1, 2022 through	Year ended
	December 31, 2023	December 31, 2022	May 24, 2022	December 31, 2021
Net income	$397,279	$326,084	$132,604	$699,982
Other comprehensive income (loss), net of tax
Change in net unrealized gains (losses) on securities	422,645	(721,536)	(620,710)	(142,854)
Change in discount rate for liability for future policyholders’ benefit	(148,889)	253,126	—	—
Change in instrument specific credit risk for market risk benefit	(19,958)	20,779	—	—
Foreign currency transaction and translation adjustments	13	(1,237)	312	62
Defined benefit pension plan adjustment	84,700	1,161	4,800	67,676
Total other comprehensive income (loss), net of tax	338,511	(447,707)	(615,598)	(75,116)
Total comprehensive income (loss)	735,790	(121,623)	(482,994)	624,866
Less: Comprehensive income (loss) attributable to noncontrolling interest	5,263	2,264	1,554	657
Total comprehensive income (loss) attributable to American National	$730,527	$(123,887)	$(484,548)	$624,209

See accompanying notes to the consolidated financial statements.

AMERICAN NATIONAL GROUP, LLC

CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

(In thousands, except per share data)

Successor	Additional Paid-in Capital	Accumulated Other Comprehensive Income (Loss)	Retained Earnings	Noncontrolling Interest	Total Equity
Balance at May 25, 2022	$3,612,783	$—	$—	$9,881	$3,622,664
Share issuance	191,123	—	—	—	191,123
Accelerated vesting of RSAs	1,166	—	—	—	1,166
Other comprehensive loss	—	(447,707)	—	—	(447,707)
Net income attributable to American National	—	—	323,820	—	323,820
Contributions/(Distributions)	—	—	—	62,123	62,123
Net income attributable to noncontrolling interest	—	—	—	2,264	2,264
Balance at December 31, 2022	$3,805,072	$(447,707)	$323,820	$74,268	$3,755,453
Other comprehensive income	—	338,511	—	—	338,511
Net income attributable to American National	—	—	392,016	—	392,016
Capital contribution	2,129,610	—	—	—	2,129,610
Dividends	(750,000)	—	—	—	(750,000)
Contributions/(Distributions)	—	—	—	27,951	27,951
Net income attributable to noncontrolling interest	—	—	—	5,263	5,263
Balance at December 31, 2023	$5,184,682	$(109,196)	$715,836	$107,482	$5,898,804

Predecessor	Common Stock	Additional Paid-In Capital	Accumulated Other Comprehensive Income (Loss)	Retained Earnings	Noncontrolling Interest	Total Equity
Balance at December 31, 2020	$269	$47,683	$222,170	$6,188,148	$7,297	$6,465,567
Amortization of restricted stock	—	79	—	—	—	79
Other comprehensive loss	—	—	(75,116)	—	—	(75,116)
Net income attributable to American National	—	—	—	699,325	—	699,325
Cash dividends to common stockholders (declared per share of $3.28)	—	—	—	(88,190)	—	(88,190)
Contributions/(Distributions)	—	—	—	—	(263)	(263)
Net income attributable to noncontrolling interest	—	—	—	—	657	657
Balance at January 1, 2022	$269	$47,762	$147,054	$6,799,283	$7,691	$7,002,059
Amortization of restricted stock	—	(707)	—	—	—	(707)
Other comprehensive loss	—	—	(615,598)	—	—	(615,598)
Net income attributable to American National	—	—	—	131,050	—	131,050
Cash dividends to common stockholders (declared per share of $0.82)	—		—	(22,048)	—	(22,048)
Contributions/Distributions	—	—	—	—	636	636
Net income attributable to noncontrolling interest	—	—	—	—	1,554	1,554
Balance at May 24, 2022	$269	$47,055	$(468,544)	$6,908,285	$9,881	$6,496,946

See accompanying notes to the consolidated financial statements.

AMERICAN NATIONAL GROUP, LLC

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Successor		Predecessor
	Year ended	Period from May 25, 2022 through	Period from January 1, 2022 through	Year ended
	December 31, 2023	December 31, 2022	May 24, 2022	December 31, 2021
OPERATING ACTIVITIES
Net income	397,279	$326,084	$132,604	$699,982
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Realized investment losses (gains)	73,311	22,889	(21,073)	(64,628)
Unrealized (gains) loss on investments and derivatives	(174,343)	(19,279)	207,508	1,269,670
Realized (gain) loss on investments and derivatives	(35,029)	8,250	(16,228)	(1,817,634)
Income tax expense (benefit)	(11,942)	20,826	56,562	311,554
Increase (Decrease) in investment credit loss	26,648	65,298	14,857	(28,778)
Accretion of premiums, discounts and loan origination fees	(172,776)	(48,856)	7,016	18,932
Net capitalized interest on policy loans and mortgage loans	(11,072)	(16,635)	(12,703)	(31,620)
Depreciation	50,927	12,139	15,571	49,983
Interest credited to policyholders’ account balances	627,843	155,946	52,826	448,654
Charges to policyholders’ account balances	(414,249)	(211,901)	(158,514)	(359,707)
Deferred federal income tax expense (benefit)	55,584	52,670	(23,585)	(241,966)
Equity in earnings of unconsolidated affiliates	(97,863)	(88,365)	(134,100)	(188,677)
Distributions from unconsolidated affiliates	80,927	87,562	138,086	150,024
Gain on sale of business	(35,394)	—	—	—
Changes in:
Policyholder liabilities	1,209,795	124,090	76,277	271,202
Market risk benefits	(69,310)	(101,699)	—	—
Deferred policy acquisition costs	(249,281)	(122,502)	(40,956)	(79,632)
Reinsurance payables	17,259	7,744	3,754	(45,262)
Premiums due and other receivables	(47,570)	1,198	(54,900)	(30,590)
Prepaid reinsurance premiums	2,088	(1,043)	2,078	(4,985)
Accrued investment income	92,678	(188,297)	92,369	23,476
Liability for retirement benefits	(22,249)	(16,599)	(2,283)	7,440
Other, net	(107,036)	40,736	(457,801)	(6,651)
Net cash provided by (used in) operating activities	1,186,225	110,256	(122,635)	350,787
INVESTING ACTIVITIES
Proceeds from sale/maturity/prepayment of:
Fixed maturities	3,557,709	5,486,472	978,717	2,284,768
Equity securities	108,737	844	67,410	2,467,165
Commercial paper	—	7,957,092	11,836,896	22,405,785
Real estate and real estate partnerships	40,790	3,621	5,375	21,139
Mortgage loans	623,692	779,235	520,249	1,018,572
Other invested assets	185,146	102,934	96,804	437,864
Disposals of property and equipment	—	—	—	65
Disposal of business	71,928	—	—	—
Distributions from real estate and real estate partnerships	—	—	—	120,019
Distributions from equity method investments	61,026	145,590	110,114	131,186
Payment for the purchase/origination of:
Fixed maturities	(2,540,284)	(5,078,677)	(2,190,353)	(2,969,164)
Equity securities	(530,556)	(155,247)	(26,899)	(93,663)

AMERICAN NATIONAL GROUP, LLC

CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)

(In thousands)

	Successor		Predecessor
	Year ended	Period from May 25, 2022 through	Period from January 1, 2022 through	Year ended
	December 31, 2023	December 31, 2022	May 24, 2022	December 31, 2021
Real estate and real estate partnerships	(707,701)	(37,402)	(2,825)	(12,252)
Mortgages	(717,571)	(1,253,576)	(489,290)	(867,886)
Other invested assets	(21,127)	(1,244,485)	(121,831)	(391,816)
Commercial paper	—	(6,583,196)	(11,352,754)	(23,218,138)
Additions to property and equipment	(133,776)	(22,781)	(14,837)	(37,150)
Contributions to real estate and real estate partnerships	—	—	—	(123,061)
Contributions to equity method investments	(738,812)	(442,535)	(125,114)	(591,324)
Change in collateral held for derivatives	109,501	8,128	(147,240)	20,604
Change in short-term investments	(468,131)	—	—	—
Other, net	(201,206)	47,629	99	2,633
Net cash provided by (used in) investing activities	(1,300,635)	(286,354)	(855,479)	605,346
FINANCING ACTIVITIES
Issuance of equity	—	45,000	—	—
Policyholders’ account deposits	4,920,766	1,406,605	587,664	2,229,554
Policyholders’ account withdrawals	(2,280,881)	(895,692)	(506,159)	(1,251,458)
Repayment of Federal Home Loan Bank borrowings	—	—	—	(250,000)
Borrowings from related parties	—	5,371	—	—
Borrowings from external parties	—	500,000	11,991	—
Repayment of borrowings to external parties	—	(507,579)	(2,747)	(4,455)
Debt issuance costs	—	(5,146)	—	—
Dividends to stockholders	(750,000)	—	(22,048)	(88,190)
Payments (Returns) to noncontrolling interest	27,951	(4,987)	—	(649)
Net cash provided by financing activities	1,917,836	543,572	68,701	634,802
Net increase (decrease) in cash and cash equivalents	1,803,426	367,474	(909,413)	1,590,935
Cash and cash equivalents at beginning of the period	1,388,943	1,021,469	1,930,882	339,947
Cash and cash equivalents at end of the period	$3,192,369	$1,388,943	$1,021,469	$1,930,882

Supplementary cash flow disclosure
Income taxes paid	$64,000	$46,600	$361,000	$—

Non-cash transactions
Equity contribution and invested assets received	$2,129,610	$—	$—	$—

See accompanying notes to the consolidated financial statements.

Note 1 – Nature of Operations

American National Group, LLC (“ANAT”, “American National”, or the “Company”), through its consolidated subsidiaries (collectively “American National”) offers a broad portfolio of insurance products, including individual and group life insurance, annuities, pension risk transfer, and property and casualty insurance. Business is conducted in all 50 states, the District of Columbia and Puerto Rico.

On August 6, 2021, ANAT entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Brookfield Reinsurance Ltd., formerly known as Brookfield Asset Management Reinsurance Partners Ltd., an exempted company limited by shares existing under the laws of Bermuda, and Freestone Merger Sub Inc., a Delaware corporation and an indirect wholly-owned subsidiary of Brookfield Reinsurance (“Merger Sub”). On May 25, 2022 (the “Closing Date"”or “Merger Date”), upon the terms and subject to the conditions of the Merger Agreement, Merger Sub merged with and into the Company (the “Merger”), with the Company continuing as the surviving entity, which became an indirect, wholly-owned subsidiary of Brookfield Reinsurance. The Merger was unanimously approved by the Company’s board of directors. The Company received the requisite stockholder approval required under Delaware law for the adoption of the Merger Agreement. Effective September 30, 2022, the Company converted from a Delaware corporation to a Delaware limited liability company. As a result, the successor period consists of the year ended December 31, 2023 and the comparative period from May 25, 2022 to December 31, 2022. The predecessor periods consist of January 1, 2022 through May 24, 2022 and the year ended December 31, 2021.

In June 2023, a subsidiary of ANAT entered into an agreement with Core Specialty Insurance Holdings, Inc. to sell its managing general underwriter (“MGU”) stop-loss business. The business was acquired for cash through the acquisition of 100% of the stock of Standard Life and Accident Insurance Company (“SLAICO”) and certain reinsurance transactions. The life, annuity and non-MGU stop-loss health business in SLAICO was reinsured back to the Company prior to closing. The transaction was completed on December 1, 2023, and the Company recognized a gain of approximately $36 million upon closing.

Note 2 – Summary of Significant Accounting Policies and Practices

The consolidated financial statements and notes thereto have been prepared in conformity with Generally Accepted Accounting Principles ("GAAP") and are reported in U.S. currency. American National consolidates entities that are wholly-owned and those in which American National owns less than 100% but controls the voting rights, as well as variable interest entities in which American National is the primary beneficiary. Intercompany balances and transactions with consolidated entities have been eliminated. Investments in unconsolidated affiliates, which include real estate partnerships and investment funds, are accounted for using the equity method of accounting. Certain amounts in prior years have been reclassified to conform to current year presentation.

Business Combinations

Business combinations are accounted for using the acquisition method. The cost of a business acquisition is measured at the aggregate of the fair values at the date of exchange of assets given, liabilities incurred or assumed, and equity instruments issued in exchange for control of the acquiree. The acquiree’s identifiable assets, liabilities and contingent liabilities are recognized at their fair values at the acquisition date. The interest of non-controlling shareholders in the acquiree, if applicable, is initially measured at the non-controlling shareholders’ proportion of the net fair value of the identifiable assets, liabilities and contingent liabilities recognized.

To the extent the fair value of consideration paid exceeds the fair value of the net identifiable tangible and intangible assets, the excess is recorded as goodwill. To the extent the fair value of consideration paid is less than the fair value of net identifiable tangible and intangible assets, the excess is recognized in net income.

Based on the criteria outlined in ASC 805, Business Combinations the Company was deemed the accounting acquiree in the Merger. As a result of the completed Merger, for accounting purposes, our financial statements and notes are presented as "Predecessor" for historical periods prior to the Closing Date and "Successor" for the periods after the Closing Date. In accordance with accounting for business combinations, assets and liabilities were adjusted to their fair values as of the Closing Date ("Purchase GAAP Accounting" or "PGAAP"). Additionally, we have elected to apply push-down accounting to reflect the Company's assets and liabilities at fair value. To differentiate between periods, our financial statements and notes columns are titled "Predecessor" and "Successor". This division has been placed to recognize Purchase GAAP Accounting adjustments made and the resulting effect on comparability between the two periods.

Accounting for the business combination is finalized. Final valuation of the assets acquired and liabilities assumed and the completion of the purchase price allocation occurred before the end of the measurement period.

If the acquisition had occurred on January 1, 2022, consolidated unaudited pro forma revenue and profit for the year ended December 31, 2022 would have been $3.9 billion and $487 million, respectively. These amounts have been calculated using the Company's results and adjusting them for the revised depreciation and amortization that would have been charged assuming the fair value adjustments to investments, property and equipment and intangible assets had applied from January 1, 2022, together with the consequential tax effects.

Note 2 – Summary of Significant Accounting Policies and Practices - (Continued)

Under the acquisition method of accounting, the assets acquired and liabilities assumed are recorded at fair value at the date of acquisition. The following table summarizes the fair value of assets acquired and liabilities assumed as of May 25, 2022 (in thousands):

American National Group, LLC Consolidated Balance Sheet	Company Opening Balance Sheet
ASSETS
Fixed maturity securities, bonds available for sale, at estimated fair value	$15,312,504
Equity securities, at estimated fair value	81,925
Mortgage loans on real estate	5,136,421
Policy loans	367,616
Real estate and real estate partnerships	968,264
Investment funds	987,577
Short-term investments	1,465,662
Other invested assets	142,027
Total investments	24,461,996
Cash and cash equivalents	1,021,469
Accrued investment income	100,544
Reinsurance recoverables	454,867
Prepaid reinsurance premiums	45,711
Premiums due and other receivables	437,462
Property and equipment	140,407
Deferred tax assets, net	374,185
Prepaid pension	149,093
Intangible asset - VOBA	573,315
Other assets	166,029
Goodwill	121,097
Separate account assets	1,123,432
Total assets	$29,169,607
LIABILITIES
Future policy benefits
Life	$2,761,227
Annuity	1,431,862
Health	46,352
Policyholders’ account balances	13,880,194
Policy and contract claims	1,705,623
Market risk benefits, at estimated fair value	172,012
Unearned premium reserve	1,072,989
Other policyholder funds	323,567
Liability for retirement benefits	73,926
Intangible liability - VOBA	913,886
Debt	1,494,627
Notes payable	158,492
Current tax payable	13,610
Other liabilities	375,144
Separate account liabilities	1,123,432
Total liabilities	25,546,943
EQUITY
Additional paid-in capital	3,612,783
Total American National equity	3,612,783
Noncontrolling interest	9,881
Total equity	3,622,664
Total liabilities and equity	$29,169,607

Note 2 – Summary of Significant Accounting Policies and Practices - (Continued)

Basis of Presentation

The preparation of the consolidated financial statements in conformity with GAAP requires the use of estimates and assumptions that affect the reported consolidated financial statement balances. Actual results could differ from those estimates.

Investments

Investment securities are comprised of bonds classified as available-for-sale that are carried at fair value. Private loans are also presented in fixed maturities and are stated at unpaid principal balance, adjusted for any unamortized discount and allowances. In addition, equity investments, other than those accounted for under the equity method or those that result in consolidation of the investee, are measured at fair value with changes in fair value recognized in earnings.

Mortgage loans on real estate are stated at unpaid principal balance, adjusted for any unamortized discount, deferred expenses, and allowances. Accretion of discounts is recorded using the effective yield method. Interest income, prepayment fees, and accretion of discounts and origination fees are reported in “Net investment income” in the consolidated statements of operations. Interest income earned is accrued on the principal amount of the loan based on contractual interest rate. However, interest ceases to accrue for loans on which interest is more than 90 days past due, when the collection of interest is not probable, or when a loan is in foreclosure. Income on past due loans is reported on a cash basis. When a loan becomes current, it is placed back into accrual status. Cash receipts on impaired loans are recorded as a reduction of principal, interest income, expense reimbursement, or other manner in accordance with the loan agreement. In the consolidated statements of operations, gains and losses from the sale of loans are reported in “Net realized investment gains,” and changes in allowances are reported in "(Increase) decrease in investment credit loss."

Mortgage loans are presented net of the Company's recorded allowance for expected credit loss, which represents the portion of amortized cost basis on mortgage loans that the Company does not expect to collect. In determining the Company’s allowance for credit losses, management: (i) pools and evaluates mortgage loans with similar risk characteristics, (ii) considers expected lifetime credit losses adjusted for prepayments and extensions, and (iii) considers past events, current economic conditions and forecasts of future economic conditions. The allowance is calculated quarterly for each property type based on inputs unique to each loan property type.

On an ongoing basis, mortgage loans with dissimilar risk characteristics (i.e., loans with significant declines in credit quality), collateral dependent mortgage loans (i.e., when the borrower is experiencing financial difficulty, including when foreclosure is reasonably possible or probable) may be evaluated individually for credit loss. The allowance for credit losses for loans evaluated individually is established using the same methodologies for the overall commercial portfolio segment except for collateral dependent loans. The allowance for a collateral dependent loan is established as the excess of amortized cost over the estimated fair value of the loan’s underlying collateral, less selling cost when foreclosure is probable. Accordingly, the change in the estimated fair value of collateral dependent loans is recorded as a change in the allowance for credit losses which is recorded on a quarterly basis as a charge or credit to earnings.

Policy loans are carried at the outstanding balance plus any accrued interest. Due to the collateralized nature of policy loans such that they cannot be separated from the policy contracts, the unpredictable timing of repayments and the fact that settlement is at outstanding value, the carrying value of policy loans approximates fair value.

Real estate and real estate partnerships are comprised of directly owned properties, and interests in both real estate joint ventures and real estate funds which invest in diversified property-types and geographies.

Real estate joint ventures and other limited partnership interests in which the Company has more than a minor interest or influence over the investee’s operations, but it does not have a controlling interest and is not the primary beneficiary, are accounted for using the equity method. These investments are reported as "Real estate and real estate partnerships” in the consolidated statements of financial position. For certain joint ventures, American National records its share of earnings using a lag methodology of one to three months when timely financial information is not available, and the contractual right does not exist to receive such financial information. In addition to the investees’ impairment analysis of their underlying investments, American National routinely evaluates its investments in those investees for impairments. American National considers financial and other information provided by the investee, other known information, and inherent risks in the underlying investments, as well as future capital commitments, in determining whether impairment has occurred.

Note 2 – Summary of Significant Accounting Policies and Practices - (Continued)

When an impairment is deemed to have occurred at the joint venture level, American National recognizes its share as an adjustment to “Net investment income” to record the investment at its fair value. When an impairment results from American National’s separate analysis, an adjustment is made through “Net realized investment gains (losses)” to record the investment at its fair value.

Investment real estate including related improvements are stated at cost less accumulated depreciation. Depreciation is provided on a straight-line basis over the estimated useful life of the asset (typically 15 to 50 years). Rental income is recognized on a straight-line basis over the term of the respective lease. American National classifies a property as held-for-sale if it commits to a plan to sell a property within one year and actively markets the property in its current condition for a price that is reasonable in comparison to its estimated fair value. Real estate held-for-sale is stated at the lower of depreciated cost or estimated fair value less expected disposition costs and is not depreciated while it is classified as held-for-sale. American National periodically reviews its investment real estate for impairment and tests properties for recoverability whenever events or changes in circumstances indicate the carrying amount of the asset may not be recoverable and the carrying value of the property exceeds its estimated fair value. Properties whose carrying values are greater than their undiscounted cash flows are written down to their estimated fair value, with the impairment loss included as an adjustment to “Net realized investment gain (loss)” in the consolidated statements of operations. Impairment losses are based upon the estimated fair value of real estate, which is generally computed using the present value of expected future cash flows from the real estate discounted at a rate commensurate with the underlying risks as well as other appraisal methods. Real estate acquired upon foreclosure is recorded at the lower of its cost or its estimated fair value at the date of foreclosure.

Investment funds are primarily comprised of senior secured and second lien private loans that are secured by assets, revenues and credit/balance sheet lending. We recognize our share of the fund’s earnings in net investment income on a one-quarter lag under the equity method of accounting. Cash distributions are received from the earnings and from liquidation of underlying investments. All investment funds are reevaluated quarterly by the fund manager and are audited annually by an independent audit firm.

Short-term investments include highly liquid securities and other investments with remaining maturities of one year or less, but greater than three months, at the time of purchase. Securities included within short-term investments are stated at estimated fair value, while other investments included within short-term investments are stated at amortized cost less allowances, which approximates estimated fair value.

Other invested assets comprised primarily of equity-indexed options are carried at fair value and may be collateralized by counterparties; such collateral is restricted to the Company’s use. Federal Home Loan Bank stock is also included in other invested assets and are carried at cost. Other invested assets also include separately managed accounts, tax credit partnerships and mineral rights less allowance for depletion, where applicable.

For credit losses on fixed maturity securities, available-for-sale, in unrealized loss positions which American National does not intend to sell and for which it is not more-likely-than-not that it will be required to sell before its anticipated recovery, American National assesses whether the amortized cost basis of securities will be recovered by comparing the net present value of the expected cash flows from those securities with its amortized cost basis. The expected cash flows are discounted at the effective interest rate of the security and consider historical credit loss information that is adjusted for current market conditions and reasonable and supportable economic forecasts based upon a third-party valuation model. The valuation model calculates expected cash flows based on scenario conditioned probability of default and loss given default. Probability of default measures the likelihood of default over a specified time period, and the loss given default measures the amount that the Company could lose in the event of a counterparty default. If the net present value of the expected cash flows is less than the amortized cost, a credit loss allowance is recorded. The credit loss is recorded as the excess of amortized cost over the net present value of the expected cash flows limited by the amount the fair value is less than the amortized cost (fair-value floor). If the fair value is less than the net present value of its expected cash flows at the impairment measurement date, a non-credit loss exists which is recorded in other comprehensive income (loss) for the difference between the fair value and the net present value of the expected cash flows.

Additions to or releases of the allowance on all fixed maturity securities are reported in “Increase (decrease) in investment credit loss” in the consolidated statements of operations.

Note 2 – Summary of Significant Accounting Policies and Practices - (Continued)

Derivative instruments in the form of equity-indexed options are purchased to hedge against future interest rate increases in liabilities indexed to market rates and are recorded in the consolidated statements of financial position within other invested assets at fair value, net of collateral provided by counterparties. The change in fair value of derivative assets and liabilities is reported in the consolidated statements of operations as “Net investment income” and “Interest credited to policyholders’ account balances,” respectively. American National does not apply hedge accounting treatment to its derivative instruments. The Company uses derivative instruments to hedge its business risk and holds collateral to offset exposure from its counterparties. Collateral that supports credit risk is reported in the consolidated statements of financial position as an offset to “Other invested assets” with an associated payable to “Other liabilities” for excess collateral.

Cash and cash equivalents have durations that do not exceed 90 days at the date of acquisition, include cash on-hand and in banks, as well as amounts invested in money market funds, and are reported as “Cash and cash equivalents” in the consolidated statements of financial position.

Property and equipment consist of buildings occupied by American National, data processing equipment, software, furniture and equipment, and automobiles which are carried at cost, less accumulated depreciation. Depreciation is calculated using the straight-line method over the estimated useful life of the asset (typically 3 to 50 years).

Goodwill represents the excess of amounts paid for acquiring businesses over the fair value of the net assets acquired, less any impairment of goodwill recognized. Goodwill is recognized when acquired.

Goodwill is not amortized but is tested for impairment at least annually. Goodwill is assessed for impairment whenever events or changes in circumstances, such as deteriorating or adverse market conditions, indicate that it is more likely than not that the carrying amount of the reporting unit including goodwill may exceed the fair value.

Goodwill impairment is measured and recognized as the amount by which a reporting unit’s carrying value, including goodwill, exceeds its fair value, not to exceed the carrying amount of goodwill of the reporting unit. There were no impairment adjustments made to goodwill for any period presented.

Insurance specific assets and liabilities

Adoption of ASU 2018-12 - Targeted Improvements to the Accounting for Long-Duration Contracts

The Company adopted ASU 2018-12, Financial Services—Insurance (Topic 944): Targeted Improvements to the Accounting for Long-Duration Contracts ("LDTI") effective January 1, 2023 with a transition date of May 25, 2022 using a full retrospective approach. LDTI resulted in significant changes to the measurement, presentation and disclosure requirements for long-duration insurance contracts. A summary of the most significant changes follows:

(1) Guaranteed benefits associated with certain annuity contracts have been classified and presented separately on the consolidated balance sheets as Market Risk Benefits ("MRB"). MRBs are now measured at estimated fair value through net income and reported separately on the consolidated statements of operations, except for nonperformance risk changes, which will be recognized in Other Comprehensive Income ("OCI").

(2) Cash flow assumptions used to measure the liability for liability for future policy benefits ("LFPB") on traditional long-duration contracts (including term and non-participating whole life insurance and immediate annuities) have been updated on an annual basis.

(3) The discount rate assumption used to measure the liability for traditional long-duration contracts is now based on an upper-medium grade discount rate with changes recognized in OCI.

(4) DAC for all insurance products is required to be amortized on a constant-level basis over the expected term of the contracts, using amortization methods that are not a function of revenue or profit emergence.

(5) There was a significant increase in required disclosures, including disaggregated rollforwards of insurance contract assets and liabilities supplemented by qualitative and quantitative information regarding the cash flows, assumptions, methods and judgements used to measure those balances.

Note 2 – Summary of Significant Accounting Policies and Practices - (Continued)

The following table presents the Company's significant accounting policies which have changed as a result of the adoption of LDTI with cross-references to the notes which provide additional information on such policies.

Accounting Policy	Note
Deferred policy acquisition costs, value of business acquired, unearned revenue and other intangibles	10
Future policy benefit liabilities	18
Policyholder account balances	19
Market risk benefits	20

Deferred policy acquisition costs (“DAC”) are capitalized costs related directly to the successful acquisition of new or renewal insurance contracts. Significant costs are incurred to acquire insurance and annuity contracts, including commissions and certain underwriting, policy issuance, and processing expenses. In accordance with ASC 805, Business Combinations existing DAC balance was written off as a result of the Merger. The beginning balance as of May 25, 2022 consists of the Value of Business Acquired ("VOBA") at that date.

Insurance contracts are grouped into cohorts by contract type and issue year consistent with estimating the associated liability for future policy benefits. DAC is amortized on constant level basis for the grouped contracts over the expected term of the related contracts to approximate straight-line amortization. DAC will be amortized over the following bases, all of which provide a constant level representation of contract term:

Product(s)	Amortization base
Traditional life products	Nominal face amount
Life contingent payout annuities	Annualized benefit amount in force
Health products	Original annual premium
Fixed deferred annuities, fixed indexed annuities, variable annuities	Policy count
Universal life products	Initial face amount

The bases used for amortization are projected using mortality and lapse assumptions that are based on American National's experience, industry data, and other factors consistent with those used for the liability for future policy benefits.

Amortization of DAC is included in the change in deferred acquisition costs in the consolidated statements of operations.

For short-duration contracts, DAC is grouped consistent with the manner in which insurance contracts are acquired, serviced, and measured for profitability and is reviewed for recoverability based on the profitability of the underlying insurance contracts. Investment income is anticipated in assessing the recoverability of DAC for short-duration contracts. DAC for short duration contracts is charged to expense in proportion to premium revenue recognized.

Value of business acquired ("VOBA") is an intangible asset or liability resulting from a business combination that represents the difference between the policyholder liabilities measured in accordance with the acquiring company's accounting policies and the estimated fair value of the same acquired policyholder liabilities in-force at the acquisition date. VOBA can be either positive or negative. Positive VOBA is recorded as a component of DAC. Negative VOBA occurs when the estimated fair value of in-force contracts in a life insurance company acquisition is greater than the amount recorded as insurance contract liabilities, and is recorded in future policyholder benefits in the consolidated statements of financial position.

VOBA is amortized on an approximated straight-line basis over the remaining life of the underlying policies consistent with DAC.

Liability for future policy benefits ("LFPB") is equal to the present value of expected benefit payments and claim related expenses to be paid or on behalf of policyholders less the present value of expected net premiums to be collected from policyholders. Principal assumptions used in the establishment of the LFPB are mortality, lapse, claim-related expenses, and other contingent events as appropriate to the respective product type. American National groups contracts into annual cohorts based on product type and contract inception date for the purposes of calculating the liability for future policy benefits. A set of qualitative cohorts includes all business issued prior to the acquisition date. Another set of qualitative cohorts includes business issued between the acquisition date and year end 2022. In 2023 and beyond, there is a set of qualitative cohorts for each issue year.

Note 2 – Summary of Significant Accounting Policies and Practices - (Continued)

American National updates its estimate of cash flows over the entire life of a group of contracts using actual historical experience and current future cash flow assumptions. American National will review cash flow assumptions, including assumptions for claim-related expenses annually in the fourth quarter. Assumption revisions will be reflected in the net premium ratio and LFPB calculation in the quarter in which assumptions are revised. The net premium ratio reflects cash flows from contract inception to contract termination (i.e. through the claim paying period) and cannot exceed 100%. Change in the liability due to actual experience is recognized in reserve remeasurement (gains) losses in the consolidated statements of operations.

American National measures the LFPB at each reporting period. The discount rate assumption is determined by developing a yield curve based on market observable yields for upper-medium fixed income instruments derived from an external index. The difference between the updated carrying amount of the liability for future policy benefits measured using the current discount rate assumption and the original discount rate assumption is recognized in other comprehensive income during the period. The net premium ratio is not updated for changes in discount rate assumptions.

Should the present value of actual and future expected benefits less transition LFPB balance exceed the present value of actual and future expected gross premiums, the net premium ratio is capped at 100% and a gross premium LFPB is held. The immediate charge is the amount by which the uncapped net premium ratio exceeds 100% times the present value of future expected gross premium. This assessment is performed at the cohort level.

American National periodically reviews its estimates of actuarial liabilities for future policy benefits and compares them with its actual experience. Differences between actual experience and the assumptions used in pricing these policies, guarantees and riders and in the establishment of the related liabilities result in variances in profit and could result in losses. The effects of changes in such estimated liabilities are included in the consolidated statements of operations in the period in which the changes occur.

Payout annuities include single premium immediate annuities, annuitizations of deferred annuities, and pension risk transfer. These contracts subject the insurer to risks over a period that extends beyond the period or periods in which premiums are collected. These contracts may be either non-life contingent or life contingent. Non-life contingent annuities are accounted for as investment contracts. For life contingent annuities, the Company records a liability at the present value of future annuity payments and estimated future expenses calculated using expected mortality and costs, and expense assumptions. Any gross premiums received in excess of the net premium is the deferred profit liability ("DPL") and is recognized separately in income in a constant relationship with the discounted amount of the expected future benefit payments. These liabilities are recorded in future policy benefits in the consolidated statements of financial position.

Market risk benefits ("MRB") are measured at fair value at the cohort level. Total attributed fees will include explicit rider fees and will not be negative or exceed total contract fees and assessments collectible from the contract holder. There are only rider charges and surrender charges. Surrender charges will not be included in the fair value measurement, as surrender charges do not fund any future benefits. Cash flows are projected using risk-neutral scenarios generated by the company. The Company establishes MRB assets and liabilities for guaranteed minimum withdraw benefits ("GMWB") associated with equity-indexed annuity contracts.

The actuarial assumptions used in the MRB calculation are the company’s best estimate assumptions. Assumptions are adjusted to reflect fair value by applying a margin for non-hedgeable risk and an adjustment for own credit spread through the discount rate. The risk-free discount rate is the scenario specific US treasury rate. The assumptions used for MRB are consistent with other fair value calculations performed by American National.

Policyholders’ account balances represent the contract value that has accrued to the benefit of the policyholders related to universal-life and investments-type contracts. For fixed products, these are generally equal to the accumulated deposits plus interest credited, reduced by withdrawals, payouts, and accumulated policyholder assessments. Indexed product account balances are equal to the sum of host and embedded derivative reserves computed.

Liabilities for unpaid claims and claim adjustment expenses (“CAE”) are established to provide for the estimated costs of paying claims. These reserves include estimates for both case reserves and IBNR claim liabilities. Case reserves include the liability for reported but unpaid claims. IBNR liabilities include a provision for potential development on case reserves, losses on claims currently closed which may reopen in the future, as well as IBNR claims. These liabilities also include an estimate of the expense associated with settling claims, including legal and other fees, and the general expenses of administering the claims adjustment process.

Note 2 – Summary of Significant Accounting Policies and Practices - (Continued)

Reinsurance recoverables are estimated amounts due to American National from reinsurers related to paid and unpaid ceded claims and CAE and are presented net of a reserve for collectability. Recoveries of gross ultimate losses under our non-catastrophe reinsurance are estimated by a review of individual large claims and the ceded portion of IBNR using assumed distribution of loss by percentage retained. Recoveries of gross ultimate losses under our catastrophe reinsurance are estimated by applying reinsurance treaty terms to estimates of gross ultimate losses. The most significant assumption is the average size of the individual losses for those claims that have occurred but have not yet been reported and our estimate of gross ultimate losses. The ultimate amount of the reinsurance ceded recoverable is unknown until all losses settle.

Separate account assets and liabilities

Separate account assets and liabilities are funds that are held separate from the general assets and liabilities of American National. Separate account assets include funds representing the investments of variable insurance product contract holders, who bear the investment risk of such funds. Investment income and investment gains and losses from these separate funds accrue to the benefit of the contract holders. American National reports separately, as assets and liabilities, investments held in such separate accounts and liabilities of the separate accounts if (i) such separate accounts are legally recognized; (ii) assets supporting the contract liabilities are legally insulated from American National’s general account liabilities; (iii) investments are directed by the contract holder; and (iv) all investment performance, net of contract fees and assessments, is passed through to the contract holder. In addition, American National's qualified pension plan assets are included in separate accounts. The assets of these accounts are carried at fair value. Deposits, net investment income and realized investment gains and losses for these accounts are excluded from revenues, and related liability increases are excluded from benefits and expenses in the consolidated statements of operations. Separate accounts are established in conformity with insurance laws and are not chargeable with liabilities that arise from any other business of American National.

Premiums, benefits, claims incurred, and expenses

Traditional ordinary life and health premiums are recognized as revenue when due. Benefits and expenses are associated with earned premiums to result in recognition of profits over the term of the insurance contracts.

Annuity premiums received on limited-pay and supplemental annuity contracts involving a significant life contingency are recognized as revenue when due. Deferred annuity premiums are recorded as deposits rather than recognized as revenue. Revenues from deferred annuity contracts are principally surrender charges and, in the case of variable annuities, administrative fees assessed to contract holders.

Universal life and single premium whole life revenues represent amounts assessed to policyholders including mortality charges, surrender charges actually paid, and earned policy service fees. Amounts included in expenses are benefits in excess of account balances returned to policyholders.

Property and casualty premiums are recognized as revenue over the period of the contract in proportion to the amount of insurance protection, which is generally recognized evenly over the contract period, net of reinsurance ceded. Claims incurred consist of claims and CAE paid and the change in reserves, net of reinsurance received and recoverable.

Participating insurance policies

Participating business at December 31, 2023 and 2022 comprised approximately 4.0% and 3.8% of the life insurance in-force and 18.0% and 29.5% of life premiums at December 31, 2023 and 2022, respectively.

For the majority of this participating business, profits earned are reserved for the payment of dividends to policyholders, except for the stockholders’ share of profits on participating policies, which is limited to the greater of 10% of the profit on participating business, or 50 cents per thousand dollars of the face amount of participating life insurance in-force. Participating policyholders’ interest includes the accumulated net income from participating policies reserved for payment to such policyholders in the form of dividends (less net income allocated to stockholders as indicated above) as well as a pro rata portion of unrealized investment gains (losses). Dividends to participating policyholders were $8.8 million and $9.0 million for the years ended December 31, 2023 and 2022, respectively. Income of $19.4 million and $19.0 million was allocated to participating policyholders for the years ended December 31, 2023 and 2022, respectively.

For all other participating business, the allocation of dividends to participating policyowners is based upon a comparison of experienced rates of mortality, interest and expenses, as determined periodically for representative plans of insurance, issue ages and policy durations, with the corresponding rates assumed in the calculation of premiums.

Note 2 – Summary of Significant Accounting Policies and Practices - (Continued)

Federal income taxes

American National files a consolidated life and non-life federal income tax return with its parent , BAMR US Holdings LLC ("BAMR US"), a subsidiary of Brookfield Reinsurance Ltd. Certain subsidiaries that are consolidated for financial reporting are not eligible to be included in the consolidated federal income tax return, and therefore file separate returns. In accordance with the Company’s tax sharing agreement with BAMR US, tax liabilities for the consolidated federal income tax return are calculated as if each subsidiary filed a separate federal income tax return. If the Company has taxable income, it pays its share of the consolidated federal income tax liability to BAMR US. However, if the Company incurs a tax loss, the tax benefit is recovered by decreasing subsequent year’s federal income tax payments to BAMR US.

Deferred income tax assets and liabilities are recognized to reflect the future tax consequences attributable to differences between the financial statement amounts of assets and liabilities and their respective tax bases. Deferred taxes are measured using enacted tax rates expected to apply in the years in which those temporary differences are expected to be recovered or settled.

American National recognizes tax benefits on uncertain tax positions if it is “more-likely-than-not” the position based on its technical merits will be sustained by taxing authorities. American National recognizes the largest benefit that is greater than 50% likely of being ultimately realized upon settlement. Tax benefits not meeting the “more-likely-than-not” threshold, if applicable, are included within “Other liabilities” in the consolidated statements of financial position. American National recognizes interest expense and penalties related to uncertain tax positions, if applicable, as income tax expense in the consolidated statements of operations. Accrued interest expense and penalties related to uncertain tax positions are reported as "Other liabilities" in the consolidated statements of financial position.

Pension and postretirement benefit plans

Pension and postretirement benefit obligations and costs for our frozen benefit plans are estimated using assumptions including demographic factors such as retirement age and mortality.

American National uses a discount rate to determine the present value of future benefits on the measurement date. The guideline for setting this rate is a high-quality long-term corporate bond rate. For this purpose, a hypothetical bond portfolio to match the expected monthly benefit payments under the pension plan was constructed with the resulting yield of the portfolio used as a discount rate.

In developing the investment return assumption, we relied on a model that utilizes the following factors:

•	Current yield to maturity of fixed income securities

•	Forecasts of inflation, GDP growth, and total return for each asset class

•	Historical plan performance

•	Target asset allocation

•	Standard deviations and correlations related to historical and expected future returns of each asset class and inflation

The resulting assumption is the assumed rate of return for the plans’ target asset allocation, net of investment expenses, and reflects anticipated returns of the plans’ current and future assets.

Using this approach, the calculated return will fluctuate from year to year; however, it is American National’s policy to hold this long-term assumption relatively constant.

Litigation contingencies

Existing and potential litigation is reviewed quarterly to determine if any adjustments to liabilities for possible losses are necessary. Reserves for losses are established whenever they are probable and reasonably estimable. If no one estimate within the range of possible losses is more probable than any other, a reserve is recorded based on the lowest amount of the range.

Note 3 – Recently Issued Accounting Pronouncements

Transition Date Impacts of the Adoption of ASU 2018-12 - Targeted Improvements to the Accounting for Long-Duration Contracts

Due to the acquisition of American National by Brookfield Reinsurance on May 25, 2022 and the guidelines under ASC 805, Business Combinations, the inception date for all contracts issued before that date became May 25, 2022. Under purchase accounting guidelines, fair value of equity must be equal to the purchase price at the acquisition date. As a result, there will not be any impact to the opening balances of retained earnings or accumulated other comprehensive income due to the adoption of the standard on the transition date of May 25, 2022.

The transition impact of the MRBs and LFPB will be recorded to VOBA liability resulting in no impact to shareholders equity, as noted above.

The following table presents a summary of the Transition Date impacts associated with the implementation of LDTI to the consolidated balance sheet (in thousands):

	Successor
	Future Policy Benefits	Market Risk Benefits	VOBA Liability
As previously reported May 25, 2022	$4,662,434	$—	$662,905
Reclassification of carrying amount of contracts and contract features that are market risk benefits	(107,432)	107,432	—
Adjustment to reflect transition impact to balance established as part of purchase accounting upon the Brookfield acquisition	(315,561)	64,580	250,981
As adjusted May 25, 2022	$4,239,441	$172,012	$913,886

The following table represents transition impacts for future policy benefits by product.

	Successor
	Term Life	Whole Life	Annuity
As previously reported May 25, 2022	$615,782	$1,694,351	$1,439,449
Reclassification of carrying amount of contracts and contract features that are market risk benefits	—	—	—
Adjustment to reflect transition impact to balance established as part of purchase accounting upon the Brookfield acquisition	(84,761)	(223,213)	(7,586)
As adjusted May 25, 2022	$531,021	$1,471,138	$1,431,863

The following table represents the transition impact to market risk benefits by product.

Successor
Annuity
As previously reported May 25, 2022	$107,432
Adjustment to reflect transition impact to balance established as part of purchase accounting upon the Brookfield acquisition	64,580
As adjusted May 25, 2022	$172,012

The Transition Date impacts associated with the implementation of LDTI were applied as follows:

Market risk benefits - The full retrospective transition approach for MRBs required assessing products to determine whether contract or contract features expose the Company to other than nominal capital market risk. The population of MRBs identified was then reviewed to determine the historical measurement model prior to adoption of LDTI.

Note 3 – Recently Issued Accounting Pronouncements - (Continued)

At the Transition Date, the impacts to the financial statements of the full retrospective approach for MRBs include the following:

•	The amounts previously recorded for these contracts within additional insurance liabilities and other insurance liabilities were reclassified to MRB liabilities;

•	The difference between the fair value of the MRBs and the previously recorded carrying value at the Transition Date, including the cumulative effect of changes in nonperformance risk of the Company, was recorded as an adjustment to the opening balance of VOBA liability.

Liability for future policy benefits - The full retrospective transition approach for LFPB utilized a defined valuation premium method. This process required grouping contracts in-force as of the Transition Date into cohorts, and then calculating revised LFPB using an updated net premium ratio, best estimate cash flow assumptions without a provision for adverse deviation and the locked-in discount rate. The decrease to the liability for future policy benefits at transition is driven by unlocking of assumptions and measurement at upper medium grade discount rates for traditional life and life contingent payout annuity business.

Due to the acquisition of American National by Brookfield Reinsurance on May 25, 2022 , the balances of deferred acquisition costs, deferred profit liability, unearned revenue, and sales inducement assets were written down to $0 at the acquisition date. As a result, there is no impact to these balances at transition.

The following table presents amounts previously reported in 2022, the effect on those amounts of the change due to the adoption of ASU 2018-12, and the currently reported amounts in the Consolidated Statements of Financial Position (in thousands).

	Successor
	December 31, 2022
	As Previously Reported	Effect of Adoption	As Adjusted
Reinsurance recoverables, net of allowance for credit losses	$447,124	$(2,954)	$444,170
Deferred policy acquisition costs	716,381	(17,230)	699,151
Deferred tax asset	527,768	(88,654)	439,114
Market risk benefit asset	—	10,330	10,330
Total assets	$29,638,489	$(98,508)	$29,539,981
Future policy benefits
Life	$3,584,520	$(248,379)	$3,336,141
Annuity	1,713,528	(247,336)	1,466,192
Health	47,045	9,893	56,938
Market risk benefit liabilities	—	54,340	54,340
Total liabilities	26,216,009	(431,481)	25,784,528
Member's equity	4,069,824	59,068	4,128,892
Accumulated other comprehensive income (loss)	(721,612)	273,905	(447,707)
Total liabilities and equity	$29,638,489	$(98,508)	$29,539,981

Note 3 – Recently Issued Accounting Pronouncements - (Continued)

The following table presents amounts previously reported in 2022, the effect on those amounts of the change due to the adoption of ASU 2018-12 and the currently reported amounts in the Consolidated Statement of Operations (in thousands).

	Successor
	For the Period from May 25, 2022 through December 31, 2022
	As Previously Reported	Effect of Adoption	As Adjusted
Premiums	$2,327,053	$—	$2,327,053
BENEFITS, LOSSES AND EXPENSES
Policyholder benefits	1,165,494	24,216	1,189,710
Change in fair value of market risk benefit	—	(101,699)	(101,699)
Change in deferred policy acquisition costs	(125,215)	2,713	(122,502)
Total benefits, losses and expenses	2,006,048	(74,770)	1,931,278
Income before federal income tax and other items	321,005	74,770	395,775
Less: Provision (benefit) for federal income taxes
Current	20,826	—	20,826
Deferred	36,968	15,702	52,670
Total provision for federal income taxes	57,794	15,702	73,496
Income after federal income tax	263,211	59,068	322,279
Other components of net periodic pension benefit (costs), net of tax	3,805	—	3,805
Net income	267,016	59,068	326,084
Less: Net income attributable to noncontrolling interest, net of tax	2,264	—	2,264
Net income attributable to American National	$264,752	$59,068	$323,820

Other Adopted Accounting Pronouncements

Standard	Description	Effective Date and Method of Adoption	Impact on Financial Statements
ASU 2022-02, Financial Instruments-Credit Losses (Topic 326): Troubled Debt Restructurings ("TDR") and Vintage Disclosures	This ASU eliminates TDR recognition and measurement guidance and, instead, requires that an entity evaluate whether the modification represents a new loan or a continuation of an existing loan. The amendments also enhance existing disclosure requirements and introduce new requirements related to certain modifications of receivables made to borrowers experiencing financial difficulty.	The Company adopted this standard on January 1, 2023 and applied it prospectively.	The adoption of this standard did not have a material impact to the Company's Condensed Consolidated Financial Statements or the Notes to the Condensed Consolidated Financial Statements upon adoption, but could change the future recognition and measurement of modified loans.

Future Adoption of Accounting Standards

Note 3 – Recently Issued Accounting Pronouncements - (Continued)

ASUs not listed below were assessed and either determined to be not applicable or are not expected to have a material impact on the Company’s consolidated financial statements or disclosures.

Standard	Description	Effective Date and Method of Adoption	Impact on Financial Statements
ASU 2023-02, Investments—Equity Method and Joint Ventures (Topic 323): Accounting for Investments in Tax Credit Structures Using the Proportional Amortization Method	The amendments in this Update permit reporting entities to elect to account for their tax equity investments, regardless of the tax credit program from which the income tax credits are received, using the proportional amortization method if certain conditions are met. The amendments in this Update also require specific disclosures that must be applied to all investments that generate income tax credits and other income tax benefits from a tax credit program for which the entity has elected to apply the proportional amortization method.	The amendments in this update are effective for the Company for annual and interim reporting periods beginning January 1, 2024.	The adoption of this standard did not have a material impact to the Company's Condensed Consolidated Financial Statements or the Notes to the Condensed Consolidated Financial Statements.
ASU 2023-07, Segment Reporting (Topic 280) - Improvements to Reportable Segment Disclosures	The amendments in this Update improve reportable segment disclosure requirements, primarily through enhanced disclosures about significant segment expenses	The amendments in this update are effective for the Company for annual reporting periods beginning January 1, 2024, and interim reporting periods beginning January 1, 2025.	The impact of this amendment to the Company's Consolidated Financial Statements and Notes to the Consolidated Financial Statements is currently under evaluation.
ASU 2023-09, Income Taxes (Topic 740) - Improvements to Income Tax Disclosures	The amendments in this Update require that public business entities on an annual basis (1) disclose specific categories in the rate reconciliation and (2) provide additional information for reconciling items that meet a quantitative threshold (if the effect of those reconciling items is equal to or greater than 5 percent of the amount computed by multiplying pretax income [or loss] by the applicable statutory income tax rate).	The amendments in this update are effective for the Company for annual reporting periods beginning January 1, 2025.	The impact of this amendment to the Company's Consolidated Financial Statements and Notes to the Consolidated Financial Statements is currently under evaluation.

Note 4 – Investment in Securities

The cost or amortized cost and fair value of investments in securities are shown below (in thousands):

	December 31, 2023
	Cost or Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Allowance for Credit Losses	Fair Value
Fixed maturity, bonds available-for-sale
U.S. treasury and government	$63,466	$116	$(1,354)	$—	$62,228
U.S. states and political subdivisions	593,590	685	(16,780)	(181)	577,314
Foreign governments	9,403	—	(276)	(24)	9,103
Corporate debt securities	11,337,579	79,019	(419,875)	(18,951)	10,977,772
Collateralized debt securities	1,340,141	8,724	(27,243)	(4,367)	1,317,255
Residential mortgage-backed securities	131,272	351	(4,024)	(695)	126,904
Total bonds available-for-sale	13,475,451	88,895	(469,552)	(24,218)	13,070,576
Total investments in fixed maturity	$13,475,451	$88,895	$(469,552)	$(24,218)	$13,070,576

	December 31, 2022
	Cost or Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Allowance for Credit Losses	Fair Value
Fixed maturity, bonds available-for-sale
U.S. treasury and government	$41,384	$30	$(1,405)	$—	$40,009
U.S. states and political subdivisions	880,186	123	(24,706)	(742)	854,861
Foreign governments	9,314	—	(298)	(12)	9,004
Corporate debt securities	12,104,754	6,020	(830,095)	(23,049)	11,257,630
Collateralized debt securities	1,279,102	5,300	(55,261)	(4,574)	1,224,567
Residential mortgage-backed securities	132,797	23	(5,741)	(331)	126,748
Total bonds available-for-sale	14,447,537	11,496	(917,506)	(28,708)	13,512,819
Total investments in fixed maturity	$14,447,537	$11,496	$(917,506)	$(28,708)	$13,512,819

Note 4 – Investment in Securities – (Continued)

The amortized cost and fair value, by contractual maturity, of fixed maturity securities are shown below (in thousands):

	December 31, 2023
	Bonds Available-for-Sale
	Amortized Cost	Fair Value
Due in one year or less	$484,547	$481,877
Due after one year through five years	5,016,193	4,935,283
Due after five years through ten years	3,850,833	3,720,967
Due after ten years	4,123,878	3,932,449
Total	$13,475,451	$13,070,576

Actual maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties. Residential and commercial mortgage-backed securities, which are not due at a single maturity, have been presented based on the year of final contractual maturity.

Proceeds from sales of bonds available-for-sale, with the related gross realized gains and losses, are shown below (in thousands):

	Successor		Predecessor
	Year ended	Period from May 25, 2022 through	Period from January 1, 2022 through	Year ended
	December 31, 2023	December 31, 2022	May 24, 2022	December 31, 2021
Proceeds from sales of fixed maturity, bonds available-for-sale	$2,515,500	$2,383,655	$59,388	$55,558
Gross realized gains	3,172	10,182	—	59
Gross realized losses	(68,255)	(39,520)	—	—

Gains and losses are determined using specific identification of the securities sold. All held-to-maturity securities were transferred to available-for-sale through a management election allowed under business combination guidance.

In accordance with various regulations, American National has bonds on deposit with regulating authorities with a carrying value of $53.5 million and $51.1 million at December 31, 2023 and December 31, 2022, respectively. In addition, American National has pledged bonds in connection with certain agreements and transactions, such as financing and reinsurance agreements. The carrying value of bonds pledged was $39.2 million and $44.8 million at December 31, 2023 and December 31, 2022, respectively.

The components of the change in net unrealized gains (losses) on debt securities are shown below (in thousands):

	Successor		Predecessor
	Year ended	Period from May 25, 2022 through	Period from January 1, 2022 through	Year ended
	December 31, 2023	December 31, 2022	May 24, 2022	December 31, 2021
Bonds available-for-sale: change in unrealized gains (losses)	$525,353	$(906,010)	$(997,300)	$(248,756)
Short-term change in unrealized losses	12,181	(13,076)	—	—
Adjustments for
Deferred policy acquisition costs	—	—	199,027	58,281
Participating policyholders’ interest	(2,218)	8,647	13,478	8,275
Deferred federal income tax benefit (expense)	(112,671)	188,903	164,085	39,346
Change in net unrealized gains (losses) on debt securities, net of tax	$422,645	$(721,536)	$(620,710)	$(142,854)

Note 4 – Investment in Securities – (Continued)

The components of the change in net gains (losses) on equity securities are shown below (in thousands):

	Successor		Predecessor
	Year ended	Period from May 25, 2022 through	Period from January 1, 2022 through	Year ended
	December 31, 2023	December 31, 2022	May 24, 2022	December 31, 2021
Unrealized gains (losses) on equity securities	$85,074	$49,313	$(7,288)	$38,771
Net gains (losses) on equity securities sold	11,753	47	(5,794)	381,512
Net gains (losses) on equity securities	$96,827	$49,360	$(13,082)	$420,283

The gross unrealized losses and fair value of bonds available-for-sale, aggregated by investment category and length of time individual securities have been in a continuous unrealized loss position due to market factors are shown below (in thousands, except number of issues):

	December 31, 2023
	Less than 12 months			12 months or more			Total
	Number of Issues	Gross Unrealized Losses	Fair Value	Number of Issues	Gross Unrealized Losses	Fair Value	Number of Issues	Gross Unrealized Losses	Fair Value
Fixed maturity, bonds available-for-sale
U.S. treasury and government	17	$(531)	$27,163	35	$(823)	$24,902	52	$(1,354)	$52,065
U.S. states and political subdivisions	214	(3,210)	218,774	142	(13,570)	284,892	356	(16,780)	503,666
Foreign governments	—	—	—	2	(276)	9,103	2	(276)	9,103
Corporate debt securities	1,343	(141,365)	2,941,484	1,906	(278,510)	6,474,799	3,249	(419,875)	9,416,283
Collateralized debt securities	102	(4,272)	257,735	201	(22,971)	781,849	303	(27,243)	1,039,584
Residential mortgage-backed securities	6	(895)	39,089	39	(3,129)	64,057	45	(4,024)	103,146
Total	1,682	$(150,273)	$3,484,245	2,325	$(319,279)	$7,639,602	4,007	$(469,552)	$11,123,847

	December 31, 2022
	Less than 12 months			12 months or more			Total
	Number of Issues	Gross Unrealized Losses	Fair Value	Number of Issues	Gross Unrealized Losses	Fair Value	Number of Issues	Gross Unrealized Losses	Fair Value
Fixed maturity, bonds available-for-sale
U.S. treasury and government	18	$(1,405)	$36,692	—	$—	$—	18	$(1,405)	$36,692
U.S. states and political subdivisions	580	(24,706)	833,315	—	—	—	580	(24,706)	833,315
Foreign governments	1	(298)	9,005	—	—	—	1	(298)	9,005
Corporate debt securities	1,212	(830,095)	9,951,734	—	—	—	1,212	(830,095)	9,951,734
Collateralized debt securities	71	(55,261)	776,938	—	—	—	71	(55,261)	776,938
Residential mortgage-backed securities	46	(5,741)	93,008	—	—	—	46	(5,741)	93,008
Total	1,928	$(917,506)	$11,700,692	—	$—	$—	1,928	$(917,506)	$11,700,692

Note 4 – Investment in Securities – (Continued)

Several assumptions and underlying estimates are made in the evaluation of allowance for credit loss. Examples include financial condition, near term and long-term prospects of the issue or issuer, including relevant industry conditions and trends and implications of rating agency actions and offering prices. Based on this evaluation, unrealized losses on bonds available-for-sale where an allowance for credit loss was not recorded were concentrated in the Company's fixed maturity securities within the transportation sector.

Equity securities by market sector distribution are shown below, based on fair value:

	December 31, 2023		December 31, 2022
Energy and utilities	$426,087	30.2%	$30,722	7.2%
Finance	338,052	24.0	374,688	87.4
Healthcare	119,620	8.5	—	—
Industrials	47,506	3.4	—	—
Information technology	253,859	18.0	—	—
Other	219,123	15.9	22,959	5.4
Total	$1,404,247	100%	$428,369	100%

Allowance for Credit Losses

Available-for-Sale Securities—For available-for-sale bonds in an unrealized loss position, the Company first assesses whether it intends to sell the security or will be required to sell the security before recovery of its amortized cost basis. If either of these criteria are met, the security’s amortized cost basis is written down to fair value through income. For bonds available-for-sale that do not meet either indicated criteria, the Company evaluates whether the decline in fair value has resulted from credit events or market factors. In making this assessment, management first calculates the extent to which fair value is less than amortized cost, and then may consider any changes to the rating of the security by a rating agency, and any specific conditions related to the security. If this assessment indicates that a credit loss exists, the present value of cash flows expected to be collected from the security is compared to the amortized cost basis of the security. If the present value of cash flows expected to be collected is less than the amortized cost basis, a credit loss exists and an allowance for credit losses is recorded through income, limited to the amount fair value is less than amortized cost. Any remaining unrealized loss is recognized in other comprehensive income.

When the discounted cash flow method is used to determine the allowance for credit losses, management's estimates incorporate expected prepayments, if any. Model inputs are considered reasonable and supportable for three years. A mean reversion is applied in years four and five. Credit loss allowance is not measured on accrued interest receivable because the balance is written off to net investment income in a timely manner, within 90 days. Changes in the allowance for credit losses are recognized through the consolidated statement of operations as "(Increase) decrease in investment credit loss."

No accrued interest receivables were written off as of December 31, 2023 and 2022.

Note 4 – Investment in Securities – (Continued)

The rollforward of the allowance for credit losses for available-for-sale debt securities is shown below (in thousands):

Successor	U.S. State and Political Subdivisions	Foreign Governments	Corporate Debt Securities	Collateralized Debt Securities	Residential Mortgage Backed Securities	Total
Balance at May 25, 2022	$—	$—	$—	$—	$—	$—
Increase in allowance related to purchases	—	—	(1,374)	(364)	(14)	(1,752)
Reduction in allowance related to dispositions	—	—	430	220	82	732
Allowance on securities that had an allowance recorded in a previous period	(15)	—	(1,308)	(1,013)	(270)	(2,606)
Allowance on securities where credit losses were not previously recorded	(727)	(12)	(20,797)	(3,417)	(129)	(25,082)
Balance at December 31, 2022	(742)	(12)	(23,049)	(4,574)	(331)	(28,708)
Increase in allowance related to purchases	(20)	—	(3,210)	(967)	(2)	(4,199)
Reduction in allowance related to dispositions	30	—	4,467	714	2	5,213
Allowance on securities that had an allowance recorded in a previous period	596	33	38,904	7,925	(61)	47,397
Allowance on securities where credit losses were not previously recorded	(45)	(45)	(36,063)	(7,465)	(303)	(43,921)
Balance at December 31, 2023	$(181)	$(24)	$(18,951)	$(4,367)	$(695)	$(24,218)

Note 4 – Investment in Securities – (Continued)

Predecessor	U.S. State and Political Subdivisions	Foreign governments	Corporate Debt Securities	Collateralized Debt Securities	Residential Mortgage Backed Securities	Total
Beginning balance at January 1, 2021	$—	$—	$(7,275)	$(19)	$(188)	$(7,482)
Increase in allowance related to purchases	—	$—	(3,158)	(538)	—	(3,696)
Reduction in allowance related to disposition	—	$—	4,117	182	—	4,299
Allowance on securities that had an allowance recorded in a previous period	12	$—	3,680	(1,507)	(29)	2,159
Allowance on securities where credit losses were not previously recorded	(26)	$—	(4,505)	(1,005)	(51)	(5,590)
Balance at December 31, 2021	$(14)	$—	$(7,141)	$(2,887)	$(268)	$(10,310)
Increase in allowance related to purchases	—	—	(10,286)	(59)	—	(10,345)
Reduction in allowance related to disposition	—	—	459	—	—	459
Allowance on securities that had an allowance recorded in a previous period	(67)	—	4,729	(1,134)	(42)	3,486
Allowance on securities where credit losses were not previously recorded	(56)	—	(16,005)	(51)	—	(16,112)
Balance at May 24, 2022	$(137)	$—	$(28,244)	$(4,131)	$(310)	$(32,822)

Credit Quality Indicators

The Company monitors the credit quality of bonds available-for-sale through the use of credit ratings provided by third party rating agencies, which are updated on a monthly basis. Information is also gathered regarding the asset performance of available-for-sale bonds. The two traditional metrics for assessing interest rate risks are interest-coverage ratios and capitalization ratios, which can also be used in the assessment of credit risk. These risks are mitigated through the diversification of bond investments. Categories of diversification include credit ratings, geographic locations, maturities, and market sector.

Note 5 – Mortgage Loans

Generally, commercial mortgage loans are secured by first liens on income-producing real estate. American National attempts to maintain a diversified portfolio by considering both the location of the underlying collateral as well as the type of mortgage loan. The geographic categories come from the U.S. Census Bureau's "Census Regions and Divisions of the United States."

The distribution based on carrying amount of mortgage loans by location is as follows (in thousands, except percentages):

	December 31, 2023		December 31, 2022
	Amount	Percentage	Amount	Percentage
East North Central	$822,459	14.5%	$898,915	16.2%
East South Central	49,219	0.9	65,548	1.2
Mountain	1,317,761	23.3	1,360,837	24.5
Pacific	899,549	15.9	924,187	16.7
South Atlantic	989,930	17.5	967,353	17.4
West South Central	1,066,151	18.8	1,068,239	19.3
Other	512,954	9.1	261,096	4.7
Total	$5,658,023	100.0%	$5,546,175	100.0%

As of December 31, 2023 and December 31, 2022, loans in foreclosure and loans foreclosed are as follows (in thousands, except number of loans):

	December 31, 2023		December 31, 2022
Foreclosure and foreclosed	Number of Loans	Recorded Investment	Number of Loans	Recorded Investment
In foreclosure	—	$—	1	$27,001
Filed for bankruptcy	—	—	—	—
Total in foreclosure	—	$—	1	$27,001

Foreclosed	3	$79,430	—	$—

Note 5 – Mortgage Loans – (Continued)

The age analysis of past due loans is shown below (in thousands, except percentages):

			More Than
	30-59 Days	60-89 Days	90 Days			Total
December 31, 2023	Past Due	Past Due	Past Due	Total	Current	Amount	Percentage
Apartment	$—	$50,000	$—	$50,000	$1,040,743	$1,090,743	17.3%
Hotel	—	13,212	—	13,212	952,640	965,852	17.9
Industrial	—	—	—	—	1,052,491	1,052,491	19.0
Office	22,182	—	5,260	27,442	971,781	999,223	16.0
Parking	—	—	9,257	9,257	404,303	413,560	7.3
Retail	4,111	—	—	4,111	776,441	780,552	14.3
Storage	—	—	—	—	118,448	118,448	2.1
Other	26,052	—	—	26,052	264,509	290,561	6.1
Total	$52,345	$63,212	$14,517	$130,074	$5,581,356	$5,711,430	100.0%
Allowance for credit losses						(53,407)
Total, net of allowance						$5,658,023

			More Than
	30-59 Days	60-89 Days	90 Days			Total
December 31, 2022	Past Due	Past Due	Past Due	Total	Current	Amount	Percentage
Apartment	$—	$—	$—	$—	$805,690	$805,690	14.4%
Hotel	—	—	—	—	1,009,560	1,009,560	18.1
Industrial	—	—	—	—	1,043,305	1,043,305	18.7
Office	—	—	27,001	27,001	1,104,981	1,131,982	20.3
Parking	—	—	—	—	419,878	419,878	7.5
Retail	—	—	—	—	842,483	842,483	15.1
Storage	—	—	—	—	118,875	118,875	2.1
Other	—	—	—	—	212,668	212,668	3.8
Total	$—	$—	$27,001	$27,001	$5,557,440	$5,584,441	100.0%
Allowance for credit losses						(38,266)
Total, net of allowance						$5,546,175

Through the COVID-19 pandemic, American National provided modifications to loans in the form of forbearance of principal and interest payments for up to six months, extensions of maturity dates, and/or provisions for interest only payments. As a result of improved economic conditions, all loans have been paid in full or have completed the modified terms and returned to the original loan agreement as of December 31, 2022, except for three loans. These three loans received additional modifications in the form of extended maturity dates or interest only periods. All loans have fully repaid deferred interest on COVID modifications as of December 31, 2023.

Modifications to Borrowers Experiencing Financial Difficulty

The Company may modify the terms of a loan when the borrower is experiencing financial difficulties, as a means to optimize recovery of amounts due on the loan. Modifications may involve temporary relief, such as payment forbearance for a short period of time (where interest continues to accrue) or may involve more substantive changes to a loan. Changes to the terms of a loan, pursuant to a modification agreement, are factored into the analysis of the loan’s expected credit losses, under the allowance model applicable to the loan.

For commercial mortgage loans, modifications for borrowers experiencing financial difficulty are tailored for individual loans and may include interest rate relief, maturity extensions or, less frequently, principal forgiveness. For residential mortgage loans, the most common modifications for borrowers experiencing financial difficulty, aside from insignificant delays in payment, typically involve interest rate relief, deferral of missed payments to the end of the loan term, or maturity extensions.

For the year ended December 31, 2023, the Company granted additional extensions on nine previously restructured loans totaling $141.0 million in amortized cost. The loan term modifications ranged from 3 months to 24 months and represented approximately 2.4% of the portfolio segment.

Note 5 – Mortgage Loans – (Continued)

Allowance for Credit Losses

Mortgage loans on real estate are stated at unpaid principal balance, adjusted for any unamortized discount, deferred expenses and allowances. The allowance for credit losses is based upon the current expected credit loss model. The model considers past loss experience, current economic conditions, and reasonable and supportable forecasts of future conditions. Reversion for the allowance calculation is implicit in the models used to determine the allowance. The methodology uses a discounted cash flow approach based on expected cash flows.

The Predecessor balance of $92.8 million at May 24, 2022 was closed out and the Successor recovered the entire allowance balance after the Merger as required by PGAAP guidance. The provision of $38.3 million is the net amount of recovery and adjustment for the period from May 25, 2022 through December 31, 2022. Refer to Note 1, Nature of Operations, for more information.

The rollforward of the allowance for credit losses for mortgage loans is shown below (in thousands):

Successor	Commercial Mortgage Loans
Balance at May 25, 2022	$—
Charge offs	—
Provision	(38,266)
Balance at December 31, 2022	(38,266)
Charge offs	(15,051)
Recoveries	15,051
Provision	(15,141)
Balance at December 31, 2023	$(53,407)

Predecessor	Commercial Mortgage Loans
Balance at December 31, 2020	$(125,703)
Provision	28,624
Balance at December 31, 2021	$(97,079)
Provision	4,255
Balance at May 24, 2022	$(92,824)

The $15.1 million increase in allowance from prior year is driven by loans in the deteriorating Office sector.

Note 5 – Mortgage Loans – (Continued)

The asset and allowance balances for credit losses for mortgage loans by property-type are shown below (in thousands):

	December 31, 2023		December 31, 2022
	Asset Balance	Allowance	Asset Balance	Allowance
Apartment	$1,090,743	$(3,155)	$805,690	$(1,111)
Hotel	965,852	(2,162)	1,009,560	(5,400)
Industrial	1,052,491	(871)	1,043,305	(4,118)
Office	999,223	(28,844)	1,131,982	(17,420)
Parking	413,560	(2,729)	419,878	(5,566)
Retail	780,552	(3,324)	842,483	(3,740)
Storage	118,448	(346)	118,875	(469)
Other	290,561	(11,976)	212,668	(442)
Total	$5,711,430	$(53,407)	$5,584,441	$(38,266)

Credit Quality Indicators

Mortgage loans are segregated by property-type and quantitative and qualitative allowance factors are applied. Qualitative factors are developed quarterly based on the pooling of assets with similar risk characteristics and historical loss experience adjusted for the expected trend in the current market environment. Credit losses are pooled by property-type as it represents the most similar and reliable risk characteristics in our portfolio. The amortized cost of mortgage loans by year of origination by property-type are shown below (in thousands):

	Amortized Cost Basis by Origination Year
	2023	2022	2021	2020	2019	Prior	Total
Apartment	$69,584	$491,509	$269,226	$83,453	$76,379	$100,592	$1,090,743
Hotel	124,956	222,393	32,157	38,808	129,058	418,480	965,852
Industrial	971	316,958	159,057	215,075	128,765	231,665	1,052,491
Office	93,607	101,098	6,643	23,912	45,778	728,185	999,223
Parking	—	54,731	28,848	26,810	12,677	290,494	413,560
Retail	—	232,709	118,523	64,454	34,470	330,396	780,552
Storage	—	8,157	20,461	36,117	37,925	15,788	118,448
Other	29,437	134,284	44,544	—	28,252	54,044	290,561
Total	$318,555	$1,561,839	$679,459	$488,629	$493,304	$2,169,644	$5,711,430
Allowance for credit losses							(53,407)
Total, net of allowance							$5,658,023

Generally, mortgage loans are secured by first liens on income-producing real estate with a loan-to-value ratio of up to 75%. It is the Company's policy to not accrue interest on loans that are 90 days delinquent and where amounts are determined to be uncollectible. At December 31, 2023, three commercial loans were past due over 90 days or in non-accrual status.

Off-Balance Sheet Credit Exposures

The Company has off-balance sheet credit exposures related to non-cancellable unfunded commitment amounts on commercial mortgage loans. We estimate the allowance for these exposures by applying the allowance rate we computed for each property type to the related outstanding commitment amounts. As of December 31, 2023, we have included a $3.5 million liability in other liabilities on the consolidated statements of financial position based on unfunded loan commitments of $468 million.

Note 6 – Real Estate and Other Investments

The Company's real estate investment portfolio is diversified by property type, geography and income stream, including income from operating leases, and equity in earnings from equity method real estate joint ventures. Real estate investments were as follows as of December 31, 2023 and 2022 (in thousands, except percentages):

	December 31,
	Successor
	2023	2022

Income Type	Carrying Value
Leased real estate	$755,011	$562,375
Real estate partnerships	2,855,842	473,344
Total real estate and real estate partnerships	$3,610,853	$1,035,719

	December 31,
	Successor
	2023		2022

Property Type	Carrying value
Leased real estate investments	Amount	Percentage	Amount	Percentage
Hotel	$13,933	1.8%	$14,988	2.7%
Industrial	65,116	8.6	82,906	14.7
Land	37,177	4.9	31,919	5.7
Office	358,422	47.5	205,188	36.5
Retail	218,029	28.9	194,936	34.7
Apartments	59,783	7.9	—	—
Other	2,551	0.4	32,438	5.7
Total leased real estate investments	$755,011	100.0%	$562,375	100.0%

	December 31,
	Successor
	2023		2022

Geography Type	Carrying value
Leased real estate investments	Amount	Percentage	Amount	Percentage
East North Central	$36,393	4.8%	$40,256	7.2%
East South Central	4,576	0.6	3,649	0.6
Mountain	54,942	7.3	75,273	13.4
Pacific	70,765	9.4	81,456	14.5
South Atlantic	196,507	26.0	61,631	11.0
West South Central	313,886	41.6	249,445	44.4
Other	77,942	10.3	50,665	8.9
Total leased real estate investments	$755,011	100.0%	$562,375	100.0%

As of December 31, 2023 and 2022, no real estate investments met the criteria as held-for-sale.

Note 6 – Real Estate and Other Investments – (Continued)

Consolidated VIEs

American National regularly invests in real estate partnerships and frequently participates in the design with the sponsor, but in most cases, its involvement is limited to financing. Some of these partnerships have been determined to be variable interest entities (“VIEs”). In certain instances, in addition to an economic interest in the entity, American National holds the power to direct significant activities of the entity and is deemed the primary beneficiary. The assets of the consolidated VIEs are restricted and must first be used to settle their liabilities. Creditors or beneficial interest holders of these VIEs have no recourse to the general credit of American National, as American National’s obligation is limited to the amount of its committed investment.

American National has not provided financial or other support to the VIEs in the form of liquidity arrangements, guarantees, or other commitments to third-parties that may affect the fair value or risk of its variable interest in the VIEs in 2023 or 2022.

The assets and liabilities relating to the VIEs included in the consolidated financial statements are as follows (in thousands):

	December 31, 2023	December 31, 2022
Fixed maturity securities, bonds available-for-sale, at estimated fair value	$63,025	$282,535
Private loans, net	187,849	—
Equity Securities, at fair value	15,004	44,858
Real estate and real estate partnerships, net of accumulated depreciation	172,131	123,630
Investment funds	4,480	799,886
Short-term investments	4,100	500
Total investments	446,589	1,251,409
Cash and cash equivalents	25,751	12,953
Premiums due and other receivables	1,867	2,221
Other assets	59,284	74,393
Total assets of consolidated VIEs	$533,491	$1,340,976
Notes payable	$174,017	$150,913
Other liabilities	13,885	1,141,026
Total liabilities of consolidated VIEs	$187,902	$1,291,939

The notes payable in the consolidated statements of financial position pertain to the borrowings of the consolidated VIEs. The liability of American National relating to notes payable of the consolidated VIEs is limited to the amount of its direct or indirect investment in the respective ventures, which totaled $2.9 million and $10.5 million at December 31, 2023 and December 31, 2022, respectively.

The total long-term notes payable of the consolidated VIEs consists of the following (in thousands):

Interest rate	Maturity	December 31, 2023	December 31, 2022
LIBOR or Equivalent	2023	$—	$10,702
4.18%	2024	61,478	61,905
1M TermSOFR + applicable margin	2025	12,683	—
3.25%	2026	9,842	6,420
7.25%	2026	10,600	—
1M SOFR + 2.5%, Rate Floor 3.5%	2029	79,414	71,886
Total notes payable of consolidated VIEs		$174,017	$150,913

Note 6 – Real Estate and Other Investments – (Continued)

For other real estate partnership VIEs, American National is not the primary beneficiary as major decisions impacting the economic activities of the VIE require consent from both partners. The carrying amount and maximum exposure to loss relating to these unconsolidated VIEs follows (in thousands):

Unconsolidated VIEs

	December 31, 2023		December 31, 2022
	Carrying Amount	Maximum Exposure to Loss	Carrying Amount	Maximum Exposure to Loss
Real estate and real estate partnerships	$300,959	$300,959	$316,692	$316,692
Mortgage loans on real estate	629,840	629,840	601,198	601,198
Accrued investment income	2,272	2,272	1,863	1,863

American National’s equity in earnings of real estate partnerships is the Company’s share of operating earnings and realized gains from investments in real estate joint ventures and other limited partnership interests (“joint ventures”) using the equity method of accounting.

The Company's total investment in investment funds, real estate partnerships, and other partnerships of which substantially all are limited liability companies ("LLCs") or limited partnerships, consists of the following (in thousands):

	December 31, 2023	December 31, 2022
Investment funds	$1,591,768	$1,226,471
Real estate partnerships	2,855,842	473,344
Other	—	16,814
Total investments in partnerships	$4,447,610	$1,716,629

Note 7 – Derivative Instruments

American National purchases over-the-counter equity-indexed options as economic hedges against fluctuations in the equity markets to which equity-indexed products are exposed. These options are not designated as hedging instruments for accounting purposes under GAAP. Equity-indexed contracts include a fixed host universal-life insurance or annuity contract and an equity-indexed embedded derivative. The detail of derivative instruments is shown below (in thousands, except number of instruments):

	Location in the Consolidated	December 31, 2023			December 31, 2022
Derivatives Not Designated as Hedging Instruments	Statements of Financial Position	Number of Instruments	Notional Amounts	Estimated Fair Value	Number of Instruments	Notional Amounts	Estimated Fair Value
Equity-indexed options	Other invested assets	652	$4,083,900	$226,644	531	$3,772,900	$121,150
Equity-indexed embedded derivative	Policyholders’ account balances	140,382	3,845,098	872,746	134,505	3,658,231	725,546

		Gains (Losses) Recognized in Income on Derivatives
		Successor		Predecessor
Derivatives Not Designated as Hedging Instruments	Location in the Consolidated Statements of Operations	Year ended December 31, 2023	Period from May 25, 2022 through December 31, 2022	Period from January 1, 2022 through May 24, 2022	Year ended Dcember 31, 2021
Equity-indexed options	Net investment income	$(111,764)	$(38,284)	$(127,587)	$127,681
Equity-indexed embedded derivative	Interest credited to policyholders’ account balances	(148,432)	61,173	96,815	(107,162)

The Company’s use of derivative instruments exposes it to credit risk in the event of non-performance by counterparties. The Company has a policy of only dealing with counterparties it believes are creditworthy and obtaining sufficient collateral where appropriate, as a means of mitigating the financial loss from defaults. The Company holds collateral in cash and notes secured by U.S. government-backed assets. The non-performance risk is the net counterparty exposure based on fair value of open contracts less fair value of collateral held. The Company maintains master netting agreements with its current active trading partners. A right of offset has been applied to collateral that supports credit risk and has been recorded in the consolidated statements of financial position as an offset to “Other invested assets” with an associated payable to “Other liabilities” for excess collateral.

Note 7 – Derivative Instruments – (Continued)

Information regarding the Company’s exposure to credit loss on the options it holds is presented below (in thousands):

		December 31, 2023
Counterparty	Moody/S&P Rating	Options Fair Value	Collateral Held in Cash	Collateral Held in Invested Assets	Total Collateral Held	Collateral Amounts Used to Offset Exposure	Excess Collateral	Exposure Net of Collateral
Bank of America	A2/A-	$23,798	$23,430	$—	$23,430	$23,430	$—	$368
Barclays	Baa2/BBB	24,363	14,193	10,000	24,193	24,193	—	169
Credit Suisse	Baa1/BBB	16,105	18,170	—	18,170	16,105	2,065	—
ING	Baa1/A-	9,867	9,810	—	9,810	9,810	—	57
JP Morgan Chase	A1/A-	12,148	12,370	—	12,370	12,148	—	—
Morgan Stanley	A1/A-	42,984	38,166	5,700	43,866	42,984	882	—
NATIXIS*	A1/A	3,483	3,420	—	3,420	3,420	—	63
Truist	A3/A-	58,877	53,810	5,000	58,810	58,755	55	123
Wells Fargo	A1/BBB+	35,018	35,710	—	35,710	35,018	692	—
Total		$226,643	$209,079	$20,700	$229,779	$225,863	$3,694	$780

		December 31, 2022
Counterparty	Moody/S&P Rating	Options Fair Value	Collateral Held in Cash	Collateral Held in Invested Assets	Total Collateral Held	Collateral Amounts Used to Offset Exposure	Excess Collateral	Exposure Net of Collateral
Bank of America	A2/A-	$4,821	$5,050	$—	$5,050	$4,821	$229	$—
Barclays	Baa2/BBB	26,615	16,902	10,000	26,902	26,615	287	—
Credit Suisse	Baa1/BBB+	6,124	5,280	—	5,280	5,280	—	844
ING	Baa1/A-	8,559	8,650	—	8,650	8,559	91	—
Morgan Stanley	A1/BBB+	23,420	17,386	5,700	23,086	23,086	—	334
NATIXIS*	A1/A	18,841	19,130	—	19,130	18,841	289	—
Truist	A3/A-	22,172	17,540	5,000	22,540	22,172	368	—
Wells Fargo	A1/BBB+	10,598	10,610	—	10,610	10,468	142	130
Total		$121,150	$100,548	$20,700	$121,248	$119,842	$1,406	$1,308

*	Collateral is prohibited from being held in invested assets.

Note 8 – Net Investment Income and Realized Investment Gains (Losses)

Net investment income is shown below (in thousands):

	Successor		Predecessor
	Year ended	Period from May 25, 2022 through	Period from January 1, 2022 through	Year ended
	December 31, 2023	December 31, 2022	May 24, 2022	December 31, 2021
Bonds	$718,401	$335,509	$223,195	$523,422
Short-term investments	186,934	58,298	3,870	—
Equity securities	7,938	2,467	629	28,102
Mortgage loans	299,847	180,882	123,278	260,721
Real estate and real estate partnerships	42,366	60,450	111,344	99,483
Investment funds	81,416	33,951	34,431	99,007
Equity-indexed options	111,764	(38,284)	(127,587)	127,681
Other invested assets	52,494	29,243	15,648	33,238
Total	$1,501,160	$662,516	$384,808	$1,171,654

Net investment income from equity method investments, comprised of real estate partnerships and investment funds was $108.0 million, $89.0 million, $120.7 million and $188.7 million for the year ended December 31, 2023, for the period from May 25, 2022 through December 31, 2022, for the period from January 1, 2022 through May 24, 2022 and the year ended December 31, 2021, respectively.

Net realized investment gains (losses) are shown below (in thousands):

	Successor		Predecessor
	Year ended	Period from May 25, 2022 through	Period from January 1, 2022 through	Year ended
	December 31, 2023	December 31, 2022	May 24, 2022	December 31, 2021
Bonds	$(69,064)	$(30,493)	$10,339	$54,941
Mortgage loans	(9,695)	—	—	(768)
Real estate	(4,093)	7,418	10,461	10,240
Other invested assets	9,541	186	273	215
Total	$(73,311)	$(22,889)	$21,073	$64,628

Note 9 – Fair Value of Financial Instruments

The carrying amount and fair value of financial instruments are shown below (in thousands):

	December 31, 2023		December 31, 2022
	Carrying Amount	Fair Value	Carrying Amount	Fair Value
Financial assets
Fixed maturity, bonds available-for-sale	$13,070,576	$13,070,576	$13,512,819	$13,512,819
Equity securities	1,404,247	1,404,247	428,369	428,369
Equity-indexed options, included in other invested assets	226,644	226,644	121,150	121,150
Mortgage loans on real estate, net of allowance	5,658,023	5,405,016	5,546,175	5,306,834
Policy loans	390,393	390,393	374,481	374,481
Short-term investments	2,396,504	2,396,504	1,836,678	1,836,678
Separate account assets ($1,163,261 and $1,012,499 included in fair value hierarchy)	1,188,989	1,188,989	1,045,217	1,045,217
Separately managed accounts, included in other invested assets	104,698	104,698	127,291	127,291
Total financial assets	$24,440,074	$24,187,067	$22,992,180	$22,752,839
Financial liabilities
Investment contracts	$14,096,714	$14,096,714	$9,780,174	$9,780,174
Embedded derivative liability for equity-indexed contracts	872,746	872,746	725,546	725,546
Notes payable	174,017	174,017	150,913	150,913
Separate account liabilities ($1,163,261 and $1,012,499 included in fair value hierarchy)	1,188,989	1,188,989	1,045,217	1,045,217
Total financial liabilities	$16,332,466	$16,332,466	$11,701,850	$11,701,850

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability. A fair value hierarchy is used to determine fair value based on a hypothetical transaction at the measurement date from the perspective of a market participant. American National has evaluated the types of securities in its investment portfolio to determine an appropriate hierarchy level based upon trading activity and the observability of market inputs. The classification of assets or liabilities within the fair value hierarchy is based on the lowest level of significant input to its valuation. The input levels are defined as follows:

Level 1	Unadjusted quoted prices in active markets for identical assets or liabilities.

Level 2	Quoted prices in markets that are not active or inputs that are observable directly or indirectly. Level 2 inputs include quoted prices for similar assets or liabilities other than quoted prices in Level 1; quoted prices in markets that are not active; or other inputs that are observable or can be derived principally from or corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3	Unobservable inputs that are supported by little or no market activity and are significant to the fair value of the assets or liabilities. Unobservable inputs reflect American National’s own assumptions about the assumptions that market participants would use in pricing the asset or liability. Level 3 assets and liabilities include financial instruments whose values are determined using pricing models and third-party evaluation, as well as instruments for which the determination of fair value requires significant management judgment or estimation.

Note 9 – Fair Value of Financial Instruments – (Continued)

Valuation Techniques for Financial Instruments Recorded at Fair Value

Fixed Maturity Securities and Equity Options—American National utilizes a pricing service to estimate fair value measurements. The fair value for fixed maturity securities that are disclosed as Level 1 measurements are based on unadjusted quoted market prices for identical assets that are readily available in an active market. The estimates of fair value for most fixed maturity securities, including municipal bonds, provided by the pricing service are disclosed as Level 2 measurements as the estimates are based on observable market information rather than market quotes. The pricing service utilizes market quotations for fixed maturity securities that have quoted prices in active markets. Since fixed maturity securities generally do not trade on a daily basis, the pricing service prepares estimates of fair value measurements for these securities using its proprietary pricing applications, which include available relevant market information, benchmark curves, benchmarking of like securities, sector groupings and matrix pricing. Additionally, an option adjusted spread model is used to develop prepayment and interest rate scenarios.

The pricing service evaluates each asset class based on relevant market information, credit information, perceived market movements and sector news. The market inputs utilized in the pricing evaluation, listed in the approximate order of priority, include: benchmark yields, reported trades, pricing source quotes, issuer spreads, two-sided markets, benchmark securities, bids, offers, reference data, and economic events. The extent of the use of each market input depends on the asset class and the market conditions. Depending on the security, the priority of the use of inputs may change or some market inputs may not be relevant. For some securities, additional inputs may be necessary.

American National has reviewed the inputs and methodology used and the techniques applied by the pricing service to produce quotes that represent the fair value of a specific security. The review confirms that the pricing service is utilizing information from observable transactions or a technique that represents a market participant’s assumptions. American National does not adjust quotes received from the pricing service. The pricing service utilized by American National has indicated that they will only produce an estimate of fair value if there is objectively verifiable information available.

American National holds a small amount of private placement debt and fixed maturity securities that have characteristics that make them unsuitable for matrix pricing. For these securities, a quote from an independent pricing source (typically a market maker) is obtained. Due to the disclaimers on the quotes that indicate the price is indicative only, American National includes these fair value estimates in Level 3.

For securities priced using a quote from an independent pricing source, such as the equity-indexed options and certain fixed maturity securities, American National uses a market-based fair value analysis to validate the reasonableness of prices received. Price variances above a certain threshold are analyzed further to determine if any pricing issue exists. This analysis is performed quarterly.

Equity Securities—For publicly-traded equity securities, prices are received from a nationally recognized pricing service that are based on observable market transactions, and these securities are classified as Level 1 measurements. For certain preferred stock, current market quotes in active markets are unavailable. In these instances, an estimated fair value is received from the pricing service. The service utilizes similar methodologies to price preferred stocks as it does for fixed maturity securities. If applicable, these estimates would be disclosed as Level 2 measurements. American National tests the accuracy of the information provided by reference to other services annually.

Short-term Investments—Short-term investments include highly liquid securities and other investments with remaining maturities of one year or less, but greater than three months, at the time of purchase. Securities included within short-term investments are stated at estimated fair value, while other investments included within short-term investments are stated at amortized cost less allowances, which approximates estimated fair value.

Note 9 – Fair Value of Financial Instruments – (Continued)

Separate Account Assets and Liabilities—Separate account assets and liabilities are funds that are held separate from the general assets and liabilities of American National. Separate account assets include funds representing the investments of variable insurance product contract holders, who bear the investment risk of such funds. Investment income and investment gains and losses from these separate funds accrue to the benefit of the contract holders. American National reports separately, as assets and liabilities, investments held in such separate accounts and liabilities of the separate accounts if (i) such separate accounts are legally recognized; (ii) assets supporting the contract liabilities are legally insulated from American National’s general account liabilities; (iii) investments are directed by the contract holder; and (iv) all investment performance, net of contract fees and assessments, is passed through to the contract holder. In addition, American National's qualified pension plan assets are included in separate accounts. The assets of these accounts are carried at fair value. Deposits, net investment income and realized investment gains and losses for these accounts are excluded from revenues, and related liability increases are excluded from benefits and expenses in the consolidated statements of operations. Separate accounts are established in conformity with insurance laws and are not chargeable with liabilities that arise from any other business of American National.

The separate account assets included on the quantitative disclosures fair value hierarchy table are comprised of short-term investments, equity securities, and fixed maturity bonds available-for-sale. Equity securities are classified as Level 1 measurements. Short-term investments and fixed maturity securities are classified as Level 2 measurements. These classifications for separate account assets reflect the same fair value level methodologies as listed above as they are derived from the same vendors and follow the same process.

The separate account assets also include cash and cash equivalents, investment funds, accrued investment income, and receivables for securities. These are not financial instruments and are not included in the quantitative disclosures of fair value hierarchy table.

The balances and changes in separate account assets and liabilities for the years ended December 31, 2023 and 2022 were as follows (in thousands):

	December 31, 2023
	Variable Life	Variable Annuities	Pension	Total
Balance, beginning of year	$230,148	$349,820	$465,249	$1,045,217
Premiums and deposits	11,015	64,415	1,585	77,015
Policy charges	(9,513)	(4,602)	(241)	(14,356)
Surrenders and withdrawals	(17,099)	(73,750)	(261)	(91,110)
Benefit payments	—	—	(22,959)	(22,959)
Investment performance	50,463	60,253	92,357	203,073
Net transfers from (to) general account	(2,424)	(5,467)	—	(7,891)
Balance, end of period	$262,590	$390,669	$535,730	$1,188,989

Cash Surrender Value	$260,879	$382,080	$—	$642,959

	December 31, 2022
	Variable Life	Variable Annuities	Pension	Total
Balance, beginning of year	$303,409	$455,150	$562,353	$1,320,912
Premiums and deposits	11,053	62,492	1,289	74,834
Policy charges	(9,701)	(4,393)	(201)	(14,295)
Surrenders and withdrawals	(13,754)	(68,462)	(242)	(82,458)
Benefit payments	—	—	(26,520)	(26,520)
Investment performance	(59,540)	(79,809)	(71,430)	(210,779)
Net transfers from (to) general account	(1,319)	(15,158)	—	(16,477)
Balance, end of period	$230,148	$349,820	$465,249	$1,045,217

Cash Surrender Value	$229,715	$346,044	$—	$575,759

Note 9 – Fair Value of Financial Instruments – (Continued)

Embedded Derivatives—The amounts reported within policyholder contract deposits include equity linked interest crediting rates based on the S&P 500 within indexed annuities and indexed life. The following unobservable inputs are used for measuring the fair value of the embedded derivatives associated with the policyholder contract liabilities:

•	Lapse rate assumptions are determined by company experience. Lapse rates are generally assumed to be lower during a contract’s surrender charge period and then higher once the surrender charge period has ended. Decreases to the assumed lapse rates generally increase the fair value of the liability as more policyholders persist to collect the crediting interest pertaining to the indexed product. Increases to the lapse rate assumption decrease the fair value.

•	Mortality rate assumptions vary by age and gender based on company and industry experience. Decreases to the assumed mortality rates increase the fair value of the liabilities as more policyholders earn crediting interest. Increases to the assumed mortality rates decrease the fair value as higher decrements reduce the potential for future interest credits.

•	Equity volatility assumptions begin with current market volatilities and grow to long-term values. Increases to the assumed volatility will increase the fair value of liabilities, as future projections will produce higher increases in the linked index. At December 31, 2023 and December 31, 2022, the one year implied volatility used to estimate embedded derivative value was 16.4% and 23.4%, respectively.

Fair values of indexed life and annuity liabilities are calculated using the discounted cash flow technique. Shown below are the significant unobservable inputs used to calculate the Level 3 fair value of the embedded derivatives within policyholder contract deposits (in millions, except range percentages):

	Fair Value			Range
	December 31, 2023	December 31, 2022	Unobservable Input	December 31, 2023	December 31, 2022
Security type
Embedded derivative
Indexed Annuities	$826.3	$713.5	Lapse Rate	1-50%	1-50%
			Mortality Multiplier	100%	100%
			Equity Volatility	10-62%	16-66%
Indexed Life	$46.4	$12.1	Equity Volatility	10-62%	16-66%

Note 9 – Fair Value of Financial Instruments – (Continued)

Quantitative Disclosures

The fair value hierarchy measurements of the financial instruments are shown below (in thousands):

	Assets and Liabilities Carried at Fair Value by Hierarchy Level at December 31, 2023
	Total Fair Value	Level 1	Level 2	Level 3
Financial assets
Fixed maturity, bonds available-for-sale
U.S. treasury and government	$62,228	$62,228	$—	$—
U.S. states and political subdivisions	577,314	—	577,314	—
Foreign governments	9,103	—	9,103	—
Corporate debt securities	10,977,772	—	8,570,110	2,407,662
Residential mortgage-backed securities	126,904	—	126,904	—
Collateralized debt securities	1,317,255	—	416,226	901,029
Total bonds available-for-sale	13,070,576	62,228	9,699,657	3,308,691
Equity securities
Common stock	1,307,700	313,951	—	993,749
Preferred stock	96,547	21,620	—	74,927
Total equity securities	1,404,247	335,571	—	1,068,676
Options	226,644	—	—	226,644
Short-term investments	2,396,504	1,099,820	—	1,296,684
Separate account assets	1,163,260	405,737	757,523	—
Separately managed accounts	104,698	—	—	104,698
Total financial assets	$18,365,929	$1,903,356	$10,457,180	$6,005,393
Financial liabilities
Embedded derivative for equity-indexed contracts	$872,746	$—	$—	$872,746
Separate account liabilities	1,163,260	405,737	757,523	—
Total financial liabilities	$2,036,006	$405,737	$757,523	$872,746

Note 9 – Fair Value of Financial Instruments – (Continued)

	Assets and Liabilities Carried at Fair Value by Hierarchy Level at December 31, 2022
	Total Fair Value	Level 1	Level 2	Level 3
Financial assets
Fixed maturity, bonds available-for-sale
U.S. treasury and government	$40,009	$40,009	$—	$—
U.S. states and political subdivisions	854,861	—	854,861	—
Foreign governments	9,004	—	9,004	—
Corporate debt securities	11,257,630	—	10,525,008	732,622
Residential mortgage-backed securities	126,748	—	126,748	—
Collateralized debt securities	1,224,567	—	362,381	862,186
Total bonds available-for-sale	13,512,819	40,009	11,878,002	1,594,808
Equity securities
Common stock	371,836	203,034	—	168,802
Preferred stock	56,533	21,917	—	34,616
Total equity securities	428,369	224,951	—	203,418
Options	121,150	—	—	121,150
Short-term investments	1,836,678	595,098	—	1,241,580
Separate account assets	1,012,499	313,752	698,747	—
Separately managed accounts	127,291	—	—	127,291
Total financial assets	$17,038,806	$1,173,810	$12,576,749	$3,288,247
Financial liabilities
Embedded derivative for equity-indexed contracts	$725,546	$—	$—	$725,546
Notes payable	150,913	—	—	150,913
Separate account liabilities	1,012,499	313,752	698,747	—
Total financial liabilities	$1,888,958	$313,752	$698,747	$876,459

Note 9 – Fair Value of Financial Instruments – (Continued)

For financial instruments measured at fair value on a recurring basis using Level 3 inputs during the period, a reconciliation of the beginning and ending balances is shown below (in thousands):

	Level 3
	Assets			Liability
Successor	Investment Securities	Equity-Indexed Options	Separately Managed Accounts	Embedded Derivative
Beginning balance, May 25, 2022	$376,254	$114,883	$112,866	$745,075
Net gain (loss) for derivatives included in net investment income	1,587	(38,284)	—	—
Net change included in interest credited	—	—	—	(61,173)
Net fair value change included in other comprehensive income	(158,428)	—	(367)	—
Purchases, sales and settlements or maturities
Purchases	2,827,947	63,858	32,654	—
Sales	(7,554)	—	(17,862)	—
Settlements or maturities	—	(19,307)	—	—
Premiums less benefits	—	—	—	41,644
Ending balance, December 31, 2022	$3,039,806	$121,150	$127,291	$725,546
Net gain for derivatives and bonds included in net investment income	—	19,482	—	—
Net change included in interest credited	—	—	—	148,432
Net fair value change included in other comprehensive income	250,915	89,269	(4,443)	—
Purchases, sales and settlements or maturities
Purchases	7,280,080	133,133	21,127	—
Sales	(4,896,510)	—	(39,277)	—
Settlements or maturities	(240)	(136,390)	—	—
Premiums less benefits	—	—	—	(1,232)
Ending balance, December 31, 2023	$5,674,051	$226,644	$104,698	$872,746

Note 9 – Fair Value of Financial Instruments – (Continued)

	Level 3
	Assets			Liability
Predecessor	Investment Securities	Equity-Indexed Options	Separately Managed Accounts	Embedded Derivative
Balance at December 31, 2020	$111,505	$242,201	$64,424	$705,013
Net gain for derivatives included in net investment income	—	127,681	—	—
Net change included in interest credited	—	—	—	107,162
Net fair value change included in other comprehensive income	3,269	—	1,444	—
Purchases, sales and settlements or maturities
Purchases	225,063	97,712	56,712	—
Sales	(58,593)	—	(22,696)	—
Settlements or maturities	—	(208,211)	—	—
Premiums less benefits	—	—	—	20,404
Gross transfers into Level 3	1,479	—	—	—
Gross transfers out of Level 3	(2,018)	—	—	—
Ending balance, December 31, 2021	$280,705	$259,383	$99,884	$832,579
Net loss for derivatives included in net investment income	—	(127,587)	—	—
Net change included in interest credited	—	—	—	(96,815)
Net fair value change included in other comprehensive income	395	—	(368)	—
Purchases, sales and settlements or maturities
Purchases	145,542	43,934	23,046	—
Sales	(50,388)	—	(9,696)	—
Settlements or maturities	—	(60,847)	—	—
Premiums less benefits	—	—	—	9,311
Ending balance at May 24, 2022	$376,254	$114,883	$112,866	$745,075

Within the net gain (loss) for derivatives included in net investment income were unrealized losses of $59.2 million and unrealized gains of $30.0 million, relating to assets still held at December 31, 2023 and 2022, respectively.

There were no transfers between Level 1 and Level 2 fair value hierarchies during the periods presented. American National’s valuation of financial instruments categorized as Level 3 in the fair value hierarchy are based on valuation techniques that use significant inputs that are unobservable or had a decline in market activity that obscured observability. The indicators considered in determining whether a significant decrease in the volume and level of activity for a specific asset has occurred include the level of new issuances in the primary market, trading volume in the secondary market, the level of credit spreads over historical levels, applicable bid-ask spreads, and price consensus among market participants and other pricing sources. Level 3 assets and liabilities include financial instruments whose values are determined using pricing models and discounted cash flow methodology based on spread/yield assumptions. Approximately $3,354.0 million of securities were priced by third party services as of December 31, 2023. There were $802.1 million of bonds and $186.4 million equities priced at cost as of December 31, 2023.

Equity-Indexed Options—Certain over the counter equity options are valued using models that are widely accepted in the financial services industry. These are categorized as Level 3 as a result of the significance of non-market observable inputs such as volatility and forward price/dividend assumptions. Other primary inputs include interest rate assumptions (risk-free rate assumptions), and underlying equity quoted index prices for identical or similar assets in markets that exhibit less liquidity relative to those markets.

Note 9 – Fair Value of Financial Instruments – (Continued)

The following summarizes the fair value (in thousands), valuation techniques and unobservable inputs of the Level 3 fair value measurements:

	Fair Value at December 31, 2023	Valuation Technique	Unobservable Input	Range/Weighted Average
Security type
Investment securities
Common stock	$961	Guideline public company method (1)	Recurring Revenue Multiple	6.3	x
		CVM	LTM Revenue Multiple	2.1	x
			NCY Cash Flow Multiple	5.0	x
Preferred stock	$4,771	Guideline public company method	LTM Revenue Multiple (2)	4	x
			LTM EBITDA Multiple	12.7	x
			NCY CF Multiple	5	x
			Term (Years)	1.1
			LTM EBITDA (est.) Multiple	7.5	x
			NTM Adj. EBITDA Multiple	9	x
			NCY Cash Flow Multiple	5	x
			Option pricing method, Volatility	73.6	x
Separately managed accounts	$104,698	Discounted cash flows (yield analysis)	Discount rate	8.80-18.50%
		CVM	NCY EBITDA	0	x
		Market transaction		N/A

Note 9 – Fair Value of Financial Instruments – (Continued)

	Fair Value at December 31, 2022	Valuation Technique	Unobservable Input	Range/Weighted Average
Security type
Investment securities
Common stock	$1,131	Guideline public company method (1)	LTM Revenue Multiple	3	xx
		CVM	NCY Revenue Multiple (4)	0.6	x
			NCY EBITDA Multiple	5.5	x
			LQA Recurring Revenue Multiple	7.25
Preferred stock	$5,058	Guideline public company method	LTM Revenue Multiple (2)	5.40	x
		CVM	NCY Revenue Multiple	6.82	x
			LTM EBITDA Multiple	5.50	x
			NCY EBITDA Multiple (3)	5.50	x
Separately managed accounts	$127,291	Discounted cash flows (yield analysis)	Discount rate	7.60-21.10%
		CVM	NCY EBITDA	0	x
		Market transaction		N/A

(1)	Guideline public company method uses price multiples from data on comparable public companies. Multiples are then adjusted to account for differences between what is being valued and comparable firms.
(2)	LTM Revenue Multiple valuation metric shows revenue for the past 12 month period.
(3)	Next Calendar Year (“NCY”) EBITDA Multiple is the forecasted EBITDA expected to be achieved over the next calendar year.
(4)	NCY Revenue forecast revenue over the next calendar year.
(5)	Last quarter annualized recurring revenue. Total recurring revenue realized during the previous quarter multiplied by 4.

Investment Securities—These bonds use cost as the best estimate of fair value. They are valued at cost because the value would not change unless there is a fundamental deterioration in the portfolio. There is no observable market valuation price or third-party sources that provide market values for these securities since they are not publicly traded. The common and preferred stock are valued at market transaction, option pricing method, or guideline public company method based on the best available information.

Separately Managed Accounts—The separately managed account manager uses the mid-point of a range from a third-party to price these securities. Discounted cash flows (yield analysis) and market transactions approach are used in the valuation. They use discount rate which is considered an unobservable input.

Fair Value Information About Financial Instruments Not Recorded at Fair Value

Information about fair value estimates for financial instruments not measured at fair value is discussed below:

Mortgage Loans—The fair value of mortgage loans is estimated using discounted cash flow analyses on a loan-by-loan basis by applying a discount rate to expected cash flows from future installment and balloon payments. The discount rate takes into account general market trends and specific credit risk trends for the individual loan. Factors used to arrive at the discount rate include inputs from spreads based on U.S. Treasury notes and the loan’s credit quality, region, property-type, lien priority, payment type and current status.

Note 9 – Fair Value of Financial Instruments – (Continued)

Policy Loans—The carrying value of policy loans is the outstanding balance plus any accrued interest. Due to the collateralized nature of policy loans such that they cannot be separated from the policy contracts, the unpredictable timing of repayments and the fact that settlement is at outstanding value, American National believes the carrying value of policy loans approximates fair value.

Investment Contracts—The carrying value of investment contracts is equivalent to the accrued account balance. The accrued account balance consists of deposits, net of withdrawals, net of interest credited, fees and charges assessed and other adjustments. American National believes that the carrying value of investment contracts approximates fair value because the majority of these contracts’ interest rates reset at anniversary.

Long-term Debt —Long-term debt is carried at outstanding principal balance less unamortized fees. The carrying value approximates fair value because the underlying interest rates approximate market rates at the balance sheet date.

Notes Payable—Notes payable are carried at outstanding principal balance. The carrying value of the notes payable approximates fair value because the underlying interest rates approximate market rates at the balance sheet date.

Note 9 – Fair Value of Financial Instruments – (Continued)

The carrying value and estimated fair value of financial instruments not recorded at fair value on a recurring basis are shown below (in thousands):

	December 31, 2023
	FV Hierarchy Level	Carrying Amount	Fair Value
Financial assets
Mortgage loans on real estate, net of allowance	Level 3	$5,658,023	$5,405,016
Policy loans	Level 3	390,393	390,393
Total financial assets		$6,048,416	$5,795,409
Financial liabilities
Investment contracts	Level 3	$14,096,714	$14,096,714
Long-term debt	Level 3	1,493,326	1,479,000
Notes payable	Level 3	174,017	174,017
Total financial liabilities		$15,764,057	$15,749,731

	December 31, 2022
	FV Hierarchy Level	Carrying Amount	Fair Value
Financial assets
Mortgage loans on real estate, net of allowance	Level 3	$5,546,175	$5,306,834
Policy loans	Level 3	374,481	374,481
Total financial assets		$5,920,656	$5,681,315
Financial liabilities
Investment contracts	Level 3	$9,780,174	$9,780,174
Long-term debt	Level 3	1,503,400	1,503,400
Notes payable	Level 3	150,913	150,913
Total financial liabilities		$11,434,487	$11,434,487

Note 10 – Deferred Policy Acquisition Costs and Value of Business Acquired

The changes in the asset for DAC and VOBA for the year ended December 31, 2023 and the period from May 25, 2022 to December 31, 2022 were as follows (in thousands):

Successor	Life	Annuity	Health	Property & Casualty	Total
Beginning balance, May 25, 2022	$343,550	$44,788	$3,977	$181,000	$573,315
Additions	113,049	47,952	9,233	273,900	444,134
Amortization	(39,276)	(2,935)	(6,057)	(270,029)	(318,297)
Net change	73,773	45,017	3,176	3,871	125,837
Beginning balance at January 1, 2023	417,323	89,805	7,153	184,871	699,152
Additions	145,012	165,727	8,575	450,642	769,956
Amortization	(43,182)	(18,552)	(5,436)	(457,469)	(524,639)
Net change	101,830	147,175	3,139	(6,827)	245,317
Ending balance at December 31, 2023	$519,153	$236,980	$10,292	$178,044	$944,469

Predecessor	Life	Annuity	Health	Property & Casualty	Total
Balance at December 31, 2020	$896,208	$309,056	$32,885	122,062	$1,360,211
Additions	161,898	99,971	14,369	366,167	642,405
Amortization	(111,764)	(77,133)	(17,906)	(355,970)	(562,773)
Effect of change in unrealized gains on available-for-sale debt securities	9,703	48,578	—	—	58,281
Net change	59,837	71,416	(3,537)	10,197	137,913
Balance at December 31, 2021	$956,045	$380,472	$29,348	$132,259	$1,498,124
Additions	64,974	27,268	5,398	170,724	268,364
Amortization	(51,399)	(9,301)	(6,483)	(160,225)	(227,408)
Effect of change in unrealized gains on available-for-sale debt securities	10,753	188,274	—	—	199,027
Net change	24,328	206,241	(1,085)	10,499	239,983
Ending balance at May 24, 2022	$980,373	$586,713	$28,263	$142,758	$1,738,107

Commissions comprise the majority of additions to deferred policy acquisition costs.

The following table provides the projected VOBA amortization expenses for a five-year period and thereafter (in thousands):

Years	Asset
2024	$32,289
2025	29,129
2026	26,569
2027	24,270
2028	22,590
Thereafter	228,949
Total amortization expense	$363,796

The amortization of the VOBA asset is included in the change in deferred acquisition costs in the consolidated statements of operations.

Note 11 – Liability for Unpaid Claims and Claim Adjustment Expenses

The liability for unpaid claims and claim adjustment expenses (“claims”) for health and property and casualty insurance is included in “Policy and contract claims” in the consolidated statements of financial position and is the amount estimated for incurred but not reported (“IBNR”) claims and claims that have been reported but not settled. The liability for unpaid claims is estimated based upon American National’s historical experience and actuarial assumptions that consider the effects of current developments, anticipated trends and risk management programs, less anticipated salvage and subrogation. The effects of the changes are included in the consolidated results of operations in the period in which the changes occur. The time value of money is not taken into account for the purposes of calculating the liability for unpaid claims. There have been no significant changes in methodologies or assumptions used to calculate the liability for unpaid claims and claim adjustment expenses.

Information regarding the liability for unpaid claims is shown below (in thousands):

	Successor		Predecessor
	Year ended December 31, 2023	Period from May 25, 2022 through December 31, 2022	Period from January 1, 2022 through May 24, 2022
Unpaid claims balance, beginning	$1,554,761	$1,496,156	$1,455,080
Less: Reinsurance recoverables	305,334	281,156	288,358
Net beginning balance	1,249,427	1,215,000	1,166,722
Incurred related to
Current	1,604,971	830,701	562,144
Prior years	(80,373)	(31,184)	(21,106)
Total incurred claims	1,524,598	799,517	541,038
Paid claims related to
Current	938,101	554,598	225,241
Prior years	480,621	196,703	267,519
Total paid claims	1,418,722	751,301	492,760
Net balance	1,355,303	1,263,216	1,215,000
Plus: Reinsurance recoverables	301,591	305,327	281,156
Unpaid claims balance, ending	$1,656,894	$1,568,543	$1,496,156

Estimates for ultimate incurred claims attributable to insured events of prior years’ decreased by approximately $80.0 million during the year ended December 31, 2023 and decreased by $31.2 million during the period from May 25, 2022 through December 31, 2022. The favorable development in 2023 was a reflection of lower-than-anticipated losses arising from commercial lines of business. The favorable development in 2022 during the "Successor" period was a reflection of lower-than-anticipated settlement of losses emerging from commercial automotive, agribusiness, commercial business owner and guaranteed asset protection waiver lines of business, and for the "Successor" period a reflection of lower-than-anticipated settlement of losses emerging from Managing General Underwriting, credit health, worksite health, personal Auto, commercial auto and agribusiness lines of business.

For short-duration health insurance claims, the total of IBNR plus expected development on reported claims included in the liability for unpaid claims and claim adjustment expenses at December 31, 2023 and December 31, 2022 was $4.2 million and $16.0 million, respectively.

Note 11 – Liability for Unpaid Claims and Claim Adjustment Expenses - (Continued)

The reconciliation of the net incurred and paid claims development tables to the liability for claims and claim adjustment expenses in the consolidated statement of financial position is as follows (in thousands):

	December 31, 2023	December 31, 2022
Net outstanding liabilities
Auto Liability	$489,354	$460,351
Non-Auto Liability	349,575	328,797
Commercial Multi-Peril	202,832	191,571
Homeowners	124,970	94,665
Short Tail Property	63,920	49,170
Credit Property and Casualty	26,341	18,906
Credit Life	1,052	959
Health	7,925	20,321
Credit Health	3,858	4,056
Other	451	891
Liabilities for unpaid claims and claim adjustment expenses, net of reinsurance	1,270,278	1,169,687
Reinsurance recoverable on unpaid claims
Auto Liability	13,435	12,604
Non-Auto Liability	65,372	59,563
Commercial Multi-Peril	36,985	33,677
Homeowners	8,368	9,456
Short Tail Property	7,746	7,963
Credit Property & Casualty	19,886	13,944
Credit Life	259	725
Health	40,719	201,023
Credit Health	1,095	1,473
Other	6,841	6,545
Total reinsurance recoverable on unpaid claims	200,706	346,973
Insurance lines other than short-duration	150,923	198,548
Unallocated claims adjustment expenses	88,519	71,067
Other	159,544	—
Total gross liability for unpaid claims and claim adjustment expense	$1,869,970	$1,786,275

Note 11 – Liability for Unpaid Claims and Claim Adjustment Expenses - (Continued)

Property and Casualty Reserving Methodology—The following methods are utilized:

•	Initial Expected Loss Ratio—This method calculates an estimate of ultimate losses by applying an estimated loss ratio to actual earned premium for each calendar/accident year. This method is appropriate for classes of business where the actual paid or reported loss experience is not yet mature enough to influence initial expectations of the ultimate loss ratios.

•	Pegged Frequency and Severity—This method uses actual claims count data and emergence patterns of older accident periods to project the ultimate number of reported claims for a given accident year. A similar process projects the ultimate average severity per claim so that the product of the two projections results in a projection of ultimate loss for a given accident year.

•	Bornhuetter-Ferguson—This method uses, as a starting point, either an assumed Initial Expected Loss Ratio Method or Pegged Frequency and Severity method and blends in the loss ratio or frequency and severity implied by the claims experience to date by using loss development patterns based on our historical experience. This method is generally appropriate where there are few reported claims and an unstable pattern of reported losses.

•	Loss or Expense Development (Chain Ladder)—This method uses actual loss or defense and cost containment expense data and the historical development profiles on older accident periods to project more recent, less developed periods to their ultimate total. This method is appropriate when there is a relatively stable pattern of loss and expense emergence and a relatively large number of reported claims.

•	Ratio of Paid Defense and Cost Containment Expense to Paid Loss Development—This method uses the ratio of paid defense and cost containment expense to paid loss data and the historical development profiles on older accident periods to project more recent, less developed periods to their ultimate total. In this method, an ultimate ratio of paid defense and cost containment expense to paid loss is selected for each accident period. The selected paid defense and cost containment expense to paid loss ratio is then applied to the selected ultimate loss for each accident period to estimate the ultimate defense and cost containment expense. Paid defense and cost containment expense is then subtracted from the ultimate defense and cost containment expense to calculate the unpaid defense and cost containment expense for that accident period.

•	Calendar Year Paid Adjusting and Other Expense to Paid Loss—This method uses a selected prior calendar years’ paid expense to paid loss ratio to project ultimate loss adjustment expenses for adjusting and other expense. A percentage of the selected ratio is applied to the case reserves (depending on the line of insurance) and 100% to the indicated IBNR reserves. These ratios assume that a percentage of the expense is incurred when a claim is opened and the remaining percentage is paid throughout the claim’s life.

For most credit property and casualty products, IBNR liability is calculated as a percentage of pro rata unearned premium, with the specific percentage for a given product line informed by a traditional completion factor claim reserve analysis.

The expected development on reported claims is the sum of a pay-to-current reserve and a future reserve. The pay-to-current reserve is calculated for each open claim having a monthly indemnity and contains the amount required to pay the open claim from the last payment date to the current valuation date. The future reserve is calculated by assigning to each open claim a fixed reserve amount based on the historical average severity. For debt cancellation products and involuntary unemployment insurance, this reserve is calculated using published valuation tables.

Cumulative claim frequency information is calculated on a per claim basis. Claims that do not result in a liability are not considered in the determination of unpaid liabilities.

For any given line of business, none of these methods are relied on exclusively. With minor exceptions, multiple methods may be used for a line of business as a check for reasonableness of our reselected reserve value.

The following contains information about incurred and paid claims development as of December 31, 2023, net of reinsurance, as well as cumulative claim frequency and the total of IBNR liabilities plus expected development on reported claims included within the net incurred claims amounts. The information about incurred and paid claims development for the years ended December 31, 2014 to 2022 is presented as supplementary information.

Note 11 – Liability for Unpaid Claims and Claim Adjustment Expenses - (Continued)

Auto Liability—Consists of personal and commercial auto. Claims and claim adjustment expenses are shown below (in thousands):

	Incurred Claims and Allocated Claim Adjustment Expenses, Net of Reinsurance										December 31, 2023
	Years ended December 31,										IBNR Plus Expected	Cumulative Number of Reported
Accident Year	2014*	2015*	2016*	2017*	2018*	2019*	2020*	2021*	2022*	2023	Development	Claims
2014	$232,146	$223,386	$217,819	$215,419	$214,870	$214,557	$214,326	$214,253	$214,373	$214,410	$78	36,043
2015		237,578	240,697	239,421	245,775	244,798	244,621	243,304	243,214	242,937	62	36,129
2016			259,177	256,080	261,400	259,128	257,633	256,294	256,759	256,511	327	37,153
2017				269,803	280,012	275,850	273,551	270,464	268,775	267,984	523	38,626
2018					314,467	299,512	288,806	282,805	277,906	274,349	1,508	37,875
2019						330,988	313,636	305,312	295,834	292,213	4,146	36,366
2020							277,597	254,808	241,381	234,547	7,698	26,420
2021								299,746	294,676	286,590	18,182	29,282
2022									309,321	305,957	47,603	26,875
2023										345,522	100,065	27,971
									Total	$2,721,020

	Cumulative Paid Claims and Allocated Claim Adjustment Expenses, Net of Reinsurance
	Years ended December 31,
Accident Year	2014*	2015*	2016*	2017*	2018*	2019*	2020*	2021*	2022*	2023
2014	$72,838	$134,376	$166,947	$187,375	$204,057	$209,401	$210,994	$212,522	$212,940	$213,108
2015		78,861	149,366	186,281	211,908	231,530	237,792	239,986	240,829	241,681
2016			86,492	153,911	198,326	225,869	237,592	247,640	251,920	253,768
2017				88,357	175,175	218,435	241,823	255,530	261,535	263,084
2018					95,777	185,317	227,312	248,183	262,077	266,316
2019						98,545	193,389	231,892	258,959	274,221
2020							78,699	151,722	184,874	207,391
2021								85,916	179,363	223,116
2022									93,500	185,697
2023										106,971
									Total	2,235,353
	All outstanding liabilities before 2014, net of reinsurance*									3,687
		Liabilities for claims and claim adjustment expenses, net of reinsurance								$489,354

*	Unaudited supplementary information.

Note 11 – Liability for Unpaid Claims and Claim Adjustment Expenses - (Continued)

Non-Auto Liability—Consists of workers’ compensation and other liability occurrence. Claims and claim adjustment expenses are shown below (in thousands):

	Incurred Claims and Allocated Claim Adjustment Expenses, Net of Reinsurance										December 31, 2023
	Years ended December 31,										IBNR Plus Expected	Cumulative Number of Reported
Accident Year	2014*	2015*	2016*	2017*	2018*	2019*	2020*	2021*	2022*	2023*	Development	Claims
2014	$83,084	$75,550	$72,624	$67,339	$67,865	$67,267	$67,268	$66,250	$66,212	$65,880	$2,335	6,144
2015		83,897	78,968	76,724	67,548	64,189	63,326	63,523	62,929	62,644	2,714	5,572
2016			86,935	83,179	73,764	73,195	68,178	67,347	68,142	66,687	3,362	4,623
2017				102,616	88,902	81,240	77,322	76,540	74,173	74,088	4,089	8,219
2018					88,986	85,910	79,493	75,207	74,115	72,093	9,376	13,746
2019						96,064	95,340	92,544	89,475	87,888	14,387	11,954
2020							90,197	83,339	80,839	76,851	19,345	10,242
2021								102,869	100,813	96,477	29,411	9,683
2022									109,460	106,699	43,263	9,382
2023										117,726	64,479	13,491
									Total	$827,033

	Cumulative Paid Claims and Allocated Claim Adjustment Expenses, Net of Reinsurance
	Years ended December 31,
Accident Year	2014*	2015*	2016*	2017*	2018*	2019*	2020*	2021*	2022*	2023
2014	$11,201	$26,587	$36,220	$45,206	$51,853	$55,307	$57,497	$58,559	$59,886	$61,155
2015		11,979	23,488	37,059	46,285	51,303	53,478	55,434	56,890	57,583
2016			12,733	24,633	35,502	45,820	50,596	55,205	57,958	59,210
2017				14,865	37,139	48,654	53,996	59,582	63,025	64,274
2018					13,156	26,115	37,574	45,316	49,940	52,983
2019						12,204	30,199	40,729	49,979	59,086
2020							9,596	23,838	36,066	43,576
2021								12,389	32,658	43,504
2022									14,029	36,188
2023										18,743
									Total	496,302
	All outstanding liabilities before 2014, net of reinsurance*									18,844
	Liabilities for claims and claim adjustment expenses, net of reinsurance									$349,575

*	Unaudited supplementary information.

Note 11 – Liability for Unpaid Claims and Claim Adjustment Expenses - (Continued)

Commercial Multi-Peril—Consists of business owners insurance and mortgage fire business. Claims and claim adjustment expenses are shown below (in thousands):

	Incurred Claims and Allocated Claim Adjustment Expenses, Net of Reinsurance										December 31, 2023
	Years ended December 31,										IBNR Plus Expected	Cumulative Number of Reported
Accident Year	2014*	2015*	2016*	2017*	2018*	2019*	2020*	2021*	2022*	2023	Development	Claims
2014	$36,852	$31,220	$34,911	$33,962	$36,132	$34,279	$34,004	$33,836	$33,730	$33,871	$165	2,314
2015		33,997	31,488	29,023	32,282	31,285	33,059	34,282	33,889	33,453	467	2,251
2016			38,115	33,475	33,080	31,615	33,628	32,705	32,867	33,555	728	4,810
2017				42,411	37,079	40,611	43,367	47,660	49,825	48,621	1,456	6,817
2018					50,784	50,182	51,519	51,035	51,124	49,996	1,444	5,693
2019						56,062	59,789	58,262	57,780	54,578	3,245	3,644
2020							68,226	63,281	64,265	62,993	6,466	4,174
2021								95,708	92,644	94,135	15,864	5,794
2022									128,960	117,713	28,245	6,027
2023										139,797	50,801	5,656
									Total	$668,712

	Cumulative Paid Claims and Allocated Claim Adjustment Expenses, Net of Reinsurance
	Years ended December 31,
Accident Year	2014*	2015*	2016*	2017*	2018*	2019*	2020*	2021*	2022*	2023
2014	$12,001	$16,484	$20,199	$24,602	$27,339	$31,448	$32,702	$32,934	$33,102	$33,162
2015		9,820	12,956	16,402	21,680	25,188	27,201	28,566	29,692	29,833
2016			11,327	17,193	19,085	22,339	25,686	26,690	27,629	29,249
2017				12,458	20,828	23,294	26,202	28,420	34,892	38,587
2018					18,027	30,078	32,490	35,781	41,169	42,447
2019						22,098	32,295	37,408	41,045	44,916
2020							25,492	38,415	42,677	49,483
2021								41,452	60,141	63,057
2022									45,624	74,252
2023										63,327
									Total	468,313
			All outstanding liabilities before 2014, net of reinsurance*							2,433
	Liabilities for claims and claim adjustment expenses, net of reinsurance									$202,832

*	Unaudited supplementary information.

Note 11 – Liability for Unpaid Claims and Claim Adjustment Expenses - (Continued)

Homeowners—Consists of homeowners and renters business. Claims and claim adjustment expenses are shown below (in thousands):

	Incurred Claims and Allocated Claim Adjustment Expenses, Net of Reinsurance										December 31, 2023
	Years ended December 31,										IBNR Plus Expected	Cumulative Number of Reported
Accident Year	2014*	2015*	2016*	2017*	2018*	2019*	2020*	2021*	2022*	2023	Development	Claims
2014	$132,651	$131,634	$130,287	$131,546	$130,895	$130,747	$130,799	$130,713	$130,705	$131,078	$—	18,183
2015		125,430	124,199	123,619	123,824	123,731	123,357	123,312	123,293	123,292	—	17,759
2016			147,264	145,373	144,376	145,019	144,828	144,766	144,717	144,700	—	21,564
2017				164,284	172,274	172,491	169,524	169,430	169,370	169,584	25	23,604
2018					174,495	179,561	176,317	176,681	177,437	177,331	62	22,605
2019						177,854	176,005	173,763	174,563	175,304	78	20,340
2020							227,298	228,441	228,215	229,652	63	25,091
2021								240,732	248,886	246,327	2,128	22,310
2022									247,088	251,277	5,368	23,048
2023										338,894	53,844	24,781
									Total	$1,987,439

	Cumulative Paid Claims and Allocated Claims Adjustment Expenses, Net of Reinsurance
	Years ended December 31,
Accident Year	2014*	2015*	2016*	2017*	2018*	2019*	2020*	2021*	2022*	2023
2014	$96,300	$122,601	$126,245	$129,467	$130,059	$130,305	$130,542	$130,577	$130,588	$131,078
2015		86,617	114,696	119,331	122,585	122,955	123,065	123,161	123,288	123,292
2016			105,415	136,796	140,972	144,000	144,596	144,635	144,696	144,700
2017				116,075	159,107	166,009	167,638	168,241	168,661	168,803
2018					121,631	165,203	170,850	174,077	176,476	176,889
2019						122,530	163,400	170,229	173,047	174,629
2020							166,352	217,224	223,741	226,511
2021								175,265	234,852	241,146
2022									174,402	236,656
2023										238,585
									Total	1,862,289
	All outstanding liabilities before 2014, net of reinsurance*									(180)
	Liabilities for claims and claim adjustment expenses, net of reinsurance									$124,970

*	Unaudited supplementary information.

Note 11 – Liability for Unpaid Claims and Claim Adjustment Expenses - (Continued)

Short Tail Property—Consists of auto physical damage, fire, rental owners, standard fire policy, country estates, inland marine and watercraft. This line of business has substantially all claims settled and paid in less than two years. Claims and claim adjustment expenses are shown below (in thousands):

	Incurred Claims and Allocated Claim
	Adjustment Expenses, Net of Reinsurance		As of December 31, 2023
	Years ended December 31,		IBNR Plus Expected	Cumulative Number of
Accident Year	2022*	2023	Development	Reported Claims
2022	$343,392	$347,477	$379	56,443
2023		387,100	4,816	60,768
	Total	$734,577

	Cumulative Paid Claims and Allocated Claim Adjustment Expenses, Net of Reinsurance
	Years ended December 31,
Accident Year	2022*	2023
2022	$297,877	$344,150
2023		329,235
	Total	673,385
All outstanding liabilities before 2022, net of reinsurance*		2,728
Liabilities for claims and claim adjustment expenses, net of reinsurance		$63,920

*	Unaudited supplementary information.

Credit Property and Casualty—Consists of credit property insurance, vendor’s or lender’s single interest insurance, GAP insurance, GAP waiver, debt cancellation products, involuntary unemployment insurance and collateral protection insurance. This line of business has substantially all claims settled and paid in less than two years. Claims and claim adjustment expenses are shown below (in thousands):

	Incurred Claims and Allocated Claim
	Adjustment Expenses, Net of Reinsurance		As of December 31, 2023
	Years ended December 31,		IBNR Plus Expected	Cumulative Number of
Accident Year	2022*	2023	Development	Reported Claims
2022	$58,468	$53,643	$216	15,587
2023		102,704	16,533	16,843
	Total	$156,347

	Cumulative Paid Claims and Allocated Claim Adjustment Expenses, Net of Reinsurance
	Years ended December 31,
Accident Year	2022*	2023
2022	$39,807	$52,851
2023		77,334
	Total	130,185
All outstanding liabilities before 2022, net of reinsurance*		179
Liabilities for claims and claim adjustment expenses, net of reinsurance		$26,341

*	Unaudited supplementary information.

Note 11 – Liability for Unpaid Claims and Claim Adjustment Expenses - (Continued)

Credit Life—For credit life products, IBNR is calculated as a percentage of life insurance in-force. This line of business has substantially all claims settled and paid in less than two years. Claims and claim adjustment expenses are shown below (in thousands):

	Incurred Claims and Allocated Claim
	Adjustment Expenses, Net of Reinsurance		As of December 31, 2023
	Years ended December 31,		IBNR Plus Expected	Cumulative Number of
Accident Year	2022*	2023	Development	Reported Claims
2022	$7,634	$6,009	$7	41
2023		5,293	1,009	22
	Total	$11,302

	Cumulative Paid Claims and Allocated Claim Adjustment Expenses, Net of Reinsurance
	Years ended December 31,
Accident Year	2022*	2023
2022	$6,709	$6,002
2023		4,248
	Total	10,250
All outstanding liabilities before 2022, net of reinsurance*		—
Liabilities for claims and claim adjustment expenses, net of reinsurance		$1,052

*	Unaudited supplementary information.

Health Reserving Methodology—The following methods are utilized:

•	Completion Factor Approach—This method assumes that the historical claim patterns will be an accurate representation of unpaid claim liabilities. An estimate of the unpaid claims is calculated by subtracting period-to-date paid claims from an estimate of the ultimate “complete” payment for all incurred claims in the period. Completion factors are calculated which “complete” the current period-to-date payment totals for each incurred month to estimate the ultimate expected payout.

•	Tabular Claims Reserves—This method is used to calculate the reserves for long-term care and disability income blocks of business. These reserves rely on published valuation continuance tables created using industry experience regarding assumptions of continued morbidity and subsequent recovery. Reserves are calculated by applying these continuance tables, along with appropriate company experience adjustments, to the stream of contractual benefit payments. These expected benefit payments are discounted at the required interest rate.

•	Future Policy Benefits—Reserves are equal to the aggregate of the present value of expected future benefit payments, less the present value of expected future premiums. Morbidity and termination assumptions are based on our experience or published valuation tables when available and appropriate.

•	Premium Deficiency Reserves—Deficiency reserves are established when the expected future claim payments and expenses for a classification of policies are in excess of the expected premiums for these policies. The determination of a deficiency reserve takes into consideration the likelihood of premium rate increases, the timing of these increases, future net investment income, and the expected benefit utilization patterns. We have established premium deficiency reserves for portions of the major medical business and the long-term care business that are in run-off. The assumptions and methods used to determine the deficiency reserves are reviewed periodically for reasonableness, and the reserve amount is monitored against emerging losses.

There is no expected development on reported claims in the health blocks. Claim frequency is determined by totaling the number of unique claim numbers during the period as each unique claim number represents a claim event for an individual claimant.

Note 11 – Liability for Unpaid Claims and Claim Adjustment Expenses - (Continued)

Health—Consists of stop-loss and other supplemental health products. This line of business has substantially all claims settled and paid in less than five years. Claims and claim adjustment expenses are shown below (in thousands):

	Incurred Claims and Allocated Claim Adjustment Expenses, Net of Reinsurance					As of December 31, 2023
	Years ended December 31,					IBNR Plus Expected	Cumulative Number of
Accident Year	2019*	2020*	2021*	2022*	2023	Development	Reported Claims
2019	$48,125	$52,587	$47,373	$47,439	$—	$—	3
2020		36,717	36,406	32,779	17	—	23
2021			36,653	37,142	6,171	1	590
2022				29,932	24,963	318	17,170
2023					21,682	2,657	23,325
				Total	$52,833

	Cumulative Paid Claims and Allocated Claim Adjustment Expenses, Net of Reinsurance
	Years ended December 31,
Accident Year	2019*	2020*	2021*	2022*	2023
2019	$33,207	$47,312	$47,371	$47,373	$—
2020		22,036	32,584	32,740	17
2021			22,086	34,282	6,094
2022				17,480	24,680
2023					18,501
				Total	49,292
All outstanding liabilities before 2019, net of reinsurance*					4,384
Liabilities for claims and claim adjustment expenses, net of reinsurance					$7,925

*	Unaudited supplementary information.

Credit Health Reserving Methodology—The following methods are utilized:

Tabular Claims Reserves—These reserves rely on published valuation continuance tables. The insured's age at disablement, the duration of the claim and the remaining term of the policy are used to provide a factor which is applied to the remaining exposure to calculate the present value of future benefits for insureds on claim.

The claim liability consists of IBNR and Due/Unpaid. The IBNR utilizes an inventory type method based on historical patterns of claim payments incurred but not reported within the last six months of the valuation date.

The Due/Unpaid reserves are the amount needed to pay an open claim from the last date of payment to the reserve valuation date.

Note 11 – Liability for Unpaid Claims and Claim Adjustment Expenses - (Continued)

Credit Health—The claim liability consists of credit disability. This line of business has substantially all claims settled and paid in less than five years. Claims and claim adjustment expenses are shown below (in thousands):

	Incurred Claims and Allocated Claim Adjustment Expenses, Net of Reinsurance					As of December 31, 2023
	Years ended December 31,					IBNR Plus Expected	Cumulative Number of Reported
Accident Year	2019*	2020*	2021*	2022*	2023	Development	Claims
2019	$3,898	$3,705	$3,631	$3,628	$355	$30	16
2020		3,736	3,741	3,804	751	86	48
2021			3,415	3,401	1,547	138	188
2022				2,756	2,715	284	1,312
2023					2,772	638	977
				Total	$8,140

	Cumulative Paid Claims and Allocated Claim Adjustment Expenses, Net of Reinsurance
	Years ended December 31,
Accident Year	2019*	2020*	2021*	2022*	2023
2019	$1,207	$2,618	$3,138	$3,424	$258
2020		1,179	2,613	3,100	468
2021			1,098	2,274	1,093
2022				930	1,784
2023					679
				Total	4,282
	All outstanding liabilities before 2019, net of reinsurance*				—
	Liabilities for claims and claim adjustment expenses, net of reinsurance				$3,858

*	Unaudited supplementary information.

The following table is supplementary information. A 10-year average annual percentage payout of incurred claims is shown below:

	Average Annual Percentage Payout of Incurred Claims by Age, Net of Reinsurance
	Year 1	Year 2	Year 3	Year 4	Year 5	Year 6	Year 7	Year 8	Year 9	Year 10
Auto Liability	32.6%	30.6%	15.2%	9.4%	6.0%	2.6%	1.0%	0.6%	0.3%	1.7%
Non-Auto Liability	16.2%	20.9%	15.4%	11.7%	8.3%	4.9%	3.1%	1.9%	1.5%	16.1%
Commercial Multi-Peril	37.1%	18.3%	7.0%	9.8%	8.5%	7.4%	4.5%	3.0%	0.5%	3.9%
Homeowner	70.8%	23.2%	3.2%	1.8%	0.6%	0.2%	0.1%	—%	—%	0.1%
Short Tail Property	85.4%	14.6%	—%	—%	—%	—%	—%	—%	—%	—%
Credit P&C	74.8%	25.2%	—%	—%	—%	—%	—%	—%	—%	—%
Credit Life	—%	—%	—%	—%	—%	—%	—%	—%	—%	—%

Note 12 – Federal Income Taxes

A reconciliation of the effective tax rate to the statutory federal tax rate is shown below (in thousands, except percentages):

	Successor				Predecessor
	Year ended December 31, 2023		Period from May 25, 2022 through December 31, 2022		Period from January 1, 2022 through May 24, 2022		Year ended December 31, 2021
	Amount	Rate	Amount	Rate	Amount	Rate	Amount	Rate
Total expected income tax expense at the statutory rate	$91,475	21.0%	$83,113	21.0%	$35,113	21.0%	$181,229	21.0%
Implementation of new tax legislation	(35,000)	(8.0)	—	—	—	—	—	—
Tax-exempt investment income	(2,968)	(0.7)	(2,082)	(0.5)	(1,811)	(1.1)	(3,929)	(0.5)
Tax credits, net	(14,995)	(3.4)	(12,959)	(3.3)	(2,213)	(1.3)	(4,988)	(0.6)
Low income housing tax credit expense	3,062	0.7	2,063	0.5	1,344	0.8	4,744	0.5
Merger transaction costs	—	—	3,113	0.8	2,621	1.6	—	—
Deferred tax adjustment	—	—	—	—	(2,148)	(1.3)	(8,375)	(1.0)
Other items, net	5,101	1.1	248	0.1	71	0.1	(2,096)	(0.1)
Total	$46,675	10.7%	$73,496	18.6%	$32,977	19.8%	$166,585	19.3%

American National’s federal income tax returns for tax years 2020 to 2022 are subject to examination by the Internal Revenue Service. In the opinion of management, all prior year deficiencies have been paid or adequate provisions have been made for any tax deficiencies that may be upheld.

As of December 31, 2023, American National had no provision for uncertain tax positions and no provision for penalties or interest. In addition, management does not believe there are any uncertain tax benefits that could be recognized within the next twelve months that would impact American National’s effective tax rate.

Note 12 – Federal Income Taxes - (Continued)

The tax effects of temporary differences that gave rise to the deferred tax assets and liabilities are shown below (in thousands):

	December 31, 2023	December 31, 2022
DEFERRED TAX ASSETS
Bonds	$257,181	$399,999
Market Risk	—	9,242
Mortgage loans on real estate	33,891	41,420
Future policy benefits, policyholders' account balances and claims	49,236	13,254
Unearned premium reserve	30,356	27,531
Participating policyholders’ liability	57,970	55,273
Deferred compensation	8,470	8,203
Other assets	35,000	—
Tax carryforwards	31,449	2,255
Gross deferred tax assets before valuation allowance	503,553	557,177
Valuation allowance	(4,913)	(2,800)
Gross deferred tax assets after valuation allowance	498,640	554,377

DEFERRED TAX LIABILITIES
Equity securities	8,416	5,022
Real estate, real estate partnerships and investment funds	5,372	22,333
Other invested assets	17,677	17
Deferred acquisition costs	80,511	40,156
Market Risk	18	—
Property and equipment	17,013	8,717
Pension and liability for retirement benefits	48,783	21,065
Other liabilities	29,510	17,953
Gross deferred tax liabilities	207,300	115,263
Total net deferred tax asset (liability)	$291,340	$439,114

As of December 31, 2023, American National reported a deferred tax asset of $291.3 million compared to a deferred tax asset at December 31, 2022 of $439.1 million. The decrease from prior year was primarily due to a change in unrealized losses on investments not recognized for tax.

As of December 31, 2023, American National had net operating loss carryforwards of $134 million and foreign tax credit carryovers of $3 million. If not utilized, net operating loss carryforwards of $56 million will expire in 2043 and $55 million may be carried forward indefinitely. Foreign tax credit carryovers, of not utilized, will expire in 2033.

GAAP requires us to evaluate the recoverability of our deferred tax assets and establish a valuation allowance, if necessary, to reduce our deferred tax assets to an amount that is more-likely-than-not to be realized. Considerable judgment is required in determining whether a valuation allowance is necessary, and if so, the amount of such valuation allowance. There were no material changes to our valuation allowance recorded during the years ended December 31, 2023 and 2022. Although realization is not assured, management believes it is more-likely-than-not that our remaining deferred tax assets will be realized and that as of December 31, 2023, no additional valuation allowance is required.

On August 16, 2022, the Inflation Reduction Act (the "Act") was signed into law. The Act included several tax provisions including a corporate alternative minimum tax ("CAMT") effective in 2023. As of December 31, 2023, American National is not an applicable reporting entity and as such, had no provision under CAMT.

Introduction of Pillar Two

The Organization for Economic Cooperation and Development (“OECD”) and its member countries with support from the G20, have proposed the enactment of a global minimum tax of 15% for Multinational Enterprise (“MNE”) groups with global annual revenue of €750 million or more (“Pillar Two”). The Company may become subject to additional income taxes as a result of these proposals, as enacted locally across jurisdictions.

Note 12 – Federal Income Taxes - (Continued)

American National's wholly owned subsidiary, Freestone Re LTD., is incorporated under the laws of Bermuda and is not required to pay any taxes in Bermuda based upon income or capital gains. However, in December 2023, the Government of Bermuda enacted a corporate income tax (“CIT”) regime, designed to align with the OECD’s global minimum tax rules. Effective January 1, 2025, the regime applies a 15% CIT to Bermuda businesses that are part of MNE groups with annual revenue of €750 million or more. As a result of this new regime, American National recognized a deferred tax asset of $35 million as of December 31, 2023. We will continue to monitor developments prior to the commencement of this regime.

Note 13 – Accumulated Other Comprehensive Income (Loss)

According to PGAAP Accounting, accumulated other comprehensive income (loss) (“AOCI”), was written off as a result of the Merger with Brookfield Reinsurance. The components of and changes in AOCI are shown below (in thousands):

Successor	Net Unrealized Gains (Losses) on Securities	Defined Benefit Pension Plan Adjustments	Foreign Currency Adjustments	Change in Discount Rate Used to Measure LFPB	Change in Fair Value of Market Risk Benefits	Accumulated Other Comprehensive Income (Loss)
Beginning balance at May 25, 2022	$—	$—	$—	$—	$—	$—
Amounts reclassified to from AOCI	18,421	1,161	—		—	19,582
Unrealized losses arising during the period	(739,957)	—	—	—	—	(739,957)
Unrealized losses on investments attributable to participating policyholders’ interest		—	—	—	—	—
Change in discount rates	—	—	—	253,126	—	253,126
Change in fair value market risk benefits	—	—	—	—	20,779	20,779
Foreign currency adjustment	—	—	(1,237)	—	—	(1,237)
Ending balance at December 31, 2022	(721,536)	1,161	(1,237)	253,126	20,779	(447,707)
Amounts reclassified from AOCI	74,579	107,215	—	—	—	181,794
Unrealized gains arising during the period	460,737	—	—	—	—	460,737
Unrealized losses on investments attributable to participating policyholders’ interest	—	—	—	—	—	—
Change in discount rates	—	—	—	(188,467)	—	(188,467)
Change in fair value market risk benefits	—	—	—	—	(25,263)	(25,263)
Foreign currency adjustment	—	—	13	—	—	13
Deferred income tax benefit (expense)	(112,671)	(22,515)	—	39,578	5,305	(90,303)
Ending balance at December 31, 2023	$(298,891)	$85,861	$(1,224)	$104,237	$821	$(109,196)

Predecessor	Net Unrealized Gains (Losses) on Securities	Defined Benefit Pension Plan Adjustments	Foreign Currency Adjustments	Accumulated Other Comprehensive Income (Loss)
Balance at December 31, 2020	$292,166	$(67,130)	$(2,866)	$222,170
Amounts reclassified from AOCI	(32,382)	7,584	—	(24,798)
Unrealized holding losses arising during the period	(163,051)	—	—	(163,051)
Unrealized adjustment to DAC	46,042	—	—	46,042
Unrealized losses on investments attributable to participating policyholders’ interest	6,537	—	—	6,537
Actuarial gain arising during the period	—	60,092	—	60,092
Foreign currency adjustment	—	—	62	62
Balance at December 31, 2021	$149,312	$546	$(2,804)	$147,054
Amounts reclassified from AOCI	(6,587)	4,800	—	(1,787)
Unrealized losses arising during the period	(782,002)	—	—	(782,002)
Unrealized adjustment to DAC	157,231	—	—	157,231
Unrealized losses on investments attributable to participating policyholders’ interest	10,648	—	—	10,648
Foreign currency adjustment	—	—	312	312
Ending balance at May 24, 2022	$(471,398)	$5,346	$(2,492)	$(468,544)

Unrealized gains increased during the year ended December 31, 2023 as a result of a decrease in the benchmark ten-year interest rates and tightening of credit spreads.

Note 14 – Equity and Noncontrolling Interests

Prior to the Merger, ANAT had one class of common stock with a par value of $0.01 per share, with 50,000,000 authorized shares and 26,887,200 outstanding shares (including 10,000 shares of restricted stock). On May 25, 2022, the effective date of the Merger, each issued and outstanding share of the Company's common stock was converted into the right to receive $190.00 in cash without interest pursuant to the Merger Agreement. Refer to Note 1, Nature of Operations, for more information. Subsequent to the closing of the Merger, and effective September 30, 2022, ANAT converted from a corporation to a limited liability company. Following such conversion, there is one outstanding member unit, which is indirectly owned by Brookfield Reinsurance.

Earnings per Share

Prior to the Merger, basic earnings per share were calculated using a weighted average number of shares outstanding. Diluted earnings per share include Restricted Stock (“RS”) awards and Restricted Stock Units (“RSU”) award shares issued in 2019. RSUs issued in 2021 may only be settled in cash. All stock-based compensation awards were settled at the closing of the Merger, with no such awards outstanding as of May 25, 2022.

	Predecessor
	Period from January 1, 2022 through May 24, 2022	Year ended December 31, 2021
Weighted average shares outstanding	26,877,200	26,877,200
Incremental shares from RS awards and RSUs	7,529	7,479
Total shares for diluted calculations	26,884,729	26,884,679
Net income attributable to American National (in thousands)	$131,050	$699,325
Basic earnings per share	$4.88	$26.02
Diluted earnings per share	$4.87	$26.01

Statutory Capital and Surplus

Risk Based Capital (“RBC”) is a measure defined by the National Association of Insurance Commissioners ("NAIC") and is used by insurance regulators to evaluate the capital adequacy of American National's insurance subsidiaries. RBC is calculated using formulas applied to certain financial balances and activities that consider, among other things, investment risks related to the type and quality of investments, insurance risks associated with products and liabilities, interest rate risks and general business risks. Insurance companies that do not maintain capital and surplus at a level at least 100% of the company action level RBC are required to take certain actions.

American National's insurance subsidiaries prepare financial statements in accordance with statutory accounting practices prescribed or permitted by the insurance department of each subsidiary's state of domicile, which include certain components of the National Association of Insurance Commissioners’ Codification of Statutory Accounting Principles (“NAIC Codification”). NAIC Codification is intended to standardize regulatory accounting and reporting to state insurance departments. However, statutory accounting practices continue to be established by individual state laws and permitted practices. Modifications by the various state insurance departments may impact the statutory capital and surplus of our insurance subsidiaries.

Statutory accounting differs from GAAP primarily by charging policy acquisition costs to expense as incurred, establishing future policy benefit liabilities using different actuarial assumptions, and valuing securities on a different basis. In addition, certain assets are not admitted under statutory accounting principles and are charged directly to surplus.

American National has been granted a permitted practice from the Texas Department of Insurance to recognize an admitted asset related to the notional value of coverage defined in an excess of loss reinsurance agreement. The permitted practice increases the statutory capital and surplus of American National by $548.2 million at December 31, 2023. The statutory capital and surplus of American National would have remained above authorized control level RBC had it not used the permitted practice.

One of American National’s insurance subsidiaries has been granted a permitted practice from the Missouri Department of Insurance to record as the valuation of its investment in a wholly-owned subsidiary that is the attorney-in-fact for a Texas domiciled insurer, the statutory capital and surplus of the Texas domiciled insurer. This permitted practice increases the statutory capital and surplus of American National Property And Casualty Company ("ANPAC") by $70.6 million and $79.3 million at December 31, 2023 and December 31, 2022, respectively. The statutory capital and surplus of both ANPAC and American National Lloyds Insurance Company would have remained above the authorized control level RBC had it not used the permitted practice.

The statutory capital and surplus and net income (loss) of our life and property and casualty insurance entities in accordance with statutory accounting practices are shown below (in thousands):

	December 31, 2023	December 31, 2022
Statutory capital and surplus
Life insurance entities	$2,776,265	$4,207,301
Property and casualty insurance entities	1,701,884	1,768,116

	Years ended December 31,
	2023	2022	2021
Statutory net income (loss)
Life insurance entities	$(354,917)	$353,796	$956,053
Property and casualty insurance entities	(38,193)	50,055	383,962

Dividends

We paid a quarterly dividend of $0.82 per share during the three months ended March 31, 2022, prior to the completion of the Merger effective May 25, 2022.

Under the terms of the Merger Agreement with Brookfield Reinsurance, American National was not permitted to pay cash dividends prior to the closing of the Merger, except for quarterly cash dividends of not more than $0.82 per share, with record and payment dates set forth on an agreed schedule that reflected American National’s historical dividend amounts, record dates and payment dates. Consistent with that schedule, American National paid four quarterly cash dividends after the Merger Agreement was signed on August 6, 2021.

On January 1, 2023, ANICO's wholly-owned subsidiary ANH Investments, LLC (“ANH”) distributed the stock of its wholly- owned subsidiary American National Insurance Holdings, Inc. (“ANIH”) to ANICO, and ANICO distributed such stock to ANAT. Such transactions were pursuant to approvals from the domiciliary state insurance regulators of ANICO and the subsidiary insurance companies owned by ANIH as of December 31, 2022. In addition, on January 1, 2023, ANICO distributed its entire interest in its wholly-owned subsidiary, ANTAC, LLC to ANAT.

During the year ended December 31, 2023, ANAT paid dividends of $750.0 million.

Noncontrolling Interest

American National County Mutual Insurance Company (“County Mutual”) is a mutual insurance company owned by its policyholders. ANICO has a management agreement that effectively gives it control of County Mutual. As a result, County Mutual is included in the consolidated financial statements of American National. Policyholder interests in the financial position of County Mutual are reflected as noncontrolling interest of $6.8 million at December 31, 2023 and 2022.

ANAT and its subsidiaries exercise control or ownership of various joint ventures, resulting in their consolidation into American National’s consolidated financial statements. The interests of the other partners in the consolidated joint ventures are shown as a noncontrolling interest of $100.7 million and $67.5 million at December 31, 2023 and December 31, 2022, respectively.

Note 15 – Debt

As a result of the Merger on May 25, 2022, the Company assumed the Term Loan Agreement with a consortium of banks providing for five-year term loans in the aggregate principal amount of $1.5 billion maturing May 23, 2027. Interest is tied to Secured Overnight Financing Rate ("SOFR") and reset and paid quarterly. The all in rate at the end of the fourth quarter was 6.278%. On June 13, 2022, the Company repaid $500 million under the Term Loan Agreement and at December 31, 2023 had $1.0 billion principal amount outstanding. The outstanding debt balance was reduced by $2.6 million in unamortized issuance costs as of December 31, 2023. Interest payments of $64.8 million and $18.5 million were made during the year ended December 31, 2023 and for the period from May 25, 2022 through December 31, 2022, respectively.

In June 2022, the Company issued $500 million of 6.144% unsecured Senior Notes maturing June 13, 2032. Interest is payable in arrears in June and December of each year. Such notes were offered under Rule 144A of the Securities Act of 1933, as amended. The proceeds from the Senior Notes were used to repay a portion of the Term Loan Agreement. The outstanding note balance was reduced by $4.1 million in unamortized issuance costs as of December 31, 2023. Interest payments of $30.8 million and $15.4 million were made during the year ended December 31, 2023 and for the period from May 25, 2022 through December 31, 2022, respectively.

Note 16 – Commitments and Contingencies

Commitments

American National and its subsidiaries lease insurance sales office space, technological equipment, and automobiles. The remaining long-term lease commitments at December 31, 2023 were approximately $13.6 million.

American National had aggregate commitments at December 31, 2023 to purchase, expand or improve real estate, to fund fixed interest rate mortgage loans, and to purchase other invested assets of $1.7 billion, of which $1.2 billion is expected to be funded in 2024, with the remainder of $461.5 million funded in 2025 and beyond.

In addition, the Company had revolving commitments of $112.5 million expected to be funded during 2023 and 2024.

American National had outstanding letters of credit in the amount of $3.5 million as of December 31, 2023 and December 31, 2022.

Federal Home Loan Bank ("FHLB") Agreements

The Company has access to the FHLB’s financial services including advances that provide an attractive funding source for short-term borrowing and for access to other funding agreements. As of December 31, 2023, certain municipal bonds and collateralized mortgage obligations with a fair value of approximately $7.6 million and commercial mortgage loans of approximately $977.4 million were on deposit with the FHLB as collateral for borrowing. As of December 31, 2023, the collateral provided borrowing capacity of approximately $646.1 million. The deposited securities and commercial mortgage loans are included in the Company’s consolidated statements of financial position within fixed maturity securities and mortgage loans on real estate, net of allowance, respectively.

Litigation

American National and certain subsidiaries are defendants in various lawsuits concerning alleged breaches of contracts, various employment matters, allegedly deceptive insurance sales and marketing practices, and miscellaneous other causes of action arising in the ordinary course of operations. Certain of these lawsuits include claims for compensatory and punitive damages. We provide accruals for these items to the extent we deem the losses probable and reasonably estimable. After reviewing these matters with legal counsel, based upon information presently available, management is of the opinion that the ultimate resultant liability, if any, would not have a material adverse effect on American National’s consolidated financial position, liquidity or results of operations; however, assessing the eventual outcome of litigation necessarily involves forward-looking speculation as to judgments to be made by judges, juries and appellate courts in the future.

Such speculation warrants caution, as the frequency of large damage awards, which bear little or no relation to the economic damages incurred by plaintiffs in some jurisdictions, continues to create the potential for an unpredictable judgment in any given lawsuit. These lawsuits are in various stages of development, and future facts and circumstances could result in management changing its conclusions. It is possible that, if the defenses in these lawsuits are not successful, and the judgments are greater than management can anticipate, the resulting liability could have a material impact on our consolidated financial position, liquidity, or results of operations. With respect to the existing litigation, management currently believes that the possibility of a material judgment adverse to American National is remote. Accruals for losses are established whenever they are probable and reasonably estimable. If no one estimate within the range of possible losses is more probable than any other, an accrual is recorded based on the lowest amount of the range.

Note 17 – Related Party Transactions

American National has entered into recurring transactions and agreements with certain related parties. Prior to the Merger, these included mortgage loans, management contracts, agency commission contracts, marketing agreements, health insurance contracts, and legal services. The impact on the consolidated financial statements of significant related party transactions is discussed below.

In 2023, the Company purchased related party investments totaling $4.0 billion, of which $2.2 billion were collateral loans, $1.3 billion in bonds and $492.7 million in common stock and other various investment classes. In 2022, the Company purchased $140.8 million in related party investments, composed of $88.9 million in commercial mortgage loans, and $51.7 million in bonds. Investment transactions with related parties are accounted for in the same manner as those with unrelated parties in the financial statements.

For the year ended December 2023, the Company paid investment management fees due to related party arrangements of $43.4 million. For the period from May 25, 2022 through December 31, 2022, the Company paid investment management fees of $24.2 million.

On November 8, 2022 ANAT and BAMR US Holdings LLC entered into a deposit agreement. The balance at December 31, 2023 and 2022 was $294.3 million and $603.6 million, respectively. The deposit is considered cash and cash equivalent in the Company's consolidated statements of financial position as of December 31, 2023 and 2022.

On August 17, 2023 ANTAC, LLC (a subsidiary of ANAT) and BAMR US Holdings LLC entered into a deposit agreement. The balance at December 31, 2023 was $180.7 million. The deposit is considered cash and cash equivalents in the Company's consolidated statements of financial position as of December 31, 2023.

The Company's subsidiary deposited $250.0 million with the Brookfield Treasury Management Inc (“BTMI”) as of December 31, 2023. This amount is included in cash and cash equivalents. Interest income earned was $2.9 million for the year ended December 31, 2023.

Note 18 – Liability for Future Policy Benefits

The balances and changes in the liability for future policy benefits for the year ended December 31, 2023 and the period from May 25, 2022 through December 31, 2022 are as follows (in thousands):

	December 31, 2023
	Term Life	Whole Life	Annuity	Health
Present value of Expected Net Premiums:
Balance, January 1, 2023	$2,181,520	$1,338,304	$—	$254,452
Beginning balance at original discount rate	2,400,114	1,425,419	—	262,239
Effect of changes in cash flow assumptions	(348,834)	(3,650)	—	35,898
Effect of actual variances from expected experience	(84,388)	25,538	1,684	(1,438)
Adjusted beginning of period balance	1,966,892	1,447,307	1,684	296,699
Net issuances (lapses)	38,600	53,299	985,147	(36,816)
Interest accrual	75,049	45,982	7,820	9,819
Net premiums collected	(146,150)	(227,487)	(994,651)	(36,461)
Ending balance at original discount rate	1,934,391	1,319,101	—	233,241
Effect of changes in discount rate assumptions	(74,760)	(34,064)	—	(10,020)
Balance, December 31, 2023	$1,859,631	$1,285,037	$—	$223,221

Present value of Expected Future Policy Benefits:
Balance, January 1, 2023	$2,694,329	$2,635,785	$1,288,034	$292,528
Beginning balance at original discount rate	2,960,617	2,914,365	1,368,141	303,469
Effect of changes in cash flow assumptions	(357,635)	(4,505)	(1,282)	40,453
Effect of actual variances from expected experience	(84,356)	25,742	(25,118)	1,619
Adjusted beginning of period balance	2,518,626	2,935,602	1,341,741	345,541
Net issuances (lapses)	38,485	53,282	990,191	(37,202)
Interest accrual	94,482	93,533	73,322	11,682
Benefit payments	(108,155)	(348,860)	(188,599)	(39,514)
Ending balance at original discount rate	2,543,438	2,733,557	2,216,655	280,507
Effect of changes in discount rate assumptions	(99,726)	(137,193)	(3,770)	(14,823)
Balance, December 31, 2023	2,443,712	2,596,364	2,212,885	265,684

Gross liability for future policy benefits	584,081	1,311,327	2,212,885	42,463
Net liability for future policy benefits	584,081	1,311,327	2,212,885	42,463
Less: Reinsurance recoverable	(44,995)	—	—	(14,581)
Net liability for future policy benefits, after reinsurance recoverable	$539,086	$1,311,327	$2,212,885	$27,882

Weighted-average liability duration of the liability	13.9	17.1	8.0	6.0
Undiscounted expected future benefit payments	$4,659	$5,694	$3,466	$403
Undiscounted expected gross premiums	$4,834	$2,707	$—	$470
Gross premiums recognized in statement of operations	$188,897	$263,133	$1,027,430	$154,593
Interest expense recognized in statement of operations	$26,821	$68,015	$83,470	$4,281
Interest accretion rate	4.8%	4.5%	4.9%	3.8%
Current discount rate	5.1%	5.0%	4.9%	4.5%

Note 18 – Liability for Future Policy Benefits (Continued)

	December 31, 2022
	Term Life	Whole Life	Annuity	Health
Present value of Expected Net Premiums:
Balance, May 25, 2022	$2,365,603	$1,477,772	$—	$308,925
Beginning balance at original discount rate	2,365,603	1,477,772	—	308,017
Effect of changes in cash flow assumptions	(3,093)	(1,140)	—	(1,894)
Effect of actual variances from expected experience	(28,618)	13,997	3,228	8,227
Adjusted beginning of period balance	2,333,892	1,490,629	3,228	314,350
Net issuances (lapses)	121,292	34,304	13,050	(28,883)
Interest accrual	32,751	19,692	45	5,240
Net premiums collected	(87,821)	(119,206)	(16,323)	(28,468)
Ending balance at original discount rate	2,400,114	1,425,419	—	262,239
Effect of changes in discount rate assumptions	(218,594)	(87,115)	—	(7,787)
Balance, December 31, 2022	$2,181,520	$1,338,304	$—	$254,452

Present value of Expected Future Policy Benefits:
Balance, May 25, 2022	$2,896,654	$2,948,910	$1,431,862	$349,347
Beginning balance at original discount rate	2,896,624	2,948,910	1,431,862	348,419
Effect of changes in cash flow assumptions	(3,100)	(1,129)	(171)	7,999
Effect of actual variances from expected experience	(28,730)	13,994	(571)	(391)
Adjusted beginning of period balance	2,864,794	2,961,775	1,431,120	356,027
Net issuances (lapses)	121,291	34,303	12,714	(29,097)
Interest accrual	40,061	39,506	18,787	5,982
Benefit payments	(65,529)	(121,219)	(94,479)	(29,443)
Ending balance at original discount rate	2,960,617	2,914,365	1,368,142	303,469
Effect of changes in discount rate assumptions	(266,288)	(278,580)	(80,107)	(10,941)
Balance, December 31, 2022	2,694,329	2,635,785	1,288,035	292,528

Gross liability for future policy benefits	512,809	1,297,481	1,288,035	38,076
Net liability for future policy benefits	512,809	1,297,481	1,288,035	38,076
Less: Reinsurance recoverable	(53,943)	—	—	(10,416)
Net liability for future policy benefits, after reinsurance recoverable	$458,866	$1,297,481	$1,288,035	$27,660

Weighted-average liability duration of the liability	12.8	18.1	7.8	5.9
Undiscounted expected future benefit payments	$5,822,884	$6,231,388	$2,003,560	$466,519
Undiscounted expected gross premiums	$6,222,388	$2,809,944	$—	$571,248
Gross premiums recognized in statement of operations	$111,515	$153,458	$18,089	$18,840
Interest expense recognized in statement of operations	$7,311	$19,814	$18,742	$743
Interest accretion rate	4.6%	4.4%	4.4%	4.1%
Current discount rate	5.4%	5.3%	5.2%	4.7%

Note 18 – Liability for Future Policy Benefits – (Continued)

The reconciliation of liability for future policy benefits to the liability for future policy benefits in the consolidated statement of financial position follows (in thousands):

	December 31, 2023	December 31, 2022
Term life	$584,081	$512,809
Whole life	1,311,327	1,297,481
Annuity	2,212,885	1,288,035
Health	42,463	38,076
Deferred profit liability	129,754	23,896
VOBA	884,291	883,642
Liability for future policy benefits not subject to LDTI	943,158	815,332
Total	$6,107,959	$4,859,271

Note 19 – Policyholders' Account Balances

Policyholder account balances relate to investment-type contracts and universal life-type policies. Investment-type contracts principally include traditional individual fixed annuities in the accumulation phase and non-variable group annuity contracts. Policyholder account balances are equal to (i) policy account values, which consist of an accumulation of gross premium payments; (ii) credited interest, ranging from 1.0% to 8.0% (some annuities have enhanced first year crediting rates ranging from 1.0% to 7.0%), less expenses, mortality charges, and withdrawals; and (iii) fair value adjustment.

The balances and changes in policyholders' account balances for the year ended December 31, 2023 and the period from May 25, 2022 through December 31, 2022 were as follows (in thousands):

	December 31, 2023
	Universal Life	Equity Indexed Universal Life	Fixed Deferred Annuity	Equity Indexed Annuity
Balance, January 1, 2023	$1,286,762	$613,661	$7,295,531	$4,745,678
Issuances	37,320	46,747	3,988,887	392,978
Premiums received	254,619	144,252	23,669	10,264
Policy charges	(266,948)	(94,736)	(6,317)	(33,051)
Surrenders and withdrawals	(89,114)	(21,305)	(1,500,934)	(631,085)
Interest credited	35,160	61,772	304,242	239,034
Balance, December 31, 2023	$1,257,799	$750,391	$10,105,078	$4,723,818

Weighted-average crediting rate	2.7%	9.1%	3.5%	5.1%
Net amount at risk	$21,585,998	$16,354,794	$—	$392,017
Cash surrender value	$1,122,202	$594,772	$9,593,887	$4,088,713

Note 19 – Policyholder Account Balances - (Continued)

	December 31, 2022
	Universal Life	Equity Indexed Universal Life	Fixed Deferred Annuity	Equity Indexed Annuity
Balance, May 25, 2022	$1,357,668	$563,314	$6,922,832	$4,652,470
Issuances	20,659	24,325	795,563	258,774
Premiums received	145,262	80,554	23,912	1,949
Policy charges	(222,174)	(51,308)	(1,434)	(8,987)
Surrenders and withdrawals	(29,185)	(8,653)	(554,563)	(184,277)
Interest credited	21,105	5,429	109,221	14,962
Other	(6,573)	—	—	10,787
Balance, December 31, 2022	$1,286,762	$613,661	$7,295,531	$4,745,678

Weighted-average crediting rate	1.60%	0.90%	2.70%	0.50%
Net amount at risk	$20,997,901	$14,901,018	$—	$313,347
Cash surrender value	$1,224,061	$470,048	$6,660,479	$4,238,886

The reconciliation of policyholders’ account balances to the policyholders’ account balances’ liability in the consolidated statement of financial position are shown below (in thousands):

	December 31, 2023	December 31, 2022
Universal life	$1,257,799	$1,286,762
Equity indexed universal life	750,391	613,661
Fixed deferred annuity	10,105,078	7,295,531
Equity indexed annuity	4,723,818	4,745,678
Single premium immediate annuity	291,146	304,677
Variable universal life	36,419	42,911
Variable deferred annuity	8,469	16,754
Other	4,356	3,997
Total	$17,177,476	$14,309,971

Note 19 – Policyholder Account Balances - (Continued)

The balance of account values by range of guaranteed minimum crediting rates and the related range of difference, in basis points, between rates being credited to policyholders and the respective guaranteed minimums are shown below (in thousands):

		December 31, 2023
	Range of Guaranteed Minimum Crediting Rate	At Guaranteed Minimum	1 - 50 Basis Points Above	51 - 150 Basis Points Above	> 150 Basis Points Above	Total
Universal Life	0.00%-1.00%	$—	$—	$—	$—	$—
	1.00%-2.00%	$22,077	$2,042	$11,445	$—	$35,564
	2.00%-3.00%	414,979	—	148,086	—	563,065
	Greater than 3.00%	659,170	—	—	—	659,170
	Total	$1,096,226	$2,042	$159,531	$—	$1,257,799
Equity Indexed Universal Life	0.00%-1.00%	$—	$—	$—	$—	$—
	1.00%-2.00%	$153,554	$—	$133,834	$391,830	$679,218
	2.00%-3.00%	—	—	71,173	—	71,173
	Greater than 3.00%	—	—	—	—	—
	Total	$153,554	$—	$205,007	$391,830	$750,391
Fixed Deferred Annuity	0.00%-1.00%	$—	$—	$—	$—	$—
	1.00%-2.00%	$302,924	$382,126	$1,804,089	$2,055,022	$4,544,161
	2.00%-3.00%	746,465	398,243	46,630	4,088,400	5,279,738
	Greater than 3.00%	272,563	6,520	891	1,205	281,179
	Total	$1,321,952	$786,889	$1,851,610	$6,144,627	$10,105,078
Equity Indexed Annuity	0.00%-1.00%	$2,584,504	$30,135	$487,196	$726,897	$3,828,732
	1.00%-2.00%	381,269	48,009	140,382	82,936	652,596
	2.00%-3.00%	85,543	11,398	9,286	136,263	242,490
	Greater than 3.00%	—	—	—	—	—
	Total	$3,051,316	$89,542	$636,864	$946,096	$4,723,818

Note 19 – Policyholder Account Balances - (Continued)

		December 31, 2022
	Range of Guaranteed Minimum Crediting Rate	At Guaranteed Minimum	1 - 50 Basis Points Above	51 - 150 Basis Points Above	> 150 Basis Points Above	Total
Universal Life	0.00%-1.00%	$—	$—	$—	$—	$—
	1.00%-2.00%	10,840	2,111	8,614	—	21,565
	2.00%-3.00%	408,839	—	149,034	—	557,873
	Greater than 3.00%	707,324	—	—	—	707,324
	Total	$1,127,003	$2,111	$157,648	$—	$1,286,762
Equity Indexed Universal Life	0.00%-1.00%	$—	$—	$—	$—	$—
	1.00%-2.00%	389,112	—	27,189	131,530	547,831
	2.00%-3.00%	—	—	65,830	—	65,830
	Greater than 3.00%	—	—	—	—	—
	Total	$389,112	$—	$93,019	$131,530	$613,661
Fixed Deferred Annuity	0.00%-1.00%	$—	$—	$—	$—	$—
	1.00%-2.00%	510,502	624,421	2,049,501	2,347,188	5,531,612
	2.00%-3.00%	1,012,392	570,158	20,137	56,949	1,659,636
	Greater than 3.00%	97,813	4,947	1,314	209	104,283
	Total	$1,620,707	$1,199,526	$2,070,952	$2,404,346	$7,295,531
Equity Indexed Annuity	0.00%-1.00%	$3,510,442	$4,454	$649,207	$50,374	$4,214,477
	1.00%-2.00%	250,481	95,273	107,262	9,106	462,122
	2.00%-3.00%	62,643	3,077	3,359	—	69,079
	Greater than 3.00%	—	—	—	—	—
	Total	$3,823,566	$102,804	$759,828	$59,480	$4,745,678

Note 20 – Market Risk Benefits

American National classifies the Lifetime Income Rider ("LIR") as an MRB. The LIR is a rider offering guaranteed minimum withdrawal benefits available on certain fixed indexed annuity products.

The balances of and changes in guaranteed minimum withdrawal benefits associated with annuity contracts follow (in thousands).

	For the year ended	For the period from May 25, 2022 through
	December 31, 2023	December 31, 2022
Balance, beginning of period	$44,010	$172,012
Effect of changes in the beginning instrument-specific credit risk	26,303	43,734
Effect of model refinements	(13,050)	—
Effect of non-financial assumption update	—	—
Attributed fees collected	13,175	4,527
Interest Accrual	3,067	2,167
Adjustment from deterministic to stochastic	18,972	12,026
Effect of experience variance	(13,051)	(4,298)
Effect of changes in financial assumptions	(79,779)	(118,573)
Issuance	1,307	2,451
Balance, end of period, before effect of changes in nonperformance risk	954	114,046
Effect of changes in the ending instrument-specific credit risk	(1,040)	(70,036)
Balance, end of period	(86)	44,010
Reinsurance recoverable, end of period	—	—
Balance, end of period, net of reinsurance	$(86)	$44,010

	December 31, 2023	December 31, 2022
Net amount at risk	$—	$453,000
Weighted-average attained age of contract holders amounted	65	64

The reconciliation of market risk benefits by amounts in an asset position and in a liability position to the market risk benefits amount in the consolidated statement of financial position follows (in thousands).

	December 31, 2023
	Asset	Liability	Net
Annuity	$33,658	$33,572	$(86)

	December 31, 2022
	Asset	Liability	Net
Annuity	$10,330	$54,340	$44,010

Note 21 – Reinsurance

American National reinsures portions of certain life insurance policies to provide a greater diversification of risk and manage exposure on larger risks. For the Property and Casualty segment during 2023, American National retained the first $2.0 million of loss per risk. Reinsurance covered up to $6.0 million of property and liability losses per risk. Additional excess property per risk coverage was purchased to cover risks up to $20.0 million, and excess casualty clash coverage was purchased to cover losses up to $60.0 million. Excess casualty clash covered losses incurred as a result of one casualty event involving multiple policies, excess policy limits and extra contractual obligations. Facultative reinsurance was purchased for individual risks attaching at $20.0 million as needed. Corporate catastrophe coverage was in place for losses up to $500.0 million.

American National remains primarily liable with respect to any reinsurance ceded and would bear the entire loss if the reinsurer does not meet their obligations under any reinsurance treaties. Coverage is placed with reinsurers that are at least A- rated by AM Best or S&P, and the contracts include downgrade triggers allowing for American National to terminate coverage if certain credit related events for a particular reinsurer take place. American National had the following recoverables from reinsurance, net of allowance for credit losses (in thousands):

	December 31,
	2023	2022
Reinsurance recoverables	$426,911	$444,170

None of the amount outstanding at December 31, 2023 is the subject of litigation or is in dispute with the reinsurers involved. Management believes the unfavorable resolution of any dispute that may arise likely would not have a material impact on American National’s consolidated financial statements.

The amounts in the consolidated financial statements include the impact of reinsurance. Premiums written and earned and Policyholder benefits and claims are shown below (in thousands):

	Successor		Predecessor
	Year ended	Period from May 25, 2022 through	Period from January 1, 2022 through	Year ended
	December 31, 2023	December 31, 2022	May 24, 2022	December 31, 2021
Written
Direct	$3,923,761	$1,632,191	$1,158,793	$2,650,696
Reinsurance assumed	848,017	492,710	308,648	644,858
Reinsurance ceded	(1,298,586)	(661,744)	(425,091)	(944,194)
Net	$3,473,192	$1,463,157	$1,042,350	$2,351,360

Earned
Direct	$4,072,039	$1,701,001	$1,154,084	$2,716,632
Reinsurance assumed	835,839	208,134	128,191	317,081
Reinsurance ceded	(1,386,431)	(455,623)	(302,943)	(732,660)
Net	$3,521,447	$1,453,512	$979,332	$2,301,053

	Successor		Predecessor
	Year ended	Period from May 25, 2022 through	Period from January 1, 2022 through
	December 31, 2023	December 31, 2022	May 24, 2022
Policyholder benefits and claims
Direct	$3,676,141	$1,291,218	$909,782
Reinsurance assumed	398,557	272,136	179,701
Reinsurance ceded	(813,897)	(375,134)	(258,464)
Net	$3,260,801	$1,188,220	$831,019

Note 22 – Pension and Postretirement Benefits

Savings Plans

American National sponsors a qualified defined contribution (401(k) plan) for all employees, and non-qualified defined contribution plans for certain employees whose otherwise eligible earnings exceed the statutory limits under the qualified plans. The total expense associated with matching contributions to these plans was $11.8 million, $11.6 million and $10.8 million for 2023, 2022 and 2021, respectively.

Pension Benefits

American National sponsors qualified and non-qualified defined benefit pension plans, all of which have been frozen. As such, no additional benefits are accrued through these plans for additional years of service credit or future salary increase credit, and no new participants are added to the plans. Benefits earned by eligible employees prior to the plans being frozen have not been affected.

The qualified pension plans are noncontributory. The plans provide benefits for salaried and management employees and corporate clerical employees subject to a collective bargaining agreement based on years of service and employee compensation. The non-qualified pension plans cover key employees and restore benefits that would otherwise be curtailed by statutory limits on qualified plan benefits.

Amounts recognized in the consolidated statements of financial position consist of (in thousands):

	Qualified		Non-qualified

	December 31,
	2023	2022	2023	2022
Reconciliation of benefit obligation
Beginning obligation	$308,895	$343,098	$51,829	$54,840
Service cost	652	198	—	—
Interest cost on projected benefit obligation	14,598	8,601	2,444	1,195
Actuarial loss	(11,391)	(25,325)	(26,304)	699
Benefits paid	(25,361)	(17,677)	(11,776)	(4,905)
Obligation at December 31,	287,393	308,895	16,193	51,829
Reconciliation of fair value of plan assets
Beginning fair value of plan assets	473,609	498,994	—	—
Actual return on plan assets	97,763	(7,749)	—	—
Employer contributions	—	—	11,776	4,905
Benefits paid	(25,414)	(17,636)	(11,776)	(4,905)
Fair value of plan assets at December 31,	545,958	473,609	—	—
Funded status at December 31,	$258,565	$164,714	$(16,193)	$(51,829)

The components of net periodic benefit cost for the defined benefit pension plans are shown below (in thousands):

	Successor		Predecessor
	December 31, 2023	December 31, 2022	December 31, 2021
Service cost	$652	$198	$589
Interest cost	17,042	9,796	11,207
Expected return on plan assets	(28,495)	(15,561)	(25,921)
Amortization of net actuarial loss	249	—	7,628
Settlement Recognition	35	—	1,973
Net periodic benefit cost	$(10,517)	$(5,567)	$(4,524)

Note 22 – Pension and Postretirement Benefits - (Continued)

Amounts related to the defined benefit pension plans recognized as a component of AOCI are shown below (in thousands):

	Successor		Predecessor
	December 31, 2023	December 31, 2022	December 31, 2021
Actuarial gain	$107,215	$1,469	$85,666
Deferred tax expense	(22,515)	(308)	(17,990)
Other comprehensive income, net of tax	$84,700	$1,161	$67,676

Amounts recognized as a component of AOCI that have not been recognized as a component of the combined net periodic benefit cost of the defined benefit pension plans, are shown below (in thousands):

	Successor		Predecessor
	December 31, 2023	December 31, 2022	December 31, 2021
Net actuarial gain	$108,684	$1,469	$690
Deferred tax expense	(22,824)	(308)	(144)
Amounts included in AOCI	$85,860	$1,161	$546

The weighted average assumptions used are shown below:

	Qualified		Non-qualified
	Used for Net Benefit Cost for year ended December 31, 2023	Used for Benefit Obligations as of December 31, 2023	Used for Net Benefit Cost for year ended December 31, 2023	Used for Benefit Obligations as of December 31, 2023
Discount rate	5.44%	5.18%	5.32%	5.07%
Long-term rate of return	6.25%	—%	—%	—%

American National’s funding policy for the qualified pension plans is to make annual contributions to meet the minimum funding standards of the Pension Protection Act of 2006. American National and its affiliates did not contribute to its qualified plans in 2023 and 2022 due to the substantial contribution over minimum funding standards of $60.0 million made in 2018. The benefits paid from the non-qualified plans were $11.8 million and $4.9 million in 2023 and 2022, respectively. Future payments from the non-qualified pension benefit plans will be funded out of general corporate assets.

The following table shows pension benefit payments expected to be paid (in thousands):

2024	$35,770
2025	25,884
2026	25,403
2027	25,007
2028	24,634
2029-2033	110,327

Note 22 – Pension and Postretirement Benefits - (Continued)

American National utilizes third-party pricing services to estimate fair value measurements of its pension plan assets. Refer to Note 9, Fair Value of Financial Instruments for further information concerning the valuation methodologies and related inputs utilized by the third-party pricing services. The fair values (hierarchy measurements) of the pension plan assets by asset category are shown below (in thousands):

	December 31, 2023
	Total	Level 1	Level 2	Level 3
Asset Category
Corporate debt securities	$107,777	$—	$104,664	$3,113
Collateralized debt securities	1,507	—	1,507	—
Residential mortgage-backed securities	—	—	—	—
Equity securities by sector
Communications Services	33,108	33,108	—	—
Consumer Discretionary	43,011	43,011	—	—
Consumer Staples	24,963	24,963	—	—
Energy	15,321	15,321
Finance	66,517	66,517	—	—
Healthcare	52,343	52,343	—	—
Industrials	37,956	37,956	—	—
Information Technology	117,821	117,821	—	—
Materials	11,957	11,957	—	—
Real Estate	18,932	18,932	—	—
Utilities	9,031	9,031	—	—
Other	3,834	3,834	—	—
Commercial paper	—	—	—	—
Unallocated group annuity contract	1,234	—	1,234	—
Other	646	646	—	—
Total	$545,958	$435,440	$107,405	$3,113

	December 31, 2022
	Total	Level 1	Level 2	Level 3
Asset Category
Corporate debt securities	$119,353	$—	$119,353	$—
Collateralized debt securities	1,525	—	1,525	—
Residential mortgage-backed securities	30	—	30	—
Equity securities by sector
Communications Services	23,059	23,059	—	—
Consumer Discretionary	32,047	32,047	—	—
Consumer Staples	23,345	23,345	—	—
Energy	16,176	16,176	—	—
Finance	46,463	46,463	—	—
Healthcare	52,476	52,476	—	—
Industrials	30,721	30,721	—	—
Information Technology	87,616	87,616	—	—
Materials	9,564	9,564	—	—
Real Estate	14,352	14,352	—	—
Utilities	9,755	9,755	—	—
Other	2,951	2,951	—	—
Commercial paper	358	—	358	—
Unallocated group annuity contract	174	—	174	—
Other	3,644	3,644	—	—
Total	$473,609	$352,169	$121,440	$—

Note 22 – Pension and Postretirement Benefits - (Continued)

The investment policy for the retirement plan assets is designed to provide the highest return commensurate with sound and prudent underwriting practices. The investment diversification goals are to have investments in cash and cash equivalents as necessary for liquidity, debt securities up to 100% and equity securities up to 75% of the total invested plan assets. The amount invested in any particular investment is limited based on credit quality, and no single investment may at the time of purchase be more than 5% of the total invested assets.

The corporate debt securities category are investment grade bonds of U.S. and foreign issuers denominated and payable in U.S. dollars from diverse industries, with a maturity of 1 to 30 years. Foreign bonds in the aggregate shall not exceed 20% of the bond portfolio. Residential mortgage-backed securities represent asset-backed securities with a maturity date of 1 to 30 years with a Level 1 or 2 rating.

Equity portfolio managers have discretion to choose the degree of concentration in various issues and industry sectors for the equity securities. Permitted securities are those for which there is an active market providing liquidity for the specific security. Commercial paper investments generally have a credit rating of A2 by Moody’s or P2 by Standard & Poor’s with at least BBB rating on the issuer’s outstanding debt, or selected issuers with no outstanding debt.

Postretirement Life and Health Benefits

Under American National’s various group benefit plans for active employees, life insurance benefits are provided upon retirement for eligible participants who meet certain age and length of service requirements.

The accrued postretirement benefit obligation, included in the liability for retirement benefits, was $7.9 million and $7.4 million at December 31, 2023 and 2022, respectively. These amounts were approximately equal to the unfunded accumulated postretirement benefit obligation.

Note 23 – Segment Information

Management organizes the business into four operating segments:

•	Life—consists of whole, term, universal, indexed and variable life insurance. Products are primarily sold through career, multiple-line, and independent agents as well as direct marketing channels.

•	Annuity—consists of fixed, indexed, and variable annuity products. Products are primarily sold through independent agents, brokers, and financial institutions, along with multiple-line and career agents.

•	Property and Casualty—consists of personal, agricultural and targeted commercial coverages and credit-related property insurance. Products are primarily sold through multiple-line and independent agents or managing general agents. There are also small amounts of Health insurance, consisting of Medicare Supplement, stop-loss, other supplemental health products and credit disability insurance. Products are typically distributed through independent agents and managing general underwriters.

•	Corporate and Other—consists of net investment income from investments and certain expenses not allocated to the insurance segments and revenues and related expenses from non-insurance operations.

The accounting policies of the segments are the same as those described in Note 2, Summary of Significant Accounting Policies and Practices, of the Notes to the Consolidated Financial Statements. All revenues and expenses specifically attributable to policy transactions are recorded directly to the appropriate operating segment. Revenues and expenses not specifically attributable to policy transactions are allocated to each segment as follows:

•	Recurring income from bonds and mortgage loans is allocated based on the assets allocated to each segment at the average yield available from these assets.

•	Net investment income from all other assets is allocated to the insurance segments in accordance with the amount of capital allocated to each segment, with the remainder recorded in the Corporate and Other segment.

•	Expenses are charged to segments through direct identification and allocations based upon various factors.

The key measure used by the CODM in assessing performance and in making resource allocation decisions is Income before federal income tax and other items.

The following summarizes total assets by operating segments (in thousands):

	As of December 31,
	2023	2022
Total assets
Life	$7,182,398	$6,144,188
Annuity	20,186,149	$17,268,259
Property and Casualty	4,881,396	$4,092,530
Corporate and Other	3,635,103	$2,039,230
Total	$35,885,046	$29,544,207

The results of operations measured as the income before federal income taxes and other items by operating segments are summarized below (in thousands):

	Successor
	Year ended December 31, 2023
	Life	Annuity	Property and Casualty	Corporate and Other	Total
PREMIUMS AND OTHER REVENUES
Premiums	$428,230	$1,027,725	$2,065,492	$—	$3,521,447
Other policy revenues	372,025	42,224	—	—	414,249
Net investment income	368,209	875,002	165,897	92,052	1,501,160
Net realized investment gains	—	—	—	(73,311)	(73,311)
Decrease in investment credit loss	—	—	—	(26,648)	(26,648)
Net gains on equity securities	—	—	—	96,827	96,827
Other income	—	—	—	83,375	83,375
Total premiums and other revenues	$1,168,464	$1,944,951	$2,231,389	$172,295	$5,517,099
BENEFITS, LOSSES AND EXPENSES
Policyholder benefits and claims incurred	$(664,031)	$(1,067,179)	$(1,529,591)	$—	$(3,260,801)
Change in fair value of market risk benefits	—	69,310	—	—	69,310
Interest credited to policyholders' account balances	(97,105)	(530,738)	—	—	(627,843)
Future policy benefit remeasurement losses	16,449	(37,214)	(7,612)	—	(28,377)
Other operating expenses	(227,234)	(95,036)	(189,985)	(200,866)	(713,121)
Amortization of deferred policy acquisition costs	(38,504)	(19,266)	(462,905)	—	(520,675)
Total benefits, losses and expenses	$(1,010,425)	$(1,680,123)	$(2,190,093)	$(200,866)	$(5,081,507)
Income before federal income tax and other items	$158,039	$264,828	$41,296	$(28,571)	$435,592

	Successor
	Period from May 25, 2022 through December 31, 2022
	Life	Annuity	Property and Casualty	Corporate and Other	Total
PREMIUMS AND OTHER REVENUES
Premiums	$253,508	$15,723	$1,184,281	$—	$1,453,512
Other policy revenues	210,211	15,529	—	—	225,740
Net investment income	79,021	387,521	75,229	120,745	662,516
Net realized investment gains	—	—	—	(22,889)	(22,889)
Decrease in investment credit loss	—	—	—	(65,298)	(65,298)
Net gains on equity securities	—	—	—	49,360	49,360
Other income	—	—	—	24,112	24,112
Total premiums and other revenues	$542,740	$418,773	$1,259,510	$106,030	$2,327,053
BENEFITS, LOSSES AND EXPENSES
Policyholder benefits and claims incurred	$(361,256)	$(21,917)	$(805,047)	$—	$(1,188,220)
Change in fair value of market risk benefits	—	101,699	—	—	101,699
Interest credited to policyholders' account balances	(29,645)	(126,301)	—	—	(155,946)
Future policy benefit remeasurement losses	359	(574)	(1,275)	—	(1,490)
Other operating expenses	(105,047)	(51,431)	(101,331)	(107,880)	(365,689)
Amortization of deferred policy acquisition costs	(41,916)	(3,504)	(276,212)	—	(321,632)
Total benefits, losses and expenses	$(537,505)	$(102,028)	$(1,183,865)	$(107,880)	$(1,931,278)
Income before federal income tax and other items	$5,235	$316,745	$75,645	$(1,850)	$395,775

	Predecessor
	Period from January 1, 2022 through May 24, 2022
	Life	Annuity	Property and Casualty	Corporate and Other	Total
PREMIUMS AND OTHER REVENUES
Premiums	$174,290	$10,221	$794,821	$—	$979,332
Other policy revenues	148,690	9,825	—	—	158,515
Net investment income	45,898	225,083	43,695	70,132	384,808
Net realized investment gains	—	—	—	21,073	21,073
Decrease in investment credit loss	—	—	—	(14,857)	(14,857)
Net gains on equity securities	—	—	—	(13,082)	(13,082)
Other income	—	—	—	18,887	18,887
Total premiums and other revenues	$368,878	$245,129	$838,516	$82,153	$1,534,676
BENEFITS, LOSSES AND EXPENSES
Policyholder benefits and claims incurred	$(255,482)	$(35,847)	$(539,690)	$—	$(831,019)
Interest credited to policyholders' account balances	(4,798)	(48,027)	—	—	(52,825)
Other operating expenses	(83,527)	(32,231)	(69,798)	(70,662)	(256,218)
Amortization of deferred policy acquisition costs	(51,399)	(9,301)	(166,708)	—	(227,408)
Total benefits, losses and expenses	$(395,206)	$(125,406)	$(776,196)	$(70,662)	$(1,367,470)
Income before federal income tax and other items	$(26,328)	$119,723	$62,320	$11,491	$167,206

	Predecessor
	Year ended December 31, 2021
	Life	Annuity	Property and Casualty	Corporate and Other	Total
PREMIUMS AND OTHER REVENUES
Premiums	$412,769	$74,925	$1,813,359	$—	$2,301,053
Other policy revenues	336,136	23,571	—	—	359,707
Net investment income	277,962	629,417	70,293	193,982	1,171,654
Net realized investment gains	—	—	—	64,628	64,628
Decrease in investment credit loss	—	—	—	28,778	28,778
Net gains on equity securities	—	—	—	420,283	420,283
Other income	1,577	3,282	37,550	3,279	45,688
Total premiums and other revenues	$1,028,444	$731,195	$1,921,202	$710,950	$4,391,791
BENEFITS, LOSSES AND EXPENSES
Policyholder benefits and claims incurred	(605,724)	(149,931)	(1,192,155)	$—	$(1,947,810)
Interest credited to policyholders' account balances	(84,005)	(364,649)	—	—	(448,654)
Other operating expenses	(219,699)	(52,250)	(230,019)	(67,593)	(569,561)
Amortization of deferred policy acquisition costs	(111,764)	(77,133)	(373,876)	—	(562,773)
Total benefits, losses and expenses	$(1,021,192)	$(643,963)	$(1,796,050)	$(67,593)	$(3,528,798)
Income before federal income tax and other items	$7,252	$87,232	$125,152	$643,357	$862,993

Note 24 - Subsequent Events

The Company evaluated all events and transactions through July 31, 2024, the date the accompanying consolidated financial statements were available to be issued.

On March 1, 2024, certain insurance company subsidiaries of the Company entered into a series of transactions with Core Specialty Insurance Holdings, Inc. ("Core Specialty") for the transfer of American National's Specialty Markets Group "SMG" to Core Specialty. Under prospective quota share reinsurance agreements with Core Specialty, Core Specialty will reinsure 100% of the SMG business (net of applicable reinsurance) commencing January 1, 2024 until such time that necessary product filings have been approved and Core Specialty is writing SMG new and renewal business.

In January 2024, the Company announced a Retirement Incentive Offer to certain eligible employees who have reached age 60 and are pension-eligible under the frozen pension plan. Employees who elect to accept the offer will receive a pension benefit that was enhanced by an additional 1% for each year of service and continued health insurance coverage or medical cash benefits subject to conditions. For employees accepting the offer, final date of employment generally was February 29, 2024.

On May 7, 2024, pursuant to an Agreement and Plan of Merger by and between the Company and American Equity Investment Life Holding Company, an Iowa corporation (“AEL”), the Company merged with and into AEL, with AEL as the surviving entity (the “AEL Merger”). Previously, on May 2, 2024, AEL became an indirect, wholly-owned subsidiary of Brookfield Reinsurance, pursuant to an Agreement and Plan of Merger by and among AEL, Brookfield Reinsurance, and Arches Merger Sub Inc., an Iowa corporation and an indirect, wholly-owned subsidiary of Brookfield Reinsurance. In connection with the AEL Merger, AEL expressly assumed all of the Company’s obligations with respect to the $500 million aggregate principal amount of 6.144% unsecured Senior Notes issued by the Company due June 13, 2032. Following the AEL Merger, and pursuant to a Plan of Domestication dated as of May 7, 2024, AEL discontinued its existence as an Iowa corporation and continued its existence as a Delaware corporation, pursuant to applicable Iowa and Delaware laws, and changed its name to American National Group Inc. (“ANG”). ANGI will file periodic reports as required with the U.S. Securities and Exchange Commission with respect to its Series A Preferred Stock and Series B Preferred Stock, listed on the New York Stock Exchange under the ticker symbols “ANGPRA” and “ANGPRB”, respectively.

AMERICAN NATIONAL GROUP, LLC AND SUBSIDIARIES
SCHEDULE I – SUMMARY OF INVESTMENTS, OTHER THAN INVESTMENTS IN RELATED PARTIES
December 31, 2023

The financial information required under Schedule I is included within the Company’s statement of financial position and notes 4, 5, 6, 9, and 17 within the notes to the consolidated financial statements.

AMERICAN NATIONAL GROUP, LLC (Parent Company Only)

SCHEDULE II - CONDENSED FINANCIAL INFORMATION OF REGISTRANT

STATEMENTS OF FINANCIAL POSITION

(In thousands)

	December 31,
	2023	2022
ASSETS
Equity securities	$903,347	$—
Short-term investments	—	14,979
Cash and cash equivalents	303,497	634,694
Investment in subsidiaries	6,080,964	4,555,326
Other assets	19,705	178
Total assets	7,307,513	5,205,177
LIABILITIES
Long-term debt	1,498,696	1,503,400
Other liabilities	17,495	20,592
Total liabilities	1,516,191	1,523,992
EQUITY
Additional paid-in capital	5,184,682	3,805,072
Accumulated other comprehensive income	(109,196)	(447,707)
Retained earnings	715,836	323,820
Total equity	5,791,322	3,681,185
Total liabilities and equity	$7,307,513	$5,205,177

AMERICAN NATIONAL GROUP, LLC (Parent Company Only)

SCHEDULE II - CONDENSED FINANCIAL INFORMATION OF REGISTRANT

STATEMENTS OF OPERATIONS

(In thousands)

	Successor		Predecessor
	Year ended December 31, 2023	Period from May 25, 2022 through December 31, 2022	Period from January 1, 2022 through May 24, 2022	Year ended December 31, 2021
PREMIUMS AND OTHER REVENUES
Net investment income	$22,637	$8,516	$72	$—
Net gains on equity securities	1,080	—	—	—
Total premiums and other revenues	23,717	8,516	72	—
BENEFITS, LOSSES AND EXPENSES
Other operating expenses	113,636	59,718	39,096	25,802
Total benefits, losses and expenses	113,636	59,718	39,096	25,802
Income (loss) before federal income tax and other items	(89,919)	(51,202)	(39,024)	(25,802)
Provision (benefit) for federal income taxes	(25,353)	(8,127)	(5,575)	(2,972)
Income from subsidiaries, net of tax	456,582	366,895	164,499	722,155
Net income	$392,016	$323,820	$131,050	$699,325

AMERICAN NATIONAL GROUP, LLC (Parent Company Only)

SCHEDULE II - CONDENSED FINANCIAL INFORMATION OF REGISTRANT

STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

(In thousands)

	Successor		Predecessor
	Year ended December 31, 2023	Period from May 25, 2022 through December 31, 2022	Period from January 1, 2022 through May 24, 2022	Year ended December 31, 2021
Net income	$392,016	$323,820	$131,050	$699,325
Other comprehensive income (loss), net of tax
Other comprehensive income (loss) from subsidiaries	338,511	(447,707)	(615,598)	(75,116)
Total other comprehensive income (loss), net of tax	338,511	(447,707)	(615,598)	(75,116)
Total comprehensive income (loss)	$730,527	$(123,887)	$(484,548)	$624,209

AMERICAN NATIONAL GROUP, LLC (Parent Company Only)
SCHEDULE II - CONDENSED FINANCIAL INFORMATION OF REGISTRANT
STATEMENTS OF CASH FLOWS
(In thousands)

	Successor		Predecessor
	Year ended December 31, 2023	Period from May 25, 2022 through December 31, 2022	Period from January 1, 2022 through May 24, 2022	Year ended December 31, 2021
OPERATING ACTIVITIES
Net income	$392,016	$323,820	$131,050	$699,325
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Net gains on equity securities	(1,080)	—	—	—
Deferred federal income tax expense (benefit)	(11,322)	(155)	(1,553)	(1,439)
Equity in earnings of subsidiaries	(456,582)	(366,895)	(164,499)	(722,155)
Dividends from subsidiaries	557,100	641,300	46,525	150,000
Changes in:
Current tax receivable/payable	—	—	—	9,195
Other, net	1,492	1,674	(37,634)	(3,913)
Net cash provided by (used in) operating activities	481,624	599,744	(26,111)	131,013
INVESTING ACTIVITIES
Investment in subsidiaries	(77,800)	—	—	—
Change in short-term investments	14,979	(14,979)	—	—
Net cash provided by (used in) investing activities	(62,821)	(14,979)	—	—
FINANCING ACTIVITIES
Issuance of equity	—	45,000	—	—
Borrowings from related parties	—	5,371	—	—
Borrowings from external parties	—	500,000	—	—
Repayment of borrowings to external parties	—	(507,579)	—	—
Debt issuance costs	—	(5,146)	—	—
Dividends to stockholders	(750,000)	—	(22,048)	(88,190)
Net cash provided by (used in) financing activities	(750,000)	37,646	(22,048)	(88,190)
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(331,197)	622,411	(48,159)	42,823
Beginning of the period	634,694	12,283	60,442	17,619
End of the period	$303,497	$634,694	$12,283	$60,442

Supplemental cash flow information:
Equity contribution and invested assets received	$2,129,610	$—	$—	$—
Investment in subsidiaries contribution	$(1,230,541)	$—	$—	$—

AMERICAN NATIONAL GROUP, LLC (Parent Company Only)

SCHEDULE II - NOTES TO THE CONDENSED FINANCIAL INFORMATION OF REGISTRANT

Basis of presentation

The accompanying condensed financial statements should be read in conjunction with the consolidated financial statements and notes therein.

In the parent company only condensed financial statements, ANAT’s investments in subsidiaries are accounted for using the equity method of accounting. Intercompany balances and transactions with subsidiaries have been eliminated.

AMERICAN NATIONAL GROUP, LLC AND SUBSIDIARIES

SCHEDULE III – SUPPLEMENTARY INSURANCE INFORMATION

The supplemental insurance information presented below (in thousands):

Segment	DAC, including VOBA	FPB, PAB, MRB, Policy and Contract Claims and Other Policyholder Funds	Unearned premiums	Premium revenue	Net Investment Income (1)	Policyholder benefits and claims incurred and interest credited to policyholders’ account balances	Amortization of DAC and VOBA	Other Operating Expenses (2)	Net premiums written
2023
Life	$519,153	$5,872,230	$—	$428,230	$368,209	$744,687	$38,504	$227,234	$—
Annuity	236,980	17,874,431	—	1,027,725	875,002	1,635,131	19,266	95,036	—
Property and casualty	188,336	1,777,208	1,138,937	2,065,492	165,897	1,537,203	462,905	189,985	2,057,292
Corporate and Other	—	—	—	—	92,052	—	—	200,866	—
Total	$944,469	$25,523,869	$1,138,937	$3,521,447	$1,501,160	$3,917,021	$520,675	$713,121	$2,057,292

Period from May 25, 2022 through December 31, 2022
Life	$417,323	$5,479,707	$—	$253,508	$79,021	$390,542	$41,916	$105,047	$—
Annuity	89,805	14,209,236	—	15,723	387,521	148,792	3,504	51,431	—
Property and casualty	192,024	1,642,981	1,085,882	1,184,281	75,229	806,322	276,212	101,331	1,122,515
Corporate and Other	—	—	—	—	120,745	—	—	107,880	—
Total	$699,152	$21,331,924	$1,085,882	$1,453,512	$662,516	$1,345,656	$321,632	$365,689	$1,122,515

Period from January 1, 2022 through May 24, 2022
Life				$174,290	$45,898	$260,280	$51,399	$83,527	$—
Annuity				10,221	225,083	83,874	9,301	32,231	—
Property and casualty				794,821	43,695	539,690	166,708	69,798	805,751
Corporate and Other				—	70,132	—	—	70,662	—
Total				$979,332	$384,808	$883,844	$227,408	$256,218	$805,751

2021
Life	$956,045	$5,662,057	$22,152	$412,769	$277,962	$605,724	$111,764	$219,699	$—
Annuity	380,472	13,643,790	—	74,925	629,417	149,931	77,133	52,250	—
Property and Casualty	161,607	1,505,897	991,678	1,813,359	70,293	1,192,155	373,876	230,019	1,726,151
Corporate and Other	—	—	—	—	193,982	—	—	67,593	—
Total	$1,498,124	$20,811,744	$1,013,830	$2,301,053	$1,171,654	$1,947,810	$562,773	$569,561	$1,726,151

(1)	Net investment income from fixed income assets (bonds and mortgage loans on real estate) is allocated to insurance lines based on the funds generated by each line at the average yield available from these fixed income assets at the time such funds become available. Net investment income from policy loans is allocated to the insurance lines according to the amount of loans made by each line. Net investment income from all other assets is allocated to the insurance lines as necessary to support the equity assigned to that line with the remainder allocated to capital and surplus.

(2)	Expenses are charged to segments through direct identification and allocations based on various factors.

AMERICAN NATIONAL GROUP, LLC AND SUBSIDIARIES

SCHEDULE IV - REINSURANCE INFORMATION

(In thousands)

	Direct Amount	Ceded to Other Companies	Assumed from Other Companies	Net Amount	Percentage of Amount Assumed to Net
Year ended December 31, 2023
Life insurance in-force	$139,898,739	$20,019,833	$120,496	$119,999,402	0.1%
Premiums earned
Life	$507,407	$84,348	$5,171	$428,230	1.2%
Annuity	1,027,725	—	—	1,027,725	—%
Property and Casualty	2,337,896	1,302,162	1,029,758	2,065,492	49.9%
Total premiums	$3,873,028	$1,386,510	$1,034,929	$3,521,447	29.4%

Period from May 25, 2022 through December 31, 2022
Life insurance in-force	$142,903,807	$22,026,691	$222,104	$121,099,220	0.2%
Premiums earned
Life	$299,332	$48,807	$2,983	$253,508	1.2%
Annuity	15,723	—	—	15,723	—%
Property and Casualty	1,307,239	599,917	476,959	1,184,281	40.3%
Total premiums	$1,622,294	$648,724	$479,942	$1,453,512	33.0%

Period from January 1, 2022 through May 24, 2022
Premiums earned
Life	$212,020	$39,760	$2,030	$174,290	1.2%
Annuity	10,221	—	—	10,221	—%
Property and Casualty	875,502	363,401	282,720	794,821	35.6%
Total premiums	$1,097,743	$403,161	$284,750	$979,332	29.1%

Year ended December 31, 2021
Life insurance in-force	$136,710,529	$22,835,954	$221,023	$114,095,598	0.2%
Premiums earned
Life	$495,950	$88,264	$5,083	$412,769	1.2%
Annuity	74,925	—	—	74,925	—%
Property and Casualty	2,145,757	644,396	311,998	1,813,359	17.2%
Total premiums	$2,716,632	$732,660	$317,081	$2,301,053	13.8%